EXHIBIT 10.1

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

as amended and restated as of April 13, 2012

among

AUDATEX NORTH AMERICA, INC.,

as U.S. Borrower,

SOLERA NEDERLAND HOLDING B.V.

and

AUDATEX HOLDINGS IV B.V.,

as Euro Borrowers,

AUDATEX HOLDINGS, LLC,

as Holdings and a Guarantor,

CERTAIN SUBSIDIARIES OF AUDATEX HOLDINGS, LLC,

as Guarantors,

VARIOUS LENDERS,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Administrative Agent and Collateral Agent,

and

JPMORGAN SECURITIES LLC,

as Lead Arranger, Syndication Agent and Documentation Agent

$50,000,000 Senior Secured Revolving Credit Facility

$106,501,971.97 Extended Senior Secured Domestic Tranche C Term Loans

€142,822,809.09 Extended Senior Secured European Term Loans

4.5. Governmental Consents	91
4.6. Binding Obligation	92
4.7. [Reserved]	92
4.8. [Reserved]	92
4.9. No Material Adverse Change	92
4.10. Adverse Proceedings, etc.	92
4.11. Payment of Taxes	92
4.12. Properties	92
4.13. Environmental Matters	93
4.14. No Defaults	93
4.15. Governmental Regulation	93
4.16. Margin Stock	94
4.17. Employee Matters	94
4.18. Employee Benefit Plans	94
4.19. [Reserved]	95
4.20. Solvency	95
4.21. [Reserved]	95
4.22. Compliance with Statutes, etc.	95
4.23. Disclosure	95
4.24. Patriot Act	96
4.25. Financial Assistance	96
4.26. Dutch Financial Supervision Act	96
4.27. Centre of Main Interests and Establishments	96

SECTION 5. AFFIRMATIVE COVENANTS	97
5.1. Financial Statements and Other Reports	97
5.2. Existence	101
5.3. Payment of Taxes and Claims	101
5.4. Maintenance of Properties	101
5.5. Insurance	101
5.6. Books and Records; Inspections	102
5.7. Lenders Meetings	102
5.8. Compliance with Laws	102
5.9. Environmental	102
5.10. Subsidiaries	104
5.11. [Reserved]	105
5.12. Interest Rate Protection	105
5.13. Further Assurances	105
5.14. [Reserved]	106
5.15. Financial Assistance	106
5.16. Intellectual Property	106
5.17. Designation of Subsidiaries	106
5.18. Post-Closing Covenant	107

SECTION 6. NEGATIVE COVENANTS	107
6.1. Indebtedness	107
6.2. Liens	111

6.3. Equitable Lien	113
6.4. No Further Negative Pledges	113
6.5. Restricted Junior Payments	114
6.6. Restrictions on Subsidiary Distributions	116
6.7. Investments	116
6.8. Financial Covenants	118
6.9. Fundamental Changes; Disposition of Assets; Acquisitions	120
6.10. Disposal of Subsidiary Interests	122
6.11. Sales and Lease-Backs	122
6.12. Transactions with Shareholders and Affiliates	122
6.13. Conduct of Business	123
6.14. Permitted Activities of Holdings	123
6.15. Amendments or Waivers of Organizational Documents	123
6.16. Fiscal Year	123
6.17. Limitation with respect to German Credit Parties	124
6.18. Centre of Main Interests and Establishments	124

SECTION 7. GUARANTY	124
7.1. Guaranty of the Obligations	124
7.2. Contribution by Guarantors	124
7.3. Payment by Guarantors	125
7.4. Liability of Guarantors Absolute	125
7.5. Waivers by Guarantors	127
7.6. Guarantors’ Rights of Subrogation, Contribution, etc.	128
7.7. Subordination of Other Obligations	129
7.8. Continuing Guaranty	129
7.9. Authority of Guarantors or Borrowers	129
7.10. Financial Condition of Borrowers	129
7.11. Bankruptcy, etc.	129
7.12. Discharge of Guaranty Upon Sale of Guarantor	130
7.13. Foreign Guarantor Limitations	130

SECTION 8. EVENTS OF DEFAULT	135
8.1. Events of Default	135

SECTION 9. AGENTS	138
9.1. Appointment of Agents	138
9.2. Powers and Duties	140
9.3. General Immunity	140
9.4. Agents Entitled to Act as Lender	141
9.5. Lenders’ Representations, Warranties and Acknowledgment	142
9.6. Right to Indemnity	142
9.7. Successor Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender	143
9.8. Collateral Documents and Guaranty	144
9.9. Collateral Agent	145
9.10. Withholding Tax	147

SECTION 10. DEBT ALLOCATION MECHANISM	147
10.1. Implementation of DAM.	147
10.2. Letters of Credit	148
10.3. Net Payments Upon Implementation of DAM Exchange	149

SECTION 11. MISCELLANEOUS	150
11.1. Notices	150
11.2. Expenses	151
11.3. Indemnity	152
11.4. Set-Off	153
11.5. Amendments and Waivers	153
11.6. Successors and Assigns; Participations	156
11.7. Independence of Covenants	161
11.8. Survival of Representations, Warranties and Agreements	161
11.9. No Waiver; Remedies Cumulative	162
11.10. Marshalling; Payments Set Aside	162
11.11. Severability	162
11.12. Obligations Several; Independent Nature of Lenders’ Rights	162
11.13. Headings	162
11.14. APPLICABLE LAW	163
11.15. CONSENT TO JURISDICTION	163
11.16. WAIVER OF JURY TRIAL	163
11.17. Confidentiality	164
11.18. Usury Savings Clause	165
11.19. Counterparts	165
11.20. Effectiveness	165
11.21. Patriot Act	166
11.22. Electronic Execution of Assignments	166
11.23. Judgment Currency.	166
11.24. Amendment and Restatement.	166
11.25. Grant of Security Interests.	167
11.26. Pledge of Debenture (Quebec)	168

v

APPENDICES:	A-1	Domestic Tranche C Term Loan Commitments
	A-2	European Term Loan Commitments
	A-3	Extended Domestic Tranche C Term Loan Commitments
	A-4	Extended European Term Loan Commitments
	A-5	Revolving Commitments
	B	Notice Addresses

SCHEDULES:	1.1A	Security Principles
	1.1B	Mandatory Costs
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.12	Real Estate Assets
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.6	Certain Restrictions on Subsidiary Distributions
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Domestic Tranche C Term Loan Note
	B-2	European Term Loan C Note
	B-3	Revolving Loan Note
	B-4	Swing Line Note
	B-5	Extended Domestic Tranche C Term Loan Note
	B-6	Extended European Term Loan C Note
	C	Compliance Certificate
	D-1	[Reserved]
	D-2	[Reserved]
	D-3	[Reserved]
	D-4	[Reserved]
	D-5	[Reserved]
	D-6	[Reserved]
	D-7	[Reserved]
	D-8	[Reserved]
	D-9	[Reserved]
	D-10	[Reserved]
	D-11	[Reserved]
	E-1	Assignment Agreement
	E-2	Borrower Assignment Agreement
	F	Certificate re Non-Bank Status
	G-1	[Reserved]

G-2	[Reserved]
H	Counterpart Agreement
I-1	[Reserved]
I-2	[Reserved]
I-3	[Reserved]
I-4	[Reserved]
I-5	[Reserved]
J	[Reserved]
K	Intercompany Note
L	Joinder Agreement
M	Auction Procedures

AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT

This AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012, is entered into by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (the “U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of the Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of the Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”), and as Collateral Agent (together with its permitted successor in such capacity, the “Collateral Agent”); provided, that for the avoidance of doubt, the term Collateral Agent shall include GSCP acting in its capacity as trustee for and on behalf of the Secured Parties under, and in accordance with the terms of, the U.K. Security Agreements and JPMORGAN SECURITIES LLC (“JPM”), as Lead Arranger (in such capacity, the “Lead Arranger”), Syndication Agent (in such capacity, the “Syndication Agent”) and Documentation Agent (in such capacity, “Documentation Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Borrowers, Holdings, GSCP as lead arranger, syndication agent, joint bookrunner and administrative agent, CGMI as joint bookrunner, certain Subsidiaries of Holdings as Guarantors, the agents and lenders party thereto from time to time are parties to that certain Amended and Restated First Lien Credit and Guaranty Agreement, dated as of May 16, 2007 (as amended by the First Amendment, the “2007 Credit Agreement”);

WHEREAS, on the First Restatement Effective Date, subject to the terms and conditions of the 2007 Credit Agreement, Lenders extended credit in the form of Domestic Tranche C Term Loans to the U.S. Borrower in an aggregate principal amount of $230,000,000, Lenders extended credit in the form of European Term Loans C1 to EuroCo in an aggregate principal amount of €52,080,000, Lenders extended credit in the form of European Term Loans C2 to EuroHoldco in an aggregate principal amount of €227,920,000 and the Lenders with Revolving Commitments agreed to extend credit to the Borrowers in the form of Revolving Loans in an aggregate principal or stated amount at any time outstanding not in excess of $50,000,000;

WHEREAS, Holdings (i) has guaranteed the Obligations of the U.S. Borrower, each of the Euro Borrowers and each of the other Guarantors, (ii) has secured its guarantee of the Obligations of the Euro Borrowers and each of the Foreign Guarantors by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on 100% of the Capital Stock of Audatex Holdings, Inc., a Delaware corporation, and 100% of the Capital Stock of Audatex Holdings II S.àr.l., a company organized under the laws of Luxembourg (“Euro Top

Holdco”) and (iii) has secured its guarantee of the Obligations of the U.S. Borrower and each of the other Domestic Guarantors by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on 100% of the Capital Stock of Audatex Holdings, Inc. and 65% of the Capital Stock of Euro Top Holdco;

WHEREAS, the U.S. Borrower (i) has guaranteed the Obligations of each of the Euro Borrowers and the other Guarantors and (ii) has secured all of its Obligations as U.S. Borrower and its guarantee of the Obligations of the Euro Borrowers and the other Guarantors by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of its assets (to the extent set forth herein and in each other Credit Document), including a pledge of substantially all of the Capital Stock of each of its directly-owned Domestic Subsidiaries and 65% (or 100% in the case of pledges to secure obligations of the Euro Borrowers and Foreign Guarantors) of the Capital Stock of each of its first tier Foreign Subsidiaries;

WHEREAS, each Euro Borrower (i) has guaranteed the Obligations of the other Euro Borrower and the other Foreign Guarantors pursuant to the terms and subject to the conditions set forth herein (including, in particular, the limitations set forth in Section 7.13) and (ii) has secured its Obligations as a Euro Borrower and its guarantee of the Obligations of the other Euro Borrower and the other Foreign Guarantors by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of its assets (to the extent set forth herein and in each other Credit Documents), including a pledge of substantially all of the Capital Stock of each of its directly-owned Subsidiaries;

WHEREAS, each of the Domestic Guarantors (other than Holdings) (i) has guaranteed the Obligations of the Borrowers and (ii) has secured its guarantee of such Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of their respective assets (to the extent set forth herein and in each other Credit Documents), including a pledge of all of the Capital Stock of each of their respective directly-owned Domestic Subsidiaries and 65% (or 100% in the case of pledges to secure obligations of the Euro Borrowers and Foreign Guarantors) of the Capital Stock of each of their respective first tier Foreign Subsidiaries;

WHEREAS, each of the Foreign Guarantors (other than the Euro Borrowers) (i) has guaranteed the Obligations of the Euro Borrowers and the other Foreign Guarantors pursuant to the terms and subject to the conditions set forth herein (including, in particular, the limitations set forth in Section 7.13) and (ii) has secured its guarantee of such Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of their respective assets (to the extent set forth herein and in each other Credit Document), including a pledge of all of the Capital Stock of each of their respective directly-owned Subsidiaries;

WHEREAS, pursuant to the Second Amendment (a) certain Lenders holding Domestic Tranche C Term Loans have agreed to extend the scheduled final maturity date of all or a portion of their Domestic Tranche C Term Loans (such extended Loans, the “Extended Domestic Tranche C Term Loans”) pursuant to the procedures described herein and in the Second Amendment, (b) certain Lenders holding European Term Loans C1 have agreed to extend the scheduled final maturity date of all or a portion of their European Term Loans C1 (such extended Loans, “Extended European Term Loans C1”) pursuant to the procedures described herein and in the Second Amendment, (c) certain Lenders holding European Term Loans C2 have agreed to extend the scheduled final maturity date of all or a portion of their European Term Loans C2 (such extended Loans, “Extended European Term Loans C2”) pursuant to the procedures described herein and in the Second Amendment, and (d) certain other amendments hereunder have been made;

WHEREAS, on the Second Restatement Effective Date the Borrowers voluntarily prepaid certain of the Domestic Tranche C Term Loans, the European Term Loans C1 and the European Term Loans C2 of the Non-Extending Term Lenders (as defined herein), in each case in accordance with the terms of the 2007 Credit Agreement and the Second Amendment;

WHEREAS, the Requisite Lenders and other parties to the Second Amendment have agreed to amend and restate the 2007 Credit Agreement in its entirety to read as set forth in this Agreement, and it is the intent of the parties to the Second Amendment that this Agreement not constitute a novation of the obligations and liabilities of the parties under the 2007 Credit Agreement and re-evidence the Obligations outstanding on the Second Restatement Effective Date as contemplated hereby;

WHEREAS, it is the intent of Credit Parties to confirm, and the Administrative Agent, agrees by execution of the Second Amendment, that all Obligations of the Credit Parties under the other Credit Documents, as amended hereby, shall continue in full force and effect and that, from and after the Second Restatement Effective Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement; and

WHEREAS, the Requisite Lenders have, pursuant to the Second Amendment, authorized the Administrative Agent to execute this Agreement on behalf of all Lenders;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree to amend and restate the 2007 Credit Agreement, and the 2007 Credit Agreement is hereby amended and restated in its entirety, as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“2006 Credit Agreement” means that certain First Lien Credit and Guaranty Agreement, dated as of April 13, 2006, among the Borrowers, Holdings, GSCP as lead arranger, syndication agent and joint bookrunner and administrative agent, CGMI as joint bookrunner, certain Subsidiaries of Holdings as Guarantors, and the agents and lenders party thereto.

“2006 Holdco PIK Credit Agreement” means the Subordinated Unsecured Credit and Guaranty Agreement, dated as of April 13, 2006, among Audatex Holdings III B.V., as borrower, Holdings, GSCP as lead arranger, syndication agent, joint bookrunner and administrative agent, CGMI as joint bookrunner, certain Subsidiaries of Holdings as Guarantors, and the agents and lenders party thereto.

“2006 Indebtedness” means the Domestic Term Loans, European Term Loan A and the European Term Loan B (each as defined in the 2006 Credit Agreement) that were made on the Closing Date (collectively, the “2006 Term Loans”) and Indebtedness and other obligations outstanding under the 2006 Second Lien Credit Agreement and the 2006 Holdco PIK Credit Agreement.

“2006 Second Lien Credit Agreement” means the Second Lien Credit and Guarantee Agreement, dated as of April 13, 2006, among the Euro Borrowers, Holdings, GSCP as lead arranger, syndication agent and joint bookrunner, CGMI as joint bookrunner, CUSA as administrative agent, certain Subsidiaries of Holdings as Guarantors, and the agents and lenders party thereto.

“2007 Credit Agreement” as defined in the Recitals.

“Abstract Acknowledgement of Debt” means any undertaking by a party to pay all amounts owed under this Agreement or any other Credit Document as a separate payment obligation to the Collateral Agent.

“Accounting Change” as defined in Section 1.2.

“Acquired Business” means, collectively, ADP Business Services Group B.V., Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH), ADP Network Services Netherlands B.V., ADP Hollander, Inc., ADP Claims Services Group, Inc., ADP Integrated Medical Solutions, Inc. (and each of their respective Subsidiaries) and the Foreign Assets (as defined in the Acquisition Agreement).

“Acquisition” means (i) the acquisition made by EuroCo of all of the voting power and outstanding Capital Stock of ADP Business Services Group B.V., (ii) the acquisition made by EuroHoldco of all of the voting power and outstanding Capital Stock of each of Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH), ADP Network Services Netherlands B.V. and, through one of its Subsidiaries, the Foreign Assets (as defined in the Acquisition Agreement) and (iii) the acquisition made by the U.S. Borrower of all of the voting power and outstanding Capital Stock of each of ADP Hollander, Inc., ADP Claims Services Group, Inc. and ADP Integrated Medical Solutions, Inc., in each case pursuant to the terms of the Acquisition Agreement.

“Acquisition Agreement” means the Transaction Agreement dated as of February 8, 2006 among Solera and the Sellers, as such agreement may be amended from time to time with the prior consent of Syndication Agent, such consent not to be unreasonably withheld or delayed.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) in the case of a Eurodollar Rate Loan denominated in Dollars, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen LIBOR01 Page which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, (b) in the case of a Eurodollar Rate Loan denominated in Euro, the offered quotation which appears on the page of the Reuters Screen EURIBOR01 Page which displays an average rate of the Banking Federation of the European Union for the Euro for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Euro, determined as of approximately 11:00 A.M. (London, England time) on such Interest Rate Determination Date, (c) in the event the rate referenced in the preceding clauses (a) or (b) do not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays, in the case of a Eurodollar Rate Loan in Dollars, an average British Bankers’ Association Interest Settlement Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars or, in the case of a Eurodollar Rate Loan in Euro, the average rate of the Banking Federation of the European Union for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Euro, in each case determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (d) in the event the rates referenced in the preceding clauses (a), (b) and (c) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market or European interbank market by CUSA for deposits (for delivery on the first day of the relevant period) in Dollars or Euro, as applicable, of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) but only in the case of Eurodollar Loans denominated in Dollars an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the actual knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means the Administrative Agent, Syndication Agent, Collateral Agent, Documentation Agent and Lead Arranger and their sub-agents, and for purposes of Sections 9, 11.2 and 11.3 only, means the Administrative Agent, the Syndication Agent, Collateral Agent, Documentation Agent and their sub-agents as defined in the 2007 Credit Agreement.

“Agent Affiliates” as defined in Section 11.1(b).

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Amended and Restated First Lien Credit and Guaranty Agreement, dated as of April 13, 2012, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Applicable Margin” and “Applicable Revolving Commitment Fee Percentage” mean:

(i) prior to, and including, the first anniversary of the First Restatement Effective Date, with respect to Term Loans that are Eurodollar Rate Loans, 2.00% per annum,

(ii) following the first anniversary of the First Restatement Effective Date and prior to the Second Restatement Effective Date, with respect to Term Loans that are Eurodollar Rate Loans, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

Leverage Ratio	Applicable Margin for Term Loans
> 3.25:1.00	2.00%
≤ 3.25:1.00	1.75%

(iii) on and after the Second Restatement Effective Date, with respect to Extended Domestic Tranche C Term Loans and Extended European Term Loans that are Eurodollar Rate Loans, 3.00% per annum,

(iv) on and after the Second Restatement Effective Date, with respect to Revolving Loans that are Eurodollar Rate Loans and the Applicable Revolving Commitment Fee Percentage, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

Leverage Ratio	Applicable Margin for Revolving Loans	Applicable Revolving Commitment Fee Percentage
≥ 4.00:1.00	2.25%	0.50%
< 4.00:1.00	2.00%	0.375%

and (v) with respect to Swing Line Loans, Revolving Loans, Domestic Tranche C Term Loan and Extended Domestic Tranche C Term Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clauses (i), (ii), (iii) or (iv) above, as applicable, minus (b) 1.00% per annum. No change in the Applicable Margin or the Applicable Revolving Commitment Fee Percentage shall be effective until three Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio. At any time Holdings has not submitted to the Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined as if the Leverage Ratio were in excess of 4.00:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin and the Applicable Revolving Commitment Fee Percentage in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.1 is shown to be inaccurate (at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrowers shall immediately deliver to the Administrative Agent a correct certificate required by Section 5.1 for such Applicable Period, (ii) the Applicable Margin shall be determined as if the Leverage Ratio were in excess of (x) 3.25:1.00 in respect of the Term Loans and (y) 4.00:1.00 in respect of the Revolving Loans and the Revolving Commitment Fee Percentage and (iii) the Borrowers shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. Nothing in this paragraph shall limit the right of the Administrative Agent or any Lender under Section 2.10 or Section 8.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurodollar liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator, excluding any such reservations compensated through any Mandatory Cost payable. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A

Eurodollar Rate Loan shall be deemed to constitute Eurodollar liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Agents or to the lenders by means of electronic communications pursuant to Section 11.1(b).

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than among Holdings, the U.S. Borrower and Domestic Guarantors or among the Euro Borrowers and Foreign Guarantors), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holdings’ Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued), or (ii) sales, leases or subleases of other assets for aggregate consideration (or, with respect to leases or subleases, aggregate annual rent) of less than $15,000,000 in the aggregate during any Fiscal Year.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E-1, with such amendments or modifications as may be approved by the Administrative Agent and the U.S. Borrower.

“Assignment Effective Date” as defined in Section 11.6(b).

“Auction” as defined in Section 11.6(g)(i).

“Auction Manager” means (a) either the Administrative Agent or Lead Arranger, as determined by the applicable Borrower, or any of their respective Affiliates or (b) any other financial institution or advisor agreed the applicable Borrower and the Administrative Agent (whether or not an affiliate of the Administrative Agent) to act as an arranger in connection with any repurchases pursuant to Section 11.6(g).

“Audatex U.K.” means Audatex (UK) Limited, a company incorporated in England and Wales with registered number 02058567.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer, provided, that the term “Authorized Officer” when applied to a United Kingdom Person shall mean any individual holding the position of director.

“Available Amount” means, as of any date of determination, an amount equal to $150,000,000 plus the aggregate cumulative amount of 50% of Consolidated Net Income for the period (taken as one accounting period) from the beginning of the Fiscal Quarter ending June 30, 2011 to the end of Holdings’ most recently ended Fiscal Quarter for which financial statements are available at the time of determination (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) plus with respect to (i) any Investment in or acquisition of the Capital Stock of a Person that is not a wholly-owned Subsidiary as a result thereof at the time of such Investment or acquisition but subsequently becomes a wholly-owned Subsidiary and a Guarantor, (ii) any Investment in or acquisition of the Capital Stock of a Person that as a result thereof becomes a wholly-owned Subsidiary that pursuant to the Security Principles cannot become a Guarantor or (iii) any Investment in or Restricted Junior Payment made in respect of equity in a Joint Venture to the extent such equity is subsequently sold to a non-Affiliate, an aggregate amount of all previous Investments and/or Restricted Junior Payments (in the case of clause (iii)) made in such Person utilizing the “Available Amount” (or, if less, the fair market value of the previous Investments made in such Person utilizing the “Available Amount”); minus the cumulative aggregate amount used by the Borrowers, all other Credit Parties and their respective Subsidiaries from, to and including such date of determination to make (A) Restricted Junior Payments pursuant to Section 6.5(i)(2), (B) Investments pursuant to Section 6.7(h) and (C) Investments pursuant to Section 6.7(k). For purposes of calculating Consolidated Net Income for purposes of this definition only, there shall be excluded from Consolidated Net Income for any period, without duplication, the following: (1) the net income for such period of any Subsidiary if the declaration or payment of dividends or similar distributions by that Subsidiary of its net income is not permitted at the date of determination without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the “Consolidated Net Income” of such Person will include the amount of dividends or similar distributions that are actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof (subject to the provisions of this clause (1)) in respect of such period, to the extent not already included therein, (2) the cumulative effect of a change in accounting principles, (3) unrealized gains and losses from Obligations in respect of Hedge Agreements, (4) any net after-tax gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person, (5) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs, (6) the effect of any non-cash items resulting from any write-down, write-off or impairment of assets (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), (7) any increase in amortization or depreciation attributable to the write up of assets associated with the application of purchase accounting in relation to the Explore Transactions or any other consummated acquisition (including the impact on net income (loss) arising from earn outs and contingent consideration adjustments), net of taxes, (8) the amount of any restructuring charges or reserves (which, for the avoidance of doubt, may include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees) in an aggregate amount not to exceed $10.0 million in any calendar year and (9) the amount of dividends or similar distributions paid in cash by such Unrestricted Subsidiary to a Credit Party. Notwithstanding the foregoing, for the purpose of this definition, there shall be excluded from “Consolidated Net Income” as used in this definition, any income arising from any sale or other disposition of Restricted Junior Payments or Investments made by Solera and its Subsidiaries, any repurchases and redemptions of Restricted Junior Payments or Investments made by Solera and its Subsidiaries, any repayments of loans and advances which constitute Restricted Junior Payments or Investments made by Solera and any of its Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the Available Amount.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan denominated in Dollars bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” and “Borrowers” as defined in the preamble hereto.

“Borrower Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E-2, with such amendments or modifications as may be approved by the Administrative Agent and the U.S. Borrower or a European Borrower, as applicable.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with any Eurodollar Rate Loans denominated in Dollars, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market and (iii) with respect to all notices, determinations, fundings and payments in connection with any Eurodollar Rate Loans denominated in Euro, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a TARGET Day.

“Canadian Guarantor” means Audatex Canada, ULC, an Alberta unlimited liability corporation.

“Canadian Insolvency Law” means any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, and any successors to such statutes and any proceeding under applicable corporate law seeking an arrangement of, or stay of proceedings to enforce, some or all of the debts of a corporation.

“Canadian Pledge Agreement” as defined in Section 11.26.

“Canadian Security Documents” means (i) the General Canadian General Security Agreement executed by the Canadian Guarantor in favor of the Secured Parties, (ii) the Quebec Security Documents, in each case, substantially in the form of Exhibit I-2 of the 2006 Credit Agreement, and (iii) any other security or pledge agreement executed by a Credit Party in favor of the Secured Parties and governed by the federal laws of Canada or any province or territory thereof, in each case, as any of the foregoing has been or may be amended, restated, supplemented or otherwise modified from time to time.

“Capital Lease” means, subject to Section 1.2, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances (or, in the case of Foreign Credit Parties and their Foreign Subsidiaries, the foreign equivalent) maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 (or, in the case of Foreign Credit Parties and their Foreign Subsidiaries, any local office of any commercial bank organized under the law of the relevant jurisdiction or any political subdivision thereof which has combined capital and surplus and undivided profits in excess of the Foreign Currency Equivalent of $100,000,000); and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; provided, that, in the case of any Investment by a Foreign Subsidiary, “Cash Equivalents” shall also include: (x) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within a year after such date and having, at the time of the acquisition thereof, a rating equivalent to at least A-1 from S&P and at least P-1 from Moody’s, (y) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (z) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“CGMI” means Citigroup Capital Markets, Inc.

“Change of Control” means, at any time, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Existing Shareholders (a) shall have acquired beneficial ownership of the greater of (1) 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Solera Holdings, Inc. and (2) the percentage of the economic and voting interests of the Capital Stock of Solera Holdings, Inc. beneficially owned and controlled on a fully diluted basis by the Existing Shareholders or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Solera Holdings, Inc.; (ii) Holdings shall cease to beneficially own and control directly or indirectly (through a wholly-owned Subsidiary of Holdings which is a Guarantor) 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each Borrower (other than pursuant to a merger or a sale transaction permitted hereunder); or (iii) Solera Holdings, Inc. shall cease to beneficially own and control directly or indirectly (through a wholly-owned Subsidiary of Solera Holdings, Inc. which is a Guarantor) 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Holdings (other than pursuant to a merger or a sale transaction permitted hereunder); or (iv) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Solera Holdings, Inc. cease to be occupied by Persons who either (a) were members of the board of directors of Solera Holdings, Inc. on the Closing Date or (b) were nominated for election by the board of directors of Solera Holdings, Inc., a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Domestic Tranche C Term Loan Exposure, (b) Lenders having

European Term Loan Exposure, (c) Lenders having Extended Domestic Tranche C Term Loan Exposure, (d) Lenders having Extended European Term Loan Exposure, (e) Lenders having Domestic Revolving Exposure (including Swing Line Lender), (f) Lenders having European Revolving Exposure, and (g) Lenders having New Term Loan Exposure of each applicable Series, and (ii) with respect to Loans, each of the following classes of Loans: (a) Domestic Tranche C Term Loans, (b) European Term Loans, (c) Extended Domestic Tranche C Term Loans, (d) Extended European Term Loans, (e) Domestic Revolving Loans (including Swing Line Loans), (f) European Revolving Loans, and (g) each Series of New Term Loans.

“Closing Date” means April 13, 2006, the date on which the 2006 Term Loans were made.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for all or any part of the Obligations (subject to exceptions contained in the Collateral Documents) (provided that the intention of this Agreement and the Collateral Documents is to exclude from the term “Collateral” any property that is reasonably likely to cause a material deemed distribution pursuant to Section 956 of the Internal Revenue Code, and this Agreement and the Collateral Documents shall be interpreted in a manner that does not cause, or prevent the Credit Parties from taking actions that would avoid, such a material deemed distribution).

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Canadian Security Documents, the Dutch Collateral Documents, the German Collateral Documents, the Luxembourg Collateral Documents, the Swiss Collateral Documents, the U.K. Security Agreements, the Landlord Personal Property Collateral Access Agreements (as defined in the 2007 Credit Agreement), if any, the IP Security Agreements, the Control Agreements, if any, the First Restatement Effective Date Collateral Agreements and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any personal or mixed property of that Credit Party as security for all or any part of the Obligations.

“Collateral Questionnaire” means a certificate in form reasonably satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Commitment” means any Revolving Commitment, New Revolving Commitment, Term Loan Commitment or New Term Loan Commitment.

“Commitment Letter” means that certain commitment letter dated as of February 7, 2006 among GSCP, CGMI and Solera, as amended, restated, supplemented or otherwise modified prior to the date hereof.

“Competitor” means any competitor of the Borrowers listed on Schedule 11.6.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (x) Consolidated Net Income, plus, to the extent such amounts reduce Consolidated Net Income for such period, (y) (a) Consolidated Interest Expense (including fees and expenses paid to the Agents), (b) losses from extraordinary items (including trademark royalty fees paid to Seller) and nonrecurring or unusual items, (c) provisions for taxes, (d) total depreciation expense, (e) total amortization expense, (f) to the extent not capitalized, (1) the Transaction Costs and any fees, costs and expenses incurred during such period in connection with the consummation (or any of the following which is attempted and not consummated) of the transactions occurring in connection with the Second Amendment (including any related financings), a Permitted Acquisition (including, for the avoidance of doubt, the Explore Transaction), Joint Ventures permitted by Section 6.7 or otherwise approved by Requisite Lenders or in connection with any registration of securities in connection with a Qualifying IPO or (2) losses, costs or expenses to the extent reimbursable by third parties pursuant to indemnification provisions or in connection with other sales, merger or acquisition transactions of the Acquired Business not consummated by the Seller, (g) any aggregate net loss in such period from the permitted sale, exchange or other disposition of capital assets (other than dispositions of inventory in the ordinary course of business) by Holdings or any of its Subsidiaries taken as a whole, (h) any write-off or amortization made in such period of deferred financing costs or any write-down of assets or asset value carried on the balance sheet of Holdings or any of its Subsidiaries, (i) purchase accounting adjustments (including the recognition of deferred revenues included on the Closing Date on the balance sheets of Sellers at such time, and in such amounts as they otherwise would have been recognized if not for such purchase accounting adjustments), (j) earn-out obligations incurred in connection with any Permitted Acquisition and paid or accrued during such period, (k) all non-cash charges and non-cash losses for such period reducing Consolidated Net Income, including the amount of any compensation deduction as the result of any grant of equity or options to employees, officers, directors or consultants, (l) payments received by Holdings or any of its Subsidiaries taken as a whole from business interruption insurance in an amount not to exceed the earnings for such period that such proceeds were intended to replace, (m) any transition costs associated with the Acquisition or any Permitted Acquisition, including costs associated with the relocation or closure of facilities (including data center facilities), costs associated with the transfer or relocation of employees, costs associated with the transfer or replacement of software licenses used in the operation of business, and costs associated with the announcement, re-naming and branding of the Acquired Business after the Closing Date, (n) severance costs and retention payments paid by or on behalf of, or accrued by, Holdings or any of its Subsidiaries taken as a whole during such period within 24 months of the Acquisition or any Permitted Acquisition and the compensation, benefits and payroll taxes paid to or on behalf of employees of the seller who are no longer employed by Holdings or its Subsidiaries during the period consisting of the twelve months prior to the former employee’s last day of employment, (o) net losses in the fair market value of any hedging agreements, (p) cumulative effect of changes in accounting principles, and (q) net losses with respect to investments in any Person (other than a Subsidiary of Holdings) during such period to the extent that none of Holdings or any of its Subsidiaries contribute cash or Cash Equivalents to such Person in respect of such loss during such period, minus (ii) (w)

gains from extraordinary items, (x) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for a potential Cash item in any prior period), (y) any aggregate net gain in such period from the permitted sale, exchange or other disposition of capital assets (other than dispositions of inventory in the ordinary course of business) by such Person or any of its Subsidiaries taken as a whole, and (z) the amount of any expenses previously added back to Consolidated Adjusted EBITDA pursuant to clause (i)(f)(2) above to the extent the reimbursement of such expenses is not made with one year of the payment of such expenses; provided, that the calculations made in determining Consolidated Adjusted EBITDA shall be determined, with respect to any relevant period, after giving pro forma effect to each Permitted Acquisition or Asset Sale consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness in connection therewith), as if such Permitted Acquisition, Asset Sale and related transactions had been consummated on the first day of such period, and such calculations shall be calculated containing (i) such adjustments consistent with Regulation S-X under the Securities Act of 1933 which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Holdings and (ii) such other adjustments related to projected or anticipated cost-savings or synergies related to such Permitted Acquisition or Joint Ventures permitted by Section 6.7 (or otherwise agreed to by Requisite Lenders) to the extent reasonably acceptable to the Administrative Agent.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries but excluding (to the extent that they would otherwise be included):

(i)

any such expenditures made for the replacement or restoration of assets to the extent paid for by any casualty insurance policy or condemnation award with respect to the asset or assets being replaced or restored to the extent such expenditures are permitted under the Agreement;

(ii)	for purposes of Section 6.8(d) only, capital expenditures which constitute Permitted Acquisitions;

(iii)

any such expenditures made with proceeds of an equity issuance (so long as the equity issued in such issuance does not carry a cash dividend and is not puttable or callable at any time prior to 91 days following the Term Loan Maturity Date) of Holdings or a debt issuance by Holdings or any of its Subsidiaries to the extent such debt issuance was permitted hereunder or otherwise agreed to by Requisite Lenders; and

(iv)

any such expenditures to the extent Holdings or any of its Subsidiaries has received reimbursement in cash from a third party other than Holdings or one or more if its Subsidiaries and for which none of Holdings or any of its Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents and, for the avoidance of doubt, IPO Proceeds.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) scheduled and mandatory repayments of Indebtedness for borrowed money (excluding (i) repayments of Revolving Loans or Swing Line Loans except to the extent a corresponding amount of the Revolving Commitments are permanently reduced in connection with such repayments and (ii) the repayment of the 2006 Term Loans on the First Restatement Effective Date and the repayment of the Term Loans of the Non-Extending Term Lenders on the Second Restatement Effective Date), (b) (i) all cash payments in respect of Consolidated Capital Expenditures plus (ii) to the extent amounts permitted to be paid during such period in respect of Consolidated Capital Expenditures are carried forward to the next succeeding period in accordance with Section 6.8(d), the aggregate amounts of all cash payments (not to exceed such permitted carryforward amount) in respect of Consolidated Capital Expenditures made during the first 130 days of the next succeeding period; provided, that any cash payments in respect of Consolidated Capital Expenditures deducted from Consolidated Excess Cash Flow pursuant to this section shall not thereafter be deducted from Consolidated Excess Cash Flow during such next succeeding period during which such payments are actually paid, (c) Consolidated Interest Expense, (d) provisions for current taxes payable in cash with respect to such period, (e) cash payments during such period in respect of Permitted Acquisitions and Investments permitted by Section 6.7(f), (h), (k), (l) and (p) or otherwise consented to by the Requisite Lenders, (f) the aggregate amount of all Restricted Payments allowed under Section 6.5(b), (c), (d) or (h) or otherwise consented to by the Requisite Lenders and actually paid in cash during such period, (g) management fees actually paid in cash during such period to the extent permitted under Section 6.5(e), (h) the aggregate amount of expenses added back under (f) of the definition of Consolidated Adjusted EBITDA and actually paid in cash by Holdings and its Subsidiaries during such period, in each case to the extent added to Consolidated Net Income in the determination of Consolidated Adjusted EBITDA for such period, (i) transaction related expenditures to the extent added to Consolidated Net Income in the determination of Consolidated Adjusted EBITDA under (m) and (n) of the definition of Consolidated Adjusted EBITDA and to the extent actually paid in cash during such period, (j) an amount equal to the income and withholding taxes (as estimated in good faith by a senior financial or senior accounting officer of the U.S. Borrower and after giving effect to the overall tax position of Holdings and its Subsidiaries) payable in the year following the period for which a mandatory prepayment under Section 2.14 is determined in respect of that amount of mandatory prepayment under Section 2.14 as is attributable to the actual repatriation to the Borrower of undistributed earnings of those Subsidiaries of the Borrower that are “controlled foreign corporations” under Section 956 of the Internal Revenue Code to enable it to prepay the Loans in respect of a mandatory prepayment under Section 2.14 for such period, (k) earn-out obligations paid in connection with Permitted Acquisitions to the extent such obligations have not been deducted in determining Consolidated Net Income for the period Consolidated Excess Cash Flow is determined and to the extent actually paid in cash during such period, (l) capitalized software development costs and expenses in an aggregate amount not to exceed $12,000,000 per Fiscal Year and (m) the amount, which, in the determination of Consolidated Adjusted EBITDA, has been included in respect of income or cash gains from Assets Sales of Holdings or it Subsidiaries to the extent utilized to repay or prepay Loans in accordance with Section 2.14(a) (but in the case of Revolving Loans, only to the extent a corresponding reduction in the Revolving Commitments is made).

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amount not payable in Cash, any interest on intercompany loans to the extent permitted by Section 6.1(b) and any amounts referred to in Section 2.11(d) payable on or before the Closing Date or the First Restatement Effective Date.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (b) except as permitted under the second proviso at the end of the definition of Consolidated Adjusted EBITDA, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries, (c) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (d) (to the extent not included in clauses (a) through (c) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Total Debt” means, as at any date of determination, the aggregate amount of all funded Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated

Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Continuing Lender” means a lender under the 2006 Credit Agreement that had delivered a Lender Consent Letter agreeing to convert all or a portion of its 2006 Term Loans to Domestic Tranche C Term Loans or European Term Loans under the 2007 Credit Agreement, as applicable.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Control Agreements” means each control agreement executed and delivered by the Collateral Agent for the benefit of the Secured Parties, a securities intermediary or depositary bank and the applicable Credit Party on the Closing Date and each control agreement to be executed and delivered by Collateral Agent, a securities intermediary or depositary bank and the applicable Credit Party pursuant to the terms of the Pledge and Security Agreement.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by Borrowers in favor of Issuing Bank relating to Letters of Credit and all other documents, certificates, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means each Borrower and Guarantor from time to time party to a Credit Document.

“CUSA” means Citicorp USA, Inc.

“Cure Amount” as defined in Section 6.8(e).

“Cure Right” as defined in Section 6.8(e).

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“DAM” means the mechanism for the allocation and exchange of interests in the Loans and collections thereunder established under Section 10.

“DAM Dollar Lender” means any Lender that has made or holds any Loan other than Domestic Loans.

“DAM Exchange” means the exchange of the Lenders’ interests provided for in Section 10.1.

“DAM Exchange Date” means the date on which (a) any event referred to in Section 8.1(f) or 8.1(g) shall occur in respect of the U.S. Borrower or any Domestic Guarantor or (b) an acceleration of the maturity of the Loans pursuant to Section 8 of this Agreement shall occur.

“DAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent (determined on the basis of Spot Exchange Rates prevailing on the DAM Exchange Date) of the Obligations owed to such Lender (excluding such Lender’s participation in the aggregate amount of Letters of Credit outstanding immediately prior to the DAM Exchange Date) and (b) the denominator shall be the aggregate Dollar Equivalent (as so determined) of the Obligations owed to all the Lenders (excluding the aggregate amount of Letters of Credit outstanding immediately prior to such DAM Exchange Date). For purposes of computing each Lender’s DAM Percentage, all Obligations which are denominated in Euro shall be translated into Dollars at the Spot Exchange Rate in effect on the DAM Exchange Date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, administration, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including any Canadian Insolvency Law.

“Default” means a condition or event that constitutes an Event of Default, or after notice or expiration of any grace period set forth in Section 8 or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.13 or Section 2.14 or by a combination thereof or (b) such Defaulting Lender shall have delivered to Borrowers and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, (iii) the replacement of the Defaulting Lender in accordance with the terms hereof) and (iv) the date on which Borrowers and the Administrative Agent waive all Funding Defaults of such Defaulting Lender in writing.

“Defaulted Loan” as defined in Section 2.22.

“Defaulting Lender” as defined in Section 2.22.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Documentation Agent” as defined in the preamble hereto.

“Dollar Equivalent” means (i) with respect to an amount denominated in Euro on any date, the amount of Dollars that may be purchased with such amount of Euro at the Spot Exchange Rate on such date and (ii) with respect to an amount denominated in Dollars on any date, the amount thereof.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Credit Party” means Holdings and each of its Domestic Subsidiaries.

“Domestic Guarantors” means Holdings, each Domestic Subsidiary of Holdings and each Foreign Subsidiary of Holdings (in each case that is not an Excluded Subsidiary) that is treated as a pass-through or disregarded entity for United States federal income tax purposes and all of the Capital Stock of which is directly owned by Holdings or one or more Domestic Subsidiaries of Holdings listed on the signature pages of this Agreement and, thereafter, each Domestic Subsidiary of Holdings and each Foreign Subsidiary of Holdings (in each case that is not an Excluded Subsidiary) that is treated as a pass-through or disregarded entity for United States federal income tax purposes and all of the interests of which are directly owned by Holdings or one or more Domestic Subsidiaries of Holdings that signs a Counterpart Agreement or such other accession agreement to this Agreement as a Domestic Guarantor accepted and agreed by, and in form and substance reasonably satisfactory to, the Administrative Agent. For the avoidance of doubt, Audatex Canada, ULC shall be treated as a Domestic Guarantor, not a Foreign Guarantor.

“Domestic Loans” means, collectively, the Domestic Tranche C Term Loans, the Extended Domestic Tranche C Term Loans and the Domestic Revolving Loans.

“Domestic Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Domestic Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Domestic Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Domestic Revolving Commitment, if any, as of the Second Restatement Effective Date is the amount in Dollars as set forth in the Register, next to such Lender’s name on Appendix A-5 hereto or in the applicable Assignment Agreement.

“Domestic Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Domestic Revolving Commitments, that Lender’s Domestic Revolving Commitment; and (ii) after the termination of the Domestic Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Domestic Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit) to the U.S. Borrower, (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit issued to the U.S. Borrower, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders) made to the U.S. Borrower, and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans made to the U.S. Borrower.

“Domestic Revolving Loan” means a Loan made by the Lenders in Dollars to the U.S. Borrower pursuant to Section 2.2(a).

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Domestic Tranche C Term Loan” means a Loan made by the Lenders to the U.S. Borrower on the First Restatement Effective Date pursuant to Section 2.1(a)(i) of the 2007 Credit Agreement.

“Domestic Tranche C Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Domestic Tranche C Term Loan on the First Restatement Effective Date and “Domestic Tranche C Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Domestic Tranche C Term Loan Commitment as of the First Restatement Effective Date, if any, is set forth on Appendix A-1, in the schedule to its Lender Consent Letter with respect to a Continuing Lender or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

“Domestic Tranche C Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Domestic Tranche C Term Loans of such Lender.

“Domestic Tranche C Term Loan Maturity Date” means the earliest of (i) the seven year anniversary of the First Restatement Effective Date and (ii) the date that all Domestic Tranche C Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Domestic Tranche C Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

“Dutch Asset Pledges” means (a) each of the Dutch Pledge of Movable Assets, the Dutch Pledge of Intercompany Receivables, the Dutch Pledge of Bank Accounts, Dutch Pledge of IP Rights, Dutch Pledge of Insurance Claims and Dutch Pledge of Receivables each dated as of the First Restatement Effective Date, and (b) each other security agreement or asset pledge agreement which may be executed and delivered from time to time by a Dutch Obligor in favor of the Collateral Agent, pursuant to which such Dutch Obligor grants a Lien to the Collateral Agent, for the ratable benefit of the Secured Parties, on personal property owned by such Dutch Obligor to secure such Dutch Obligor’s Guaranteed Obligations, substantially in the form of Exhibit I-3 attached to the 2007 Credit Agreement, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Dutch Collateral Documents” means each of the following documents: (a) the Dutch Asset Pledges, (b) Dutch Share Pledges and (c) any other document executed by Holdings or any of its Subsidiaries and governed by the laws of The Netherlands pursuant to which such Person has pledged or granted a Lien to secure any of the Obligations (to the extent specified therein) or its Guaranteed Obligations, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Dutch Share Pledges” means the Dutch Share Pledges dated as of the First Restatement Effective Date, pursuant to which the Capital Stock of Dutch Holdcos and Dutch OpCos are pledged in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, to secure the Obligations of each Euro Borrower and each Foreign Guarantor pursuant to the terms and subject to the conditions set forth herein (including, in particular, the limitations set forth in Section 7.13).

“Dutch HoldCos” means Audatex Holdings III B.V., EuroCo and EuroHoldco.

“Dutch Obligor” means each Euro Borrower and each Foreign Guarantor incorporated or residing in the Netherlands.

“Dutch OpCos” means Solera Nederland B.V. (previously named ABZ Business Services Nederland B.V.), Cato Berichtendienst B.V. and Audatex Network Services Netherlands B.V.

“Dutch Pledge of Bank Accounts” means the Dutch Pledge of Bank Accounts dated as of the First Restatement Effective Date, executed by the Dutch Holdcos, Dutch OpCos and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Dutch Pledge of Intercompany Receivables” means the Dutch Pledge of Intercompany Receivables dated as of the First Restatement Effective Date, executed by the Dutch Holdcos, Dutch OpCos and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Dutch Pledge of IP Rights” means the Dutch Pledge of IP Rights dated as of the First Restatement Effective Date, executed by EuroCo, Solera Nederland B.V (previously named ABZ Business Services Nederland B.V.) and Cato Berichtendienst B.V. and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Dutch Pledge of Insurance Claims” means the Dutch Pledge of Insurance Claims dated as of the First Restatement Effective Date, executed by the Dutch Holdcos, Dutch OpCos and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Dutch Pledge of Movable Assets” means the Dutch Pledge of Movable Assets dated as of the First Restatement Effective Date, executed by Dutch Holdcos, Dutch OpCos and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Dutch Pledge of Receivables” means the Dutch Pledge of Receivables dated as of the First Restatement Effective Date, executed by the Dutch Holdcos, Dutch OpCos and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other fund or entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit, buys or invests in loans, securities or other financial assets; provided, no Affiliate of Holdings shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or, with respect to employee benefit plans for which Holdings or any of its Subsidiaries could have any actual or potential liability, any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of

Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries (and Unrestricted Subsidiaries) or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries (and Unrestricted Subsidiaries) or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries (and Unrestricted Subsidiaries) or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries (and Unrestricted Subsidiaries) or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries (and Unrestricted Subsidiaries) or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries (and Unrestricted Subsidiaries) or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or (xii) any event with respect to any Foreign Plan which is similar to any event described in any of subsections (i) through (xi) hereof.

“EU Insolvency Regulation” means The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings.

“Euro” and “€” means the lawful single currency of the Participating Member States.

“Euro Borrowers” as defined in the preamble hereto.

“EuroHoldco” means Audatex Holdings IV B.V., a company organized under the laws of The Netherlands.

“Euro Top Holdco” as defined in the recitals hereto.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“European Loans” means, collectively, the European Revolving Loans, the European Term Loans and the Extended European Term Loans.

“European Revolving Commitment” means the commitment of a Lender to make or otherwise fund any European Revolving Loan and “European Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s European Revolving Commitment, if any, as of the Second Restatement Effective Date is the amount in Euro as set forth in the Register, next to such Lender’s name set forth on Appendix A-5 hereto or in the applicable Assignment Agreement.

“European Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the European Revolving Commitments, that Lender’s European Revolving Commitment; and (ii) after the termination of the European

Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the European Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit) to the Euro Borrowers, (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit issued to the Euro Borrowers, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders) made to the Euro Borrowers, and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans made to the Euro Borrowers.

“European Revolving Loan” means a Loan made by the Lenders to the Euro Borrowers in Euro pursuant to Section 2.2(a).

“European Term Loans” means the European Term Loan C1 and the European Term Loan C2, collectively.

“European Term Loan C1” means a Loan made by the Lenders to EuroCo in Euro on the First Restatement Effective Date pursuant to Section 2.1(a)(ii) of the 2007 Credit Agreement.

“European Term Loan C2” means a Loan made by the Lenders to EuroHoldco in Euro on the First Restatement Effective Date pursuant to Section 2.1(a)(iii) of the 2007 Credit Agreement.

“European Term Loan Commitments” means the European Term Loan C1 Commitment and the European Term Loan C2 Commitment. The aggregate amount of the European Term Loan Commitments as of the First Restatement Effective Date was €280,000,000.

“European Term Loan C1 Commitment” means the commitment of a Lender to make or otherwise fund the European Term Loan C1 on the First Restatement Effective Date. The amount of each Lender’s European Term Loan C1 Commitment, if any, is the Foreign Currency Equivalent as of the First Restatement Effective Date of the amount set forth by such Lender’s name on Appendix A-2, in the schedule to its Lender Consent Letter with respect to a Continuing Lender or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the European Term Loan C1 Commitments as of the First Restatement Effective Date was €52,080,000.

“European Term Loan C2 Commitment” means the commitment of a Lender to make or otherwise fund the European Term Loan C2 on the First Restatement Effective Date. The amount of each Lender’s European Term Loan C2 Commitment, if any, is the Foreign Currency Equivalent as of the First Restatement Effective Date of the amount set forth by such Lender’s name on Appendix A-2, in the schedule to its Lender Consent Letter with respect to a Continuing Lender or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the European Term Loan C2 Commitments as of the First Restatement Effective Date was €227,920,000.

“European Term Loan Exposure” means, with respect to any Lender as of any date of determination, the outstanding principal amount of the European Term Loans of such Lender.

“European Term Loan Maturity Date” means the earlier of (i) the seven year anniversary of the First Restatement Effective Date, and (ii) the date that all European Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“European Term Loan C Note” means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Subsidiary” means any Subsidiary (excluding Guarantors) which, together with its own Subsidiaries, as consolidated in the consolidated financial statements of Holdings, accounts for (i) less than 5% of the consolidated assets of Holdings as of the last day of the most recently ended Fiscal Quarter and (ii) less than 5% of Consolidated Adjusted EBITDA of Holdings for the most recently ended period of four consecutive Fiscal Quarters; provided, however, that any Excluded Subsidiary may be designated a Guarantor pursuant to Section 5.10(b).

“Existing Shareholder” means any of the Sponsor and the members of management of Solera Holdings, Inc. and the Credit Parties that are shareholders of Solera Holdings, Inc. as of the First Restatement Effective Date.

“Explore Transactions” means, collectively, the acquisition by Solera Holdings, Inc. or its Subsidiaries of all of the outstanding memberships interests of Explore Information Services, LLC from HireRight Solutions, Inc. (“HireRight”), pursuant to a purchase agreement, dated April 23, 2011, by and among Solera Holdings, Inc. and its indirect wholly-owned subsidiary, Claims Services Group, Inc., HireRight and its ultimate parent company, Altegrity, Inc. and the related financing transactions, including the issuance of the Senior Notes, and the payment of fees and expenses in connection therewith.

“Extended Domestic Tranche C Term Loan” means a Domestic Tranche C Term Loan under and as defined in the 2007 Credit Agreement, the maturity of which has been extended to the Extended Domestic Tranche C Term Loan Maturity Date and which has been reclassified as an “Extended Domestic Tranche C Term Loan” pursuant to the Second Amendment and as set forth in Section 2.1(a)(i), on the Second Restatement Effective Date.

“Extended Domestic Tranche C Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Extended Domestic Tranche C Term Loans of such Lender.

“Extended Domestic Tranche C Term Loan Maturity Date” means the earliest of (i) May 16, 2017 and (ii) the date that all Extended Domestic Tranche C Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Extended Domestic Tranche C Term Loan Note” means a promissory note in the form of Exhibit B-5, as it may be amended, supplemented or otherwise modified from time to time.

“Extended European Term Loan C Note” means a promissory note in the form of Exhibit B-6, as it may be amended, supplemented or otherwise modified from time to time.

“Extended European Term Loan C1” means a European Term Loan C1 under and as defined in the 2007 Credit Agreement, the maturity of which has been extended to the Extended European Term Loan Maturity Date and which has been reclassified as an “Extended European Term Loan C1” pursuant to the Second Amendment and as set forth in Section 2.1(a)(ii) on the Second Restatement Effective Date.

“Extended European Term Loan C2” means a European Term Loan C2 under and as defined in the 2007 Credit Agreement, the maturity of which has been extended to the Extended European Term Loan Maturity Date and which has been reclassified as an “Extended European Term Loan C2” pursuant to the Second Amendment and as set forth in Section 2.1(a)(iii) on the Second Restatement Effective Date.

“Extended European Term Loan Exposure” means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Extended European Term Loans of such Lender.

“Extended European Term Loan Maturity Date” means the earlier of (i) May 16, 2017, and (ii) the date that all Extended European Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Extended European Term Loans” means the Extended European Term Loans C1 and the Extended European Term Loans C2, collectively.

“Extending Domestic Lender” as defined in Section 2.1(a)(i).

“Extending European C1 Lender” as defined in Section 2.1(a)(ii).

“Extending European C2 Lender” as defined in Section 2.1(a)(iii).

“Extending Lender” means an extending Domestic Lender, an Extending European C1 Lender, and an Extending European C2 Lender.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Fair Share” as defined in Section 7.2.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (and any successor or future version thereof that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and, in the case of unaudited financial statements, the absence of footnotes.

“Financial Plan” as defined in Section 5.1(i).

“First Amendment” means the First Amendment to Amended and Restated First Lien Credit and Guaranty Agreement, dated as of May 13, 2011, among the U.S. Borrower, the Euro Borrowers, Holdings, GSCP, and the other parties party thereto.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien ranks first in priority to all other Liens, other than any Permitted Lien that is permitted to have higher priority.

“First Restatement Effective Date” means May 16, 2007, the date on which the conditions precedent set forth in Section 3.3 were satisfied or waived in accordance with the terms hereof.

“First Restatement Effective Date Collateral Documents” means the Dutch Collateral Documents, the First Restatement Effective Date Swiss Collateral Document and the First Restatement Effective Date U.K. Security Agreements.

“First Restatement Effective Date Swiss Collateral Document” means the Restated Abstract Acknowledgement of Debt by Audatex (Schweiz) GmbH (formerly “Audatex Holding GmbH”), dated on or about the First Restatement Effective Date, as it may be amended, restated, supplemented or otherwise modified from time to time.

“First Restatement Effective Date U.K. Charge Over Shares” means the charge over shares dated on or about the First Restatement Effective Date and entered into between Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH) and the Collateral Agent, pursuant to which Audatex (Schweiz) GmbH charged in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, the Capital Stock of Audatex U.K. to secure the Obligations of the Euro Borrowers and each Foreign Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“First Restatement Effective Date U.K. Debenture” means the U.K. Debenture dated on or about the First Restatement Effective Date and entered into by the Collateral Agent and Audatex U.K., pursuant to which Audatex U.K. granted Liens and/or fixed or floating charges to the Collateral Agent, for the ratable benefit of the Secured Parties, on or over all of its assets and undertakings to secure its Obligations (to the extent required by the U.K. Debenture) of the Euro Borrowers and each Foreign Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“First Restatement Effective Date U.K. Security Agreements” means, collectively, the First Restatement Effective Date U.K. Charge Over Shares and the First Restatement Effective Date U.K. Debenture.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on June 30 of each calendar year.

“Foreign Credit Party” means any Credit Party, other than a Domestic Credit Party.

“Foreign Currency Equivalent” means, with respect to any amount denominated in Dollars, on any date, the amount of Euro that may be purchased with such amount of Dollars at the Spot Exchange Rate on such date.

“Foreign Guarantors” means, on the date of this Agreement, each Foreign Subsidiary of Holdings (other than a Domestic Guarantor) listed on the signature pages of this Agreement and thereafter each Foreign Subsidiary of Holdings (other than a Domestic Guarantor), other than Excluded Subsidiaries, that signs a Counterpart Agreement or such other accession agreement to this Agreement as a Foreign Guarantor accepted and agreed by, and in form and substance reasonably satisfactory to, the Administrative Agent. For the avoidance of doubt, Audatex Canada, ULC shall be treated as a Domestic Guarantor, not a Foreign Guarantor.

“Foreign Plan” means any employee benefit plan maintained by Holdings or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States, any State thereof or any other political subdivision thereof.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Default” as defined in Section 2.22.

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“German Collateral Documents” means each of the following documents: (a) the share pledge agreements over the shares of Audatex Deutschland GmbH (formerly ADP Business Services GmbH), Audatex Daten Internationale Datenentwicklungsgesellschaft mbH, ArgeMu Holding GmbH, Exsoft GmbH, HADAKON Kommunikations-Systeme GmbH (the legal successor of which is Audatex Deutschland GmbH), AUTOonline GmbH Informationssysteme, the security assignments of receivables of all trade and intercompany receivables of Audatex Deutschland GmbH (formerly ADP Business Services GmbH), Audatex Daten Internationale Datenentwicklungsgesellschaft mbH, ArgeMu Holding GmbH, Exsoft GmbH, and HADAKON Kommunkations Systeme GmbH (the legal successor of which is Audatex Deutschland GmbH), the account pledge agreements relating to all bank accounts of Audatex Deutschland GmbH (formerly ADP Business Services GmbH), Audatex Daten Internationale Datenentwicklungsgesellschaft mbH, ArgeMu Holding GmbH, Exsoft GmbH, and HADAKON Kommunikations Systeme (the legal successor of which is Audatex Deutschland GmbH), the Abstract Acknowledgement of Debt by ArgeMu Holdings GmbH and the Abstract Acknowledgement of Debt made by Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH), as any of the foregoing has been or may be amended, restated, supplemented or otherwise modified from time to time, (b) each other Acknowledgement of Debt, junior pledge and confirmation agreement with respect to the foregoing, and (c) any other document executed by Holdings or any of its Subsidiaries and governed by the laws of Germany pursuant to which such Person has pledged or granted a Lien to secure any of the Obligations (to the extent specified therein) or its Guaranteed Obligations, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any foreign or domestic, federal, state, municipal, supranational, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” means a “Grantor” as defined in the Pledge and Security Agreement or a “Chargor” as defined in the U.K. Collateral Documents or other applicable Collateral Documents, or a “Pledgor” as defined in the Dutch Collateral Documents.

“Group” as defined in Schedule 1.1A.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each Domestic Guarantor and each Foreign Guarantor; provided, however, the Euro Borrowers and each Foreign Subsidiary, other than any Foreign Subsidiary of Holdings that is treated as a pass-through or disregarded entity for United States federal income tax purposes and all of the Capital Stock of which is directly owned by Holdings or one or more Domestic Subsidiaries of Holdings, shall not be “Guarantors” of the Obligations of the U.S. Borrower or any Domestic Guarantor); provided further that no Unrestricted Subsidiary shall be a Guarantor.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or Currency Agreement entered into with a Lender Counterparty.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Holdings” as defined in the preamble hereto.

“HPI U.K.” means HPI Limited, a company incorporated in England and Wales with registered number 04068979.

“HPI U.K. Holding” means HPI Holding Limited, a company incorporated in England and Wales with registered number 06765994.

“HPI U.K. Accession Deed” means an accession deed dated 19 December 2008 entered into between HPI U.K. as a new charger and the Collateral Agent pursuant to which HPI U.K. accedes as a party to, and agrees to be bound by, the terms of the U.K. Debenture.

“HPI U.K. Holding Accession Deed” means an accession deed dated 19 December 2008 entered into between HPI U.K. Holding as a new chargor and the Collateral Agent pursuant to which HPI U.K. Holding accedes as a party to, and agrees to be bound by, the terms of the U.K. Debenture.

“Increased Amount Date” as defined in Section 2.24.

“Increased-Cost Lenders” as defined in Section 2.23.

“Incremental Amount” as defined in Section 2.24.

“Indebtedness,” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due (or remains unpaid) more than 120 days from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all Indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or any similar reimbursement or counter-indemnity obligations; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose, intent or effect of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, or to raise finance for or on behalf of such Person; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose, intent or effect thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, (A) deferred compensation arrangements, (B) non-compete or consulting obligations incurred in connection with Permitted Acquisitions, (C) earn-out obligations until such obligations are earned or mature in accordance with GAAP, (D) deemed Indebtedness pursuant to FASB 133 or 150, (E) obligations under any Interest Rate Agreement and any Currency Agreement or (F) intercompany Indebtedness permitted under Section 6.1(b), shall only be deemed “Indebtedness” for purposes of Section 6.1 and not any other purpose hereunder.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any out-of-pocket fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

“Indemnitee” as defined in Section 11.3.

“Installment” as defined in Section 2.12.

“Intellectual Property” means the following that are owned by Holdings or any of its Subsidiaries: (i) any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interest, whether registered or unregistered; and (ii) the benefit of applications to register and rights to use the above.

“Intercompany Note” means a promissory note or notes substantially in the form of Exhibit K evidencing Indebtedness owed among the Credit Parties and their Subsidiaries.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2006 through the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, or to the extent acceptable to all applicable Lenders, nine- or twelve-months, in each case as selected by Borrowers in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or

Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period: (i) if the currency is Euro, the date that is two TARGET Days before the first day of that Interest Period and (ii) if the currency is Dollars, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Domestic Guarantor), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Domestic Guarantor), including all indebtedness and accounts receivable from such other Person that are not current assets or did not arise from sales to such other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IP Security Agreement” means each IP Security Agreement, dated as of the Closing Date, by and among Holdings, Borrower, Guarantor and Collateral Agent, as applicable.

“IPO Proceeds” proceeds of a Qualifying IPO in an amount not less than $250,000,000 and received as of the First Restatement Effective Date.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

“Issuing Bank” means a Lender selected by the Borrowers and reasonably acceptable to the Administrative Agent who shall have agreed to be the Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, together with its permitted successors and assigns in such capacity.

“Joinder Agreement” means an agreement substantially in the form of Exhibit L.

“Joint Venture” means a joint venture, partnership or other similar arrangement with a third party non-Affiliate, whether in corporate, partnership or other legal form.

“JPM” as defined in the preamble hereto.

“L/C Reserve Account” as defined in Section 10.2.

“Lead Arranger” as defined in the preamble hereto.

“Lender” means each Lender with a Commitment or New Term Loan Commitment hereunder.

“Lender Consent Letters” means the lender consent letters authorizing the amendment and restatement of the 2006 Credit Agreement and, in the case of Continuing Lenders, agreeing to convert all or a portion of the 2006 Term Loans made by such Lender to Domestic Tranche C Term Loans or European Term Loans under the 2007 Credit Agreement, as applicable.

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Hedge Agreement (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Closing Date or the First Restatement Effective Date, as the case may be, but subsequently, whether before or after entering into a Hedge Agreement, ceases to be an Agent or a Lender, as the case may be) including, without limitation, each such Affiliate that appoints the Collateral Agent as its agent and agrees to be bound by the Credit Documents as a Secured Party, subject to Section 9.8(c).

“Letter of Credit” means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

“Letter of Credit Sublimit” means the lesser of (i) $20,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of a Borrower.

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day (net of (i) Cash and Cash Equivalents of Holdings and its Subsidiaries held in accounts in which Holdings or such Subsidiary has granted a Lien for the benefit of the Secured Parties pursuant to a Collateral Document and (ii) existing Indebtedness to the extent such Indebtedness is cash-collateralized) to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means a Domestic Loan, a European Loan, a Revolving Loan, a Swing Line Loan and a New Term Loan.

“Local Time” shall mean (a) with respect to a Loan or Letter of Credit denominated in, or delivery of, Dollars, or notice with respect to any Loan or Letter of Credit, New York City time, (b) with respect to the funding with respect to a Loan or Letter of Credit denominated in, or delivery of, Euro, London time.

“Luxemburg Collateral Documents” means mean any Collateral Document governed by Luxembourg law and concluded to secure the Guaranteed Obligations under this Agreement, in particular a pledge agreement over bank accounts of Audatex Holdings II S.à R.L., a pledge agreement over all parts in Audatex Holdings II S.à R.L. and a pledge agreement over receivables held by Audatex Holdings II S.à R.L, in each case, substantially in the form of Exhibit I-5 of the 2006 Credit Agreement, as any of the foregoing has been or may be amended, restated, supplemented or otherwise modified from time to time.

“Mandatory Cost” means the percentage rate per annum calculated in accordance with Schedule 1.1B.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or financial condition of Holdings and its Subsidiaries taken as a whole (after taking into account any applicable insurance and any applicable indemnification, to the extent the relevant indemnitors and insurers have acknowledged coverage); (ii) the ability of the Credit Parties, taken as a whole, to fully and timely perform their Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a material Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any material Credit Document.

“Moody’s” means Moody’s Investor Services, Inc.

“Minority Acquisition” means any acquisition by a member of the Group of the entire issued share capital (or, in respect of existing (non-wholly owned) members of the Group, existing minority interests and joint ventures) not already owned by a member of the Group if thereafter the non-wholly owned member of the Group, the company in which the member of the Group held a minority interest or the joint venture becomes a wholly-owned Subsidiary of Holdings.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale (other than an Asset Sale consisting of an operating lease (as determined in accordance with GAAP), where one or more Borrowers or Guarantors is acting as lessor, entered into in the ordinary course of business), an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale and customary and reasonable fees, legal fees, brokerage fees, commissions, costs and other expenses, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any property or casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including Taxes payable as a result of any gain recognized or otherwise in connection therewith and (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the assets subject to the events described in clauses (i)(a) and (b) above that is required to be repaid under the terms thereof.

“New Revolving Commitments” as defined in Section 2.24.

“New Revolving Lender” as defined in Section 2.24.

“New Revolving Loans” as defined in Section 2.24.

“New Term Loan Commitments” as defined in Section 2.24.

“New Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender.

“New Term Loan Lender” as defined in Section 2.24.

“New Term Loan Maturity Date” means the date that New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

“New Term Loans” as defined in Section 2.24.

“Non-Extending Domestic Lender” as defined in Section 2.1(a)(i).

“Non-Extending European C1 Lender” as defined in Section 2.1(a)(ii).

“Non-Extending European C2 Lender” as defined in Section 2.1(a)(iii).

“Non-Extending Term Lenders” as defined in Section 2.1(a)(iii).

“Non-Extending Term Loans” means the term loans of the Non-Extending Term Lenders.

“Nonpublic Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-Public Lenders” means Lenders that wish to receive Nonpublic Information with respect to Solera, Holdings, their respective Subsidiaries or their respective securities.

“Non-US Lender” as defined in Section 2.20(d).

“Non-US Participant” means any participant that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes.

“Note” means a Domestic Tranche C Term Loan Note, an Extended Domestic Tranche C Term Loan Note, a European Term Loan C Note, an Extended European Term Loan C Note, a Revolving Loan Note or a Swing Line Note.

“Notice” means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document or Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Offer Loans” as defined in Section 11.6(g)(i).

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended and (v) with respect to any Foreign Subsidiary, the equivalent thereof in its jurisdiction of incorporation or organization. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official including an official of a non-U.S. government, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official in such official’s relevant jurisdiction.

“Original Currency” as defined in Section 11.23(a).

“Other Currency” as defined in Section 11.23(a).

“Parallel Debt” as defined in Section 9.9(b).

“Participant” as defined in Section 11.6(h).

“Participant Register” as defined in Section 11.6(h).

“Participating Member State” means any member state of the European Union that adopts or has adopted, and continues to retain, the Euro as its lawful currency in accordance with European Union treaty law (as amended from time to time).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition by Borrowers or any Guarantors, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person, or the consummation by Borrowers or any Guarantor of a Minority Acquisition; provided,

(i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person (including the Person the subject of a Minority Acquisition) or any newly formed Subsidiary of a Borrower in connection with such acquisition shall be owned 100% by such Borrower or a Guarantor thereof, and such Person shall become a Restricted Subsidiary, and such Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of such Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv) Holdings and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8(a) and (b) on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended for which a Compliance Certificate has been delivered (as determined in accordance with the second proviso of the definition of Consolidated Adjusted EBITDA);

(v) Borrowers shall have delivered to the Administrative Agent (A) at least 10 Business Days prior to such proposed acquisition, (i) if requested by the Administrative Agent, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above and (ii) all other relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8 and (B) promptly upon reasonable request by the Administrative Agent, (i) a copy of the draft purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by the Administrative Agent) and (ii) any available quarterly and annual financial statements of the Person whose Capital Stock or assets are being acquired for the twelve (12) month period ending 45 days immediately prior to such proposed Permitted Acquisition, including any audited financial statements that are available;

(vi) any Person or assets or division as acquired in accordance herewith (x) shall be in same business or lines of business or substantially related or complementary to such line of business in which Holdings and/or its Subsidiaries are engaged as of the Closing Date and (y) when considered in connection with each

Guarantor’s obligations under the Credit Documents, does not result in such Guarantor’s contravention of any applicable financial assistance rules;

(vii) [reserved]; and

(viii) except in the case of a Permitted Acquisition for which the purchase price does not exceed $100,000,000 and Minority Acquisitions, the Borrowers shall have delivered to the Administrative Agent any information reasonably requested by the Administrative Agent.

Notwithstanding the foregoing, an acquisition consummated by Borrowers or any Guarantor that does not meet all or any of the criteria under (i) through (viii) herein shall nonetheless be a “Permitted Acquisition” hereunder to the extent the Requisite Lenders have approved such acquisition.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” as defined in Section 5.1(p).

“Pledge and Security Agreement” means the Pledge and Security Agreement executed by the U.S. Borrower and each Domestic Guarantor (other than a Canadian Guarantor), dated as of the Closing Date, as it has been or may be amended, supplemented or otherwise modified from time to time.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of the Administrative Agent, Swing Line Lender and Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, the Administrative Agent and each Lender.

“Projections” as defined in Section 4.8.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Domestic Tranche C Term Loan of any Lender, the percentage obtained by dividing (a) the Domestic Tranche C Term Loan Exposure of that Lender by (b) the aggregate Domestic Tranche C Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Extended Domestic Tranche C Term Loan of any Lender, the percentage obtained by dividing (a) the Extended Domestic Tranche C Term Loan Exposure of that Lender by (b) the aggregate Extended Domestic Tranche C Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the European Term Loan of any Lender, the percentage obtained by dividing (a) the European Term Loan Exposure of that Lender by (b) the aggregate European Term Loan Exposure of all Lenders, (iv) with respect to all payments, computations and other matters relating to the Extended European Term Loan of any Lender, the percentage obtained by dividing (a) the Extended European Term Loan Exposure of that Lender by (b) the aggregate Extended European Term Loan Exposure of all Lenders, (v) with respect to all payments, computations and other matters relating to the Domestic Revolving Commitment or Domestic Revolving Loans of any Lender or any Letters of Credit issued to the U.S. Borrower or participations purchased therein by any Lender or any participations in any Swing Line Loans made to the U.S. Borrower and purchased by any Lender, the percentage obtained by dividing (a) the Domestic Revolving Exposure of that Lender by (b) the aggregate Domestic Revolving Exposure of all Lenders and (vi) with respect to all payments, computations and other matters relating to the European Revolving Commitment or European Revolving Loans of any Lender or any Letters of Credit issued to a Euro Borrower or participations purchased therein by any Lender or any participations in any Swing Line Loans made to a Euro Borrower and purchased by any Lender, the percentage obtained by dividing (a) the European Revolving Exposure of that Lender by (b) the aggregate European Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) amount equal to the sum of the Domestic Tranche C Term Loan Exposure, the Extended Domestic Tranche C Term Loan Exposure, the European Term Loan Exposure, the Extended European Term Loan Exposure, the Domestic Revolving Exposure and the European Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Domestic Tranche C Term Loan Exposure, the aggregate Extended Domestic Tranche C Term Loan Exposure, the aggregate European Term Loan Exposure, the aggregate Extended European Term Loan Exposure, the aggregate Domestic Revolving Exposure and the aggregate European Revolving Exposure of all Lenders.

“Qualifying IPO” means an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8 (or any successor form)) of the common stock of Solera Holdings, Inc. or one or more of its Subsidiaries (i) pursuant to (1) an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act (whether alone or in conjunction with a secondary public offering), (2) a successful application being made for the admission of any part of the share capital of Solera Holdings, Inc. or one or more of its Subsidiaries to the “Official List” of the UK Listing Authority and the admission of any part of the common stock of Solera Holdings, Inc. or one or more of its Subsidiaries to trading on the London Stock Exchange plc or in or on any exchange or market replacing the same or any other national exchange or market in any country, or (3) the grant of permission to deal in any part of the common stock of any Solera Holdings, Inc. or one or more of its Subsidiaries on the Alternative Investment Market or the European Acquisition of Securities Dealers Automated Quotation System or on any recognized investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or market replacing the same or any other national exchange or market in any country and (ii) resulting in gross proceeds received by Solera Holdings, Inc. or one or more of its Subsidiaries of at least $100,000,000.

“Quebec Security Documents” means the deed of hypothec, the debenture and the pledge of debenture granted by any Credit Party under the laws of the Province of Quebec, as such documents may be amended, restated, supplemented or otherwise modified from time to time.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Reference Banks” means, the principal office in Frankfurt of Citigroup Global Markets Deutschland or such other banks as may be appointed by the Administrative Agent in consultation with Holdings.

“Refunded Swing Line Loans” as defined in Section 2.3(b)(iv).

“Register” as defined in Section 2.7(b).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of April 1, 2005, by and among Solera Holdings, Inc., GTCR Fund VIII, L.P., a Delaware limited partnership, GTCR Fund VIII/B, L.P., a Delaware limited partnership, GTCR Co-Invest II, L.P., a Delaware limited partnership, and the other persons named as parties therein from time to time.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Reimbursement Date” as defined in Section 2.4(d).

“Related Agreements” means the Acquisition Agreement and each other document and instrument executed with respect thereto.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.23.

“Required Prepayment Date” as defined in Section 2.15(c).

“Requisite Lenders” means one or more Lenders having or holding Domestic Tranche C Term Loan Exposure, European Term Loan Exposure, Extended Domestic Tranche C Term Loan Exposure, Extended European Term Loan Exposure, Domestic Revolving Exposure and/or European Revolving Exposure representing more than 50% of the sum of (i) the aggregate Domestic Tranche C Term Loan Exposure of all Lenders, (ii) the aggregate Extended Domestic Tranche C Term Loan Exposure of all Lenders, (iii) the aggregate European Term Loan Exposure of all Lenders, (iv) the aggregate Extended European Term Loan Exposure of all Lenders, (v) the aggregate Domestic Revolving Exposure of all Lenders and (vi) the aggregate European Revolving Exposure of all Lenders.

“Requisite Revolving Lenders” means one or more Lenders having or holding Domestic Revolving Exposure and/or European Revolving Exposure representing more than 50% of the sum of (i) Domestic Revolving Exposure of all Lenders and (ii) the aggregate European Revolving Exposure of all Lenders.

“Reservations” means anything disclosed by any of the legal opinions delivered to the Administrative Agent pursuant to Section 3.1.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Borrowers now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or Borrowers now or hereafter outstanding, except in a Cash-free, tax-free reorganization; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Borrowers now or hereafter outstanding and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness incurred pursuant to Section 6.1(s) or (v).

“Restricted Subsidiary” means any direct or indirect Subsidiary of Holdings that is not an Unrestricted Subsidiary; provided that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Restriction” as defined in Section 2.14(g).

“Revolving Commitment” means the aggregate of the Domestic Revolving Commitments and the European Revolving Commitments. The aggregate amount of the Revolving Commitments (including the Dollar amount of the European Revolving Commitments) as of the First Restatement Effective Date is $50,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the sixth anniversary of the Closing Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Loan” means a Domestic Revolving Loan, or a European Revolving Loan, as applicable, and “Revolving Loans” means the Domestic Revolving Loans, and European Revolving Loans, collectively.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Second Amendment” means the Second Amendment to Amended and Restated First Lien Credit and Guaranty Agreement, dated as of April 13, 2012, among the U.S. Borrower, the Euro Borrowers, Holdings, certain Subsidiaries of Holdings as Guarantors, the Administrative Agent and certain Lenders constituting the Requisite Lenders under the 2007 Credit Agreement.

“Second Restatement Effective Date” means April 13, 2012, the date on which the conditions to effectiveness of the Second Amendment were satisfied or waived in accordance with the terms thereof.

“Second Restatement Effective Date U.K. Charge Over HPI U.K. Shares” means the charge over shares dated on or about the Second Restatement Effective Date, entered into between HPI U.K. Holding and the Collateral Agent, pursuant to which HPI U.K. Holding shall charge in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, the Capital Stock of HPI U.K. to secure the Obligations of the Euro Borrowers and each Foreign Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Second Restatement Effective Date U.K. Charge Over Shares” means the charge over shares dated on or about the Second Restatement Effective Date, entered into between Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH) and the Collateral Agent, pursuant to which Audatex (Schweiz) GmbH shall charge in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, the Capital Stock of Audatex U.K. and HPI U.K. Holding to secure the Obligations of the Euro Borrowers and each Foreign Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Second Restatement Effective Date U.K. Debenture” means the U.K. Debenture dated on or about the Second Restatement Effective Date, entered into by the Collateral Agent and the Audatex U.K., HPI U.K. and HPI U.K. Holding pursuant to which Audatex U.K., HPI U.K. and HPI U.K. Holding shall grant Liens and/or fixed or floating charges to the Collateral Agent, for the ratable benefit of the Secured Parties, on or over all of its assets and undertakings to secure its Obligations (to the extent required by the U.K. Debenture) of the Euro Borrowers and each Foreign Guarantor, as amended, restated, supplemented or otherwise modified from time to time

“Secured Parties” has the meaning assigned to that term in the applicable Collateral Document.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Sellers” means each of Automatic Data Processing, Inc., ADP Atlantic Inc., ADP Nederland B.V., ADP International B.V., ADP Canada Co. and ADP Private Limited.

“Senior Notes” means the 6.75% senior notes of the U.S. Borrower due 2018 and any other series of notes issued from time to time pursuant to the Indenture, dated as of June 14, 2011 among the U.S. Borrower, as Issuer, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Series” as defined in Section 2.24.

“Solvent” means, means, with respect to all Credit Parties, taken as a whole, that as of the date of determination, (a) the sum of the Credit Parties’ debt (including contingent liabilities) does not exceed the present fair saleable value, taken on a going concern basis of such Credit Parties’ present assets; (b) such Credit Parties’ capital is not unreasonably small in relation to its business as contemplated on the Second Restatement Effective Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Second Restatement Effective Date; and (c) the Credit Parties have not incurred and do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise), in each case, as determined exclusively under the Bankruptcy Code, including judicial and administrative interpretation thereunder. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Solera” means Solera, Inc., a Delaware corporation and an indirect Subsidiary of Holdings.

“Spot Exchange Rate” means, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to the relevant currency on the Bridge’s Telerate Service (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London for the conversion of Dollars into

Euros or Euros into Dollars); provided that if there shall at any time no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent and reasonably acceptable to the Borrowers.

“Subordinated Indebtedness” means any subordinated unsecured debt permitted by Section 6.1(v)(i).

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary” means, unless the context otherwise requires, a Restricted Subsidiary of Holdings.

“Swing Line Lender” means a Lender selected by the Borrowers and reasonably acceptable to the Administrative Agent who shall have agreed to be the Swing Line Lender hereunder pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by Swing Line Lender to a Borrower pursuant to Section 2.3.

“Swing Line Note” means a promissory note in the form of Exhibit B-4, as it may be amended, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $10,000,000 and (ii) the aggregate unused amount of Revolving Commitments then in effect.

“Swiss Collateral Documents” means each of the following documents: (a) the share pledge agreement over the shares in Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH); the share pledge agreement over the shares in each Audatex GmbH, Audatex (Schweiz) GmbH and Audatex Systems GmbH (now “Audatex (Schweiz) GmbH”); the fiduciary assignment agreement and declaration of assignment regarding certain assets and claims of Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH), Audatex GmbH, Audatex (Schweiz) GmbH and Audatex Systems GmbH; the pledge agreement regarding intellectual property rights of Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH), Audatex GmbH, Audatex (Schweiz) GmbH and Audatex Systems GmbH; the trademark pledge regarding trademarks of each Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH), Audatex GmbH, Audatex (Schweiz) GmbH and Audatex Systems GmbH; each dated as of the Closing Date, (b) the First Restatement Effective Date Swiss Collateral Document, and (c) any other document executed by Holdings or any of its Subsidiaries and governed by the laws of Switzerland pursuant to which such person has granted a Lien to secure any of the Secured Obligations (as defined therein), as any of the foregoing has been or may be amended, restated, supplemented or otherwise modified from time to time.

“Syndication Agent” as defined in the preamble hereto.

“TARGET 2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET 2 is open for settlement of payments in Euro.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed including any interest, additions to tax or penalties applicable thereto; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or resident (other than solely as a result of such Person having executed, delivered become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document) or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located on the overall net income, profits or gains of that Person (and/or, in the case of a Lender, its applicable lending office).

“Tax Distributions” as defined in Section 6.5(c).

“Term Loan” means a Domestic Tranche C Term Loan, an Extended Domestic Tranche C Term Loan, a European Term Loan or an Extended European Term Loan.

“Term Loan Commitment” means the Domestic Tranche C Term Loan Commitment or the European Term Loan Commitment, as applicable, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Maturity Date” means the latest of the Domestic Tranche C Term Loan Maturity Date, the Extended Domestic Tranche C Term Loan Maturity Date, the European Term Loan Maturity Date or the Extended European Term Loan Maturity Date.

“Term Loan Note” means a Domestic Tranche C Term Loan Note, an Extended Domestic Tranche C Term Loan Note, a European Term Loan C Note or an Extended European Term Loan C Note, as applicable.

“Terminated Lender” as defined in Section 2.23.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans as of such date (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans as of such date and (iii) the Letter of Credit Usage.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, the borrower under the 2006 Holdco PIK Agreement, Borrowers or any of Borrowers’ Subsidiaries on or before the First Restatement Effective Date in connection with the transactions contemplated by the Credit Documents, the 2006 Indebtedness and the Related Agreements.

“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.K. Charge Over HPI U.K. Holding and Audatex U.K. Shares” means the charge over shares dated 19 December 2008 and entered into between Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH) and the Collateral Agent, pursuant to which Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH) charged in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, the Capital Stock of HPI U.K. Holding to secure the Obligations of the Euro Borrowers and each Foreign Guarantor.

“U.K. Charge Over HPI U.K. Shares” means the charge over shares dated 19 December 2008 and entered into between HPI U.K. Holding and the Collateral Agent, pursuant to which HPI U.K. Holding charged in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, the Capital Stock of HPI U.K. to secure the Obligations of the Euro Borrowers and each Foreign Guarantor.

“U.K. Charge Over Land” means the charge over property situated in England and Wales dated on or about the Second Restatement Effective Date and entered into between Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH) and the Collateral Agent, pursuant to which Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH) charged in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, the freehold interest to secure the Obligations of the Euro Borrowers and each Foreign Guarantor.

“U.K. Charge Over Shares” means the charge over shares dated on or about the Closing Date substantially in the form of Exhibit I-7 to the 2006 Credit Agreement and entered into between Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH) and the Collateral Agent, pursuant to which Audatex (Schweiz) GmbH (formerly Audatex Holding GmbH) charged in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, the Capital Stock of Audatex U.K. to secure the Obligations of the Euro Borrowers and each Foreign Guarantor.

“U.K. Debenture” means the U.K. Debenture dated on or about the Closing Date, entered into by the Collateral Agent and Audatex U.K., pursuant to which Audatex U.K. granted Liens and/or fixed or floating charges to the Collateral Agent, for the ratable benefit of the Secured Parties, on or over all of its assets and undertakings to secure its Obligations (to the extent required by the U.K. Debenture) of the Euro Borrowers and each Foreign Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“U.K. Security Agreements” means, collectively, the U.K. Charge Over Shares, the U.K. Charge Over HPI U.K. Holding and Audatex U.K. Shares, the U.K. Charge Over HPI U.K. Shares, the U.K. Charge Over Land, the U.K. Debenture, the HPI U.K. Accession Deed, the HPI U.K. Holding Accession Deed, the First Restatement Effective Date U.K. Charge Over Shares, the First Restatement Effective Date U.K. Debenture, the Second Restatement Effective Date U.K. Charge Over Shares, the Second Restatement Effective Date U.K. Charge Over HPI U.K. Shares and the Second Restatement Effective Date U.K. Debenture and any other document executed by Holdings or any of its Subsidiaries and governed by the laws of United Kingdom pursuant to which such Person has pledged or granted a Lien to secure any of the Obligations (to the extent specified therein) or its Guaranteed Obligations, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Unadjusted Eurodollar Rate Component” means that component of the interest costs to a Borrower in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

“Unpaid Drawing” as defined in Section 10.2.

“Unrestricted Subsidiary” means any subsidiary of Holdings designated by the board of directors (or similar governing body) of Holdings as an Unrestricted Subsidiary pursuant to Section 5.17 subsequent to the Second Restatement Effective Date. Holdings may designate any subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any subsidiary of Holdings (other than any subsidiary of the subsidiary to be so designated); provided that (i) each of (A) the subsidiary to be so designated and (B) its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary. Unrestricted Subsidiaries will not be subject to Sections 4, 5, 6 or 8 hereof (unless the provision specifically so requires), and the results of operations and Indebtedness of Unrestricted Subsidiaries will not be taken into account for purposes of determining compliance with the Leverage Ratio so long as that entity is so designated.

“U.S. Borrower” as defined in the preamble hereto.

“Withdrawal Event” as defined in Section 1.5.

1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation. In the event that any Accounting Change (as defined below) results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Borrowers and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers and the Requisite Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of certified Public Accountants or, if applicable, the U.S. Securities and Exchange Commission (or successors thereto or agencies with similar functions) and any European equivalent accounting standards board. After the Second Restatement Effective Date, for the purposes of the definition of “Capital Lease”, operating leases that are required to be reclassified as capital leases as a result of any change in GAAP shall remain classified as operating leases and shall not be included within the definition of “Capital Lease”.

1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. References to the “Lead Arranger,” any “Agent,” the “Collateral Agent,” any “Credit Party,” any “Lender,” any “obligor,” any “Party” or any other persons shall be construed so as to include successors in title, permitted assigns and permitted transferees. References to “assets” include present and future properties, revenues and rights of every description. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. References to a “Credit Document” or any other agreement or instrument is a reference to that Credit Document or other agreement or instrument as amended, novated, supplemented, extended or restated, strictly in accordance with the terms thereof. This Agreement restates and replaces, in its entirety, the 2006 Credit Agreement; any reference in any of the other Credit Documents to the 2006 Credit Agreement (however defined) shall mean this Agreement. The terms lease and license shall include sub-lease and sub-license, as applicable.

1.4. Québec Interpretation. For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or a Personal Property Security Act shall include publication under the Civil Code of Québec, (g) all references to “bailor” and “bailee” shall include references to “depositor” and “depositary”, (h) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (i) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (j) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (k) an “agent” shall include a “mandatary”, (l) “construction liens” shall include “legal hypothecs”; (m) “joint and several” shall include “solidary”; (n) “gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”; (o) “beneficial ownership” shall include “ownership on behalf of another as mandatary”; (p) “easement” shall include “servitude”; (q) “priority” shall include “prior claim”; (r) “survey” shall include “certificate of location and plan”; (s) “state” shall include “province”; (t) “fee simple title” shall include “absolute ownership”; (u) “accounts” shall include “claims”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

1.5. European Union Issues. The Lenders and the Credit Parties hereby agree that the withdrawal of the jurisdiction of incorporation or residence of one or more Credit Parties from the Euro or any single currency of the Participating Member States and the re-denomination of the Euro or currency of any Subsidiary (each, a “Withdrawal Event”) shall not constitute or result in a breach of representation or warranty or Default or Event of Default under the Credit Documents. If, after the making of any Loan in Euro, any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order) becomes effective with the result being that the Euro no longer exists or a Credit Party is not able to make payment to the Administrative Agent for the account of the Lenders in Euro, then all payments to be made by the Credit Parties hereunder in Euro shall instead be made when due in an alternative currency or currency unit to be designated by the Administrative Agent, in its reasonable discretion, in consultation with the Borrowers.

SECTION 2. LOANS AND LETTERS OF CREDIT

2.1. Term Loans.

(a) Loan Commitments.

(i) On and after the Second Restatement Effective Date, in accordance with and upon the terms and conditions set forth herein and in the Second Amendment, the Domestic Tranche C Term Loans of each Lender exercising its option to extend the maturity date of its Domestic Tranche C Term Loans pursuant to the Second Amendment (an “Extending Domestic Lender”) shall remain outstanding and is hereby continued hereunder and reclassified as Extended Domestic Tranche C Term Loans and each Domestic Tranche C Term Loan shall have all the rights and benefits of Extended Tranche C Term Loans as set forth in this Agreement and the other Credit Documents. As of the Second Restatement Effective Date, after giving effect to the Second Amendment and the reclassification of certain Domestic Tranche C Term Loans to Extended Domestic Tranche C Term Loans as contemplated therein, the aggregate principal amount of outstanding Extended Domestic Tranche C Term Loans is $106,501,971.97 and the Domestic Tranche C Term Loans of each applicable Lender as of such date is set forth next to such Lender’s name on Appendix A-3 hereto. The Domestic Tranche C Term Loans of each Lender not exercising its option to extend the maturity date of its Domestic Tranche C Term Loans pursuant to the Second Amendment (a “Non-Extending Domestic Lender”) were repaid on the Second Restatement Effective Date by the U.S. Borrower in accordance with the terms of the Second Amendment. The Extending Domestic Lenders expressly waive any rights to prepayment pursuant to Sections 2.13, 2.15, 2.16 and 2.17 with respect to any prepayments made by the U.S. Borrower to the Non-Extending Domestic Lenders on the Second Restatement Effective Date pursuant to the Second Amendment;

(ii) On and after the Second Restatement Effective Date, in accordance with and upon the terms and conditions set forth herein and in the Second Amendment, the European Term Loan C1 of each Lender exercising its option to extend the maturity date of its European Term Loan C1 pursuant to the Second Amendment (an “Extending European C1 Lender”) shall remain outstanding and is hereby continued hereunder and reclassified as Extended European Term Loan C1 and each European Term Loan C1 shall have all the rights and benefits of Extended European Term Loans C1 as set forth in this Agreement and the other Credit Documents. As of the Second Restatement Effective Date, after giving effect to the Second Amendment and the reclassification of certain European Term Loan C1 to Extended European Term Loan C1 as contemplated therein, the aggregate principal amount of outstanding Extended European Term Loan C1 is €26,565,042.49 and the Extended European Term Loans C1 of each applicable Lender as of such date is set forth next to such Lender’s name on Appendix A-4 hereto. The European Term Loan C1 of each Lender not exercising its option to extend the maturity date of its European Term Loan C1 pursuant to the Second Amendment (an “Non-Extending European C1 Lender”) were repaid on the Second Restatement Effective Date by EuroCo in accordance with the terms of the Second Amendment. The Extending European C1 Lenders expressly waive any rights to prepayment pursuant to Sections 2.13, 2.15, 2.16 and 2.17 with respect to any prepayments made by EuroCo to the Non-Extending European C1 Lenders on the Second Restatement Effective Date pursuant to the Second Amendment; and

(iii) On and after the Second Restatement Effective Date, in accordance with and upon the terms and conditions set forth herein and in the Second Amendment, the

European Term Loan C2 of each Lender exercising its option to extend the maturity date of its European Term Loan C2 pursuant to the Second Amendment (an “Extending European C2 Lender”) shall remain outstanding and is hereby continued hereunder and reclassified as Extended European Term Loan C2 and each European Term Loan C2 shall have all the rights and benefits of Extended European Term Loans C2 as set forth in this Agreement and the other Credit Documents. As of the Second Restatement Effective Date, after giving effect to the Second Amendment and the reclassification of certain European Term Loan C2 to Extended European Term Loan C2 as contemplated therein, the aggregate principal amount of outstanding Extended European Term Loan C2 is €116,257,766.60 and the Extended European Term Loans C2 of each applicable Lender as of such date is set forth next to such Lender’s name on Appendix A-4 hereto. The European Term Loan C2 of each Lender not exercising its option to extend the maturity date of its European Term Loan C2 pursuant to the Second Amendment (an “Non-Extending European C2 Lender”, together with the Non-Extending Domestic Lenders and the Non-Extending European C1 Lenders, the “Non-Extending Term Lenders”)) were repaid on the Second Restatement Effective Date by EuroHoldco in accordance with the terms of the Second Amendment. The Extending European C2 Lenders expressly waive any rights to prepayment pursuant to Sections 2.13, 2.15, 2.16 and 2.17 with respect to any prepayments made by EuroHoldco to the Non-Extending European C2 Lenders on the Second Restatement Effective Date pursuant to the Second Amendment.

Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Extended Domestic Tranche C Term Loans and the Extended European Term Loans shall be paid in full no later than the Extended Domestic Tranche C Term Loan Maturity Date and the Extended European Term Loan Maturity Date, respectively. For the avoidance of doubt, the Borrowers and the other Credit Parties hereby acknowledge and agree that all Term Loans shall have been borrowed by the Borrowers as of the date funds were initially advanced to the Borrowers in respect thereof.

(b) Borrowing Mechanics for Term Loans.

(i) The U.S. Borrower and each Euro Borrower shall each deliver to the Administrative Agent a fully executed Funding Notice no later than one Business Day prior to the Effective Date. Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Domestic Tranche C Term Loan and/or respective European Term Loans, as the case may be, available to the Administrative Agent not later than 12:00 p.m. (Local Time) on the Effective Date, by wire transfer of same day funds in Dollars or Euro, as applicable, at the Principal Office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent set forth in Section 3.3, the Administrative Agent shall make the proceeds of (a) the Domestic Tranche C Term Loans available to the U.S. Borrower on the Effective Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by U.S. the Administrative Agent from Lenders to be credited to the account of the U.S. Borrower at the Principal Office designated by U.S. the Administrative Agent or to such other account as may be designated in writing to the Administrative Agent by the U.S. Borrower and (b) European Term Loans available to the relevant Euro Borrowers on the Effective Date by causing an amount of same day funds in Euro equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to the account of the relevant Euro Borrowers at the Administrative Agent’s Principal Office or to such other account as may be designated in writing to the Administrative Agent by the relevant Euro Borrowers.

(iii) On the Second Restatement Effective Date, each Extended Domestic Tranche C Term Loan is part of a borrowing consisting of Extended Domestic Tranche C Term Loans held by the Extended Domestic Tranche C Term Loan Lenders ratably in accordance with their Domestic Tranche C Term Loans outstanding on the Second Restatement Effective Date, each Extended European Term Loan C1 is part of a borrowing consisting of Extended European Term Loans C1 held by the Extended European Term Loan C1 Lenders ratably in accordance with their European Term Loans C1 outstanding on the Second Restatement Effective Date, and each Extended European Term Loan C2 is part of a borrowing consisting of Extended European Term Loans C2 held by the Extended European Term Loan C2 Lenders ratably in accordance with their European Term Loans C2 outstanding on the Second Restatement Effective Date.

2.2. Revolving Loans.

(a) Revolving Commitments.

During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Domestic Revolving Loans to the U.S. Borrower in Dollars and European Revolving Loans to the Euro Borrowers in Euro; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Except pursuant to 2.4(d), Domestic Revolving Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount, and European Revolving Loans shall be in an aggregate minimum amount of €1,000,000 and integral multiples of €500,000.

(ii) Whenever (a) Borrower desires that Lenders make Revolving Loans, such Borrower shall deliver to the Administrative Agent a fully executed and delivered Funding Notice no later than (a) 10:00 a.m. (Local Time) at least three Business Days in advance of the proposed Credit Date in the case of a European Revolving Loan, and (b) 10:00 a.m. (New York City time) on the proposed Credit Date in the case of a Domestic Revolving Loan; provided that, notwithstanding the foregoing, three Business Days prior notice shall be required with respect to a Eurodollar Rate Loan. Except as otherwise provided herein, a Funding Notice for a European Revolving Loan shall be irrevocable on and after the related Interest Rate Determination Date and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 10:00 a.m. (Local Time)) not later than 2:00 p.m. (Local Time) on the same day as the Administrative Agent’s receipt of such Funding Notice from the applicable Borrower.

(iv) Each Lender shall make the amount of its Revolving Loan available to the Administrative Agent not later than 12:00 p.m. (Local Time) on the applicable Credit Date by wire transfer of same day funds in Dollars or Euro, as applicable, at the Principal Office designated by the Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars or Euro, as applicable, equal to the proceeds of all such Revolving Loans received by the Administrative Agent from Lenders to be credited to the account of the applicable Borrower at the Principal Office designated by the Administrative Agent or such other account as may be designated in writing to the Administrative Agent by the applicable Borrower.

2.3. Swing Line Loans.

(a) Swing Line Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to the Borrowers in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period. Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans, all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Swing Line Loans.

(i) Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii) Whenever a Borrower desires that Swing Line Lender make a Swing Line Loan, such Borrower shall deliver to the Administrative Agent a Funding Notice no later than 12:00 p.m. (Local Time) on the proposed Credit Date.

(iii) Swing Line Lender shall make the amount of its Swing Line Loan available to the Administrative Agent not later than 2:00 p.m. (Local Time) on the applicable Credit Date by wire transfer of same day funds in Dollars or Euros, as applicable, at the Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swing Line Loans available to the applicable Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars or Euros, as applicable, equal to the proceeds of all such Swing Line Loans received by the Administrative Agent from Swing Line Lender to be credited to the account of such Borrower at the Administrative Agent’s Principal Office, or to such other account as may be designated in writing to the Administrative Agent by such Borrower.

(iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by the applicable Borrower pursuant to Section 2.13, Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the applicable Borrower), no later than 11:00 a.m. (Local Time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by the applicable Borrower) requesting that each Lender holding (i) in the case of Swing Line Loans to the U.S. Borrower, a Domestic Revolving Commitment make Domestic Revolving Loans and (ii) in the case of Swing Line Loans to a Euro Borrower, a European Revolving Commitment make European Revolving Loans, in each case to the applicable Borrower on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by the Administrative Agent to Swing Line Lender (and not to the Borrowers) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Domestic Revolving Loan or European Revolving Loan, as applicable, made by Swing Line Lender to the applicable Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Domestic Revolving Loans or European Revolving Loan, as applicable, to the applicable Borrower and shall be due under the Revolving Loan Note issued by the such Borrower to Swing Line Lender. The Borrowers hereby authorize the Administrative Agent and Swing Line Lender to charge the applicable Borrower’s accounts with the Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving

Loans made by Lenders, including the Revolving Loans deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of a Borrower from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

(v) If for any reason Revolving Loans are not made pursuant to Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day’s notice from Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to make available to Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(vi) Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that Swing Line Lender believed in good faith that all conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by the Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default exists unless Swing Line Lender has entered into arrangements satisfactory to it and the Borrowers to eliminate Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Ling Loan, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans.

2.4. Issuance of Letters of Credit and Purchase of Participations Therein.

(a) Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of the Borrowers in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars or Euro, as applicable; (ii) the stated amount of each Letter of Credit shall not be less than $250,000 or such lesser amount as is acceptable to Issuing Bank; provided, in no event shall the aggregate minimum amount of Letters of Credit issued at any time be less than €50,000 or the Dollar Equivalent thereof; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) the Revolving Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Letter of Credit; and (vi) in no event shall any commercial Letter of Credit (x) have an expiration date later than the earlier of (1) the Revolving Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit or (b) be issued if such commercial Letter of Credit is otherwise unacceptable to Issuing Bank in its reasonable discretion. Subject to the foregoing, Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing and the Requisite Lenders have directed the Issuing Lender to cease providing Letters of Credit at the time Issuing Bank must elect to allow such extension; provided, further, in the event a Funding Default exists, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and the Borrowers to eliminate Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage.

(b) Notice of Issuance. Whenever a Borrower desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent an Issuance Notice no later than 12:00 p.m. (Local Time) at least three Business Days (in the case of standby letters of credit) or five Business Days (in the case of commercial letters of credit), or in each case such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender with a Revolving Commitment of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.4(e).

(c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Borrowers and the Lenders, as applicable, and such Issuer, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to any Borrower. Notwithstanding anything to the contrary contained in this Section 2.4(c), each Borrower shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence, bad faith or willful misconduct of Issuing Bank.

(d) Reimbursement by Borrowers of Amounts Drawn or Paid Under Letters of Credit. In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the applicable Borrower and the Administrative Agent, and such Borrower shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in the currency in which such Letter of Credit is denominated and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless such Borrower shall have notified the Administrative

Agent and Issuing Bank prior to 10:00 a.m. (Local Time) on the date such drawing is honored that such Borrower intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, such Borrower shall be deemed to have given a timely Funding Notice to the Administrative Agent requesting Lenders (x) in the case of Letters of Credit issued to the U.S. Borrower, with Domestic Revolving Commitments, to make Domestic Revolving Loans that are Base Rate Loans and (y) in the case of Letters of Credit issues to a Euro Borrower, with European Revolving Commitments, to make European Revolving Loans, in each case on the Reimbursement Date in the amount and in the currency of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders with (x) in the case of Letters of Credit issued to the U.S. Borrower, with Domestic Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans and (y) in the case of Letters of Credit issues to a Euro Borrower, with European Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans, in each case in the amount and in the currency of such honored drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the applicable Borrower shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.4(d) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and each Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).

(e) Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender (i) in the case of Letters of Credit issued to the U.S. Borrower, having a Domestic Revolving Commitment and (ii) in the case of Letters of Credit issued to a Euro Borrower, having a European Revolving Commitment, in each such case shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the applicable Borrower shall fail for any reason to reimburse Issuing Bank as provided in Section 2.4(d), Issuing Bank shall promptly notify each Lender with a Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Commitments. Each Lender (x) in the case of Letters of Credit issued to the U.S. Borrower, with Domestic Revolving Commitments, and (y) in the case of Letters of Credit issued to a Euro Borrower, with European Revolving Commitments, shall make available to Issuing Bank an amount equal to its respective participation, in Dollars or Euro, as applicable, and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (Local Time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank. In the event that any Lender with a Revolving

Commitment fails to make available to Issuing Bank on such business day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.4(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.4(e) shall be deemed to prejudice the right of any Lender with a Revolving Commitment to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by Issuing Bank from the applicable Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

(f) Obligations Absolute. The obligation of each Borrower to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.4(d) and the obligations of Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which a Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against a Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between a Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence, bad faith or willful misconduct of Issuing Bank under the circumstances in question.

(g) Indemnification. Without duplication of any obligation of the Borrowers under Section 11.2 or 11.3, in addition to amounts payable as provided herein, the Borrowers hereby agree to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable out-of-pocket fees, expenses and disbursements of counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence, bad faith or willful misconduct of Issuing Bank or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(h) Substitute Issuing Bank. A Borrower may request any other Lender with Revolving Commitments reasonably acceptable to the Administrative Agent to issue such Letter of Credit, in lieu of an issuance by the Issuing Bank, by delivering to such Lender a copy of the applicable Issuance Notice. Any Lender so requested to issue such Letter of Credit shall promptly notify the applicable Borrower, the current Issuing Bank and the Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender that so elects to issue such Letter of Credit shall be the Issuing Bank with respect thereto.

2.5. Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower and Borrower shall promptly pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.6. Use of Proceeds. The proceeds of the Domestic Tranche C Term Loans made on the First Restatement Effective Date were applied by the U.S. Borrower to repay the Existing Domestic Term Loans (as defined in the 2007 Credit Agreement). The proceeds of the European Term Loan C1 made on the First Restatement Effective Date were applied by EuroCo to repay the Existing European Term Loan A (as defined in the 2007 Credit Agreement) and any and all amounts outstanding under the 2006 Second Lien Credit Agreement relating to the Existing Second Lien European Term Loan A (as defined in the 2007 Credit Agreement). The proceeds of the European Term Loan C2 made on the First Restatement Effective Date were applied by EuroHoldco to repay the Existing European Term Loan B (as defined in the 2007 Credit Agreement) and any and all amounts outstanding under the 2006 Second Lien Credit Agreement relating to the Existing Second Lien European Term Loan B. The IPO Proceeds were used to repay any and all amounts outstanding under the 2006 Holdco PIK Agreement. The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made after the Closing Date shall be applied by the relevant Borrower exclusively for working capital and general corporate purposes (including to fund working capital adjustments in connection with the Acquisition or Permitted Acquisitions) of Holdings and its Subsidiaries, including Permitted Acquisitions and the incorporation, formation or other organization of Joint Ventures pursuant to Section 6.7(h). No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

2.7. Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the applicable Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on such Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or such Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. the Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. the Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 11.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or any Borrower’s Obligations in respect of any Loan. Each Borrower hereby designates GSCP to serve as such Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.7, and each Borrower hereby agrees that, to the extent GSCP serves in such capacity, GSCP and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to the Administrative Agent) at least two Business Days prior to the Second Restatement Effective Date, or at any time thereafter, each Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 11.6) on the Second Restatement Effective Date (or, if such notice is delivered after the Second Restatement Effective Date, promptly after such Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Extended Domestic Tranche C Term Loan, Extended European Term Loan, Domestic Revolving Loan, European Revolving Loan or Swing Line Loan to such Borrower, as the case may be. Each Lender who has a Domestic Tranche C Term Loan Note or a European Term Loan C Note shall promptly deliver to the applicable Borrower such note in exchange for an Extended Domestic Tranche C Term Loan Note evidencing its Extended Domestic Tranche C Term Loan or an Extended European Term Loan C Note evidencing its Extended European Term Loan, as applicable.

2.8. Interest on Loans.

(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of Extended Domestic Tranche C Term Loans, Domestic Revolving Loans and Domestic Swing Line Loans:

(1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate (if any) plus the Applicable Margin; or

(ii) in the case of Extended European Term Loans and European Revolving Loans, at the Adjusted Eurodollar Rate plus Mandatory Costs (if any) plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the applicable Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. The Base Rate, if applicable, and the Adjusted Eurodollar Rate for the Term Loans on the Second

Restatement Effective Date shall have the same and corresponding Interest Periods as the Term Loans existing on the Second Restatement Effective Date such that no breakage under Section 2.18(c) shall occur. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan if such Loan is denominated in Dollars or a Eurodollar Rate Loan with an Interest Period of one month if such Loan is denominated in Euro.

(c) In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. With respect to Domestic Loans, in the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event a Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (Local Time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Lender.

(d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans;

provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f) The U.S. Borrower agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Domestic Revolving Loans that are Base Rate Loans in the case of Letters of Credit denominated in Dollars, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Domestic Revolving Loans that are Base Rate Loans in the case of Letters of Credit denominated in Dollars.

(g) Interest payable pursuant to Section 2.8(f) shall be computed in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.8(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by a Borrower.

2.9. Conversion/Continuation.

(a) Subject to Section 2.18 (and, if a Default or Event of Default shall have occurred and then be continuing, the Administrative Agent has not provided notice to the contrary), Borrowers shall have the option:

(i) to convert at any time all or any part of any Extended Domestic Tranche C Term Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless the applicable Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of each applicable amount as a Eurodollar Rate Loan in excess of that amount as a Eurodollar Rate Loan.

(b) The U.S. Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 10:00 a.m. (Local Time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan); provided that, Extended European Term Loans and European Revolving Loans may only be continued as Eurodollar Rate Loans. Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to (solely with respect to Domestic Loans), or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

2.10. Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts overdue in accordance with Section 8.1(a) hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans that are Revolving Loans or at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Eurodollar Rate Loans that are Revolving Loans, as applicable); provided, in the case of Eurodollar Rate Loans denominated in Dollars, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

2.11. Fees.

(a) Each applicable Borrower agrees to pay to Lenders having Domestic Revolving Exposure or European Revolving Exposure:

(i) with respect to Lenders having Domestic Revolving Exposure, commitment fees equal to (1) the average of the daily difference between (a) the Domestic Revolving Commitments and (b) the aggregate principal amount of (x) all outstanding Domestic Revolving Loans plus (y) the Letter of Credit Usage with respect to Letters of Credit issued for the account of the U.S. Borrower, times (2) the Applicable Revolving Commitment Fee Percentage;

(ii) with respect to Lenders having European Revolving Exposure, commitment fees equal to (1) the average of the daily difference between (a) the European Revolving Commitments and (b) the aggregate principal amount of (x) all outstanding European Revolving Loans plus (y) the Letter of Credit Usage with respect to Letters of Credit issued for the account of the Euro Borrowers, times (2) the Applicable Revolving Commitment Fee Percentage; and

(iii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(a) shall be paid to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each applicable Lender its Pro Rata Share thereof.

(b) Each applicable Borrower agrees to pay directly to Issuing Bank, for its own account, the following fees:

(i) a fronting fee equal to 0.250%, per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

(ii) such customary and reasonable documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c) All fees referred to in Section 2.11(a) and 2.11(b)(i) shall be calculated (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the First Restatement Effective Date, and on the Revolving Commitment Termination Date.

(d) In addition to any of the foregoing fees, Borrowers agree to pay to Agents such other fees in the amounts and at the times separately agreed upon.

2.12. Scheduled Payments. The principal amount of the Term Loans shall be repaid in consecutive equal quarterly installments (each, an “Installment”) in the aggregate amount of 1.00% per annum on the last day of each Fiscal Quarter which ends on or after June 30, 2012, with the remaining balance due on the Extended Domestic Tranche C Term Loan Maturity Date and the Extended European Term Loan Maturity Date, as applicable. Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Extended Domestic Tranche C Term Loans or the Extended European Term Loans, as the case may be, in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and

(y) the Extended Domestic Tranche C Term Loans and the Extended European Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Extended Domestic Tranche C Term Loan Maturity Date and the Extended European Term Loan Maturity Date, respectively.

2.13. Voluntary Prepayments/Commitment Reductions.

(a) Voluntary Prepayments.

(i) Any time and from time to time:

(1)

with respect to Base Rate Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount;

(2)

with respect to Eurodollar Rate Loans denominated in Dollars, Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount;

(3)

with respect to Eurodollar Rate Loans denominated in Euro, Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of €1,000,000 and integral multiples of €500,000 in excess of that amount; and

(4)

with respect to Swing Line Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000, and in integral multiples of $100,000 in excess of that amount.

(ii) All such prepayments shall be made:

(1)	upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans;

(2)	upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans; and

(3)	upon written or telephonic notice on the date of prepayment, in the case of Swing Line Loans;

in each case given to the Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (Local Time) on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender) or Swing Line Lender, as the case may be. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

(b) Voluntary Commitment Reductions.

(i) Any Borrower may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to the Administrative Agent (which original written or telephonic notice the Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Domestic Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount and any such European Revolving Commitment shall be in an aggregate minimum amount of €5,000,000 and integral multiples of €1,000,000 in excess of that amount.

(ii) Such Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrower’s notice; provided that such notice may state that the effectiveness of such termination or reduction is conditioned upon the consummation of a refinancing transaction, in which case such termination or reduction shall only become effective upon the consummation of such refinancing, and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

2.14. Mandatory Prepayments/Commitment Reductions.

(a) Asset Sales. No later than three Business Days following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, Borrowers shall, subject to Section 2.14(g), prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within two hundred seventy days of receipt thereof in assets of the general type used or useful in the business of Holdings and its Subsidiaries.

(b) Insurance/Condemnation Proceeds. No later than three Business Days following the date of receipt by Holdings or any of its Subsidiaries, or the Administrative Agent or Collateral Agent, as applicable, as loss payee, of any Net Insurance/Condemnation Proceeds, the Borrowers shall, subject to Section 2.14(g), prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within two hundred seventy days of receipt thereof in long term productive assets of the general type used or useful in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof.

(c) [reserved]

(d) Issuance of Debt. On the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), the Borrowers shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts, debt issuance and commitment fees and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

(e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending 2007), the Borrowers shall, no later than one hundred thirty days after the end of such Fiscal Year, prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to (i) 25% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans paid in that Fiscal Year (excluding (i) repayments of Revolving Loans or Swing Line Loans, except to the extent the Revolving Commitments are permanently reduced in connection with such repayments, (ii) the repayment of 2006 Indebtedness on the First Restatement Effective Date and (iii) the repayment of the Non-Extending Term Loans on the Second Restatement Effective Date, except to the extent such repayment is made with cash held by the Credit Parties or their Subsidiaries immediately prior to the Second Restatement Effective Date (other than proceeds from the Revolver Loans)); provided, that if the Leverage Ratio on the last day of the applicable Fiscal Year is less than 4.00:1.00, then such prepayment percentage shall be reduced to 0%.

(f) Revolving Loans and Swing Loans. The Borrowers shall from time to time prepay first, the Swing Line Loans (with respect to the U.S. Borrower), and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(g) Limitations on Prepayments. The prepayments of the Loans pursuant to Sections 2.14(a) through 2.14(e) shall be subject to (i) permissibility under local law relating to financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of Holdings or its applicable Subsidiary, and (ii) restrictions in its material Organizational Documents (including as a result of minority ownership) (each restriction referred to in clauses (i) and (ii), a “Restriction”). Further, there will be no requirement to make any such prepayment where Holdings, any of its Subsidiaries or any of their Affiliates can demonstrate to the Lenders that it would incur a material Tax liability by doing so, including a material deemed dividend pursuant to Section 956 of the Internal Revenue Code. The non-application and nonpayment of any prepayment amounts pursuant to Sections 2.14(a) through (e) as a consequence of this Section 2.14(g) will not, for the avoidance of doubt, constitute an Event of Default, and such pre-payment amounts shall be available for working capital purposes of Holdings and its Subsidiaries as long as not required to be prepaid in accordance with the following provisions. Holdings and the Guarantors will use and shall procure that any of their Subsidiaries will use all commercially reasonable efforts to overcome or eliminate any Restrictions and/or minimize any such costs of prepayment and/or use the other Cash resources of Holdings and its Subsidiaries (subject to the considerations above) to make the relevant prepayment. If at any time within one year of a prepayment being forgiven due to a Restriction, such Restriction is removed, any relevant proceeds will at the end of the then current Interest Period (or, if Base Rate Loans are then outstanding, immediately) be applied in accordance with the applicable prepayment provision above (net of any reasonable costs, expenses or taxes incurred by Holdings and its Subsidiaries or any of their Affiliates and arising exclusively as a result of compliance with the preceding sentence, and Holdings and its Subsidiaries shall be permitted to make, directly or indirectly, a dividend or distribution to its Affiliates in an amount sufficient to cover such tax liability, costs or expenses).

(h) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.14(a) through 2.14(e), Borrowers shall deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrowers shall promptly make an additional prepayment of the Loans, and Borrowers shall concurrently therewith deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

(i) Reserved.

2.15. Application of Prepayments/Reductions.

(a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by the applicable Borrower in the applicable notice of prepayment; provided, in the event such Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, with respect to the U.S. Borrower, to repay outstanding Swing Line Loans to the full extent thereof;

second, to repay outstanding Revolving Loans of the applicable Borrower, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof), to the full extent thereof; and

third, to prepay the Term Loans of the applicable Borrower, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and further applied on a pro rata basis to reduce the scheduled remaining Installments of principal of the Term Loans.

(b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied as follows:

first, to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and further applied on a pro rata basis to the remaining scheduled Installments of principal of each Term Loan;

second, to prepay the Swing Line Loans to the full extent thereof (without any reduction in the Revolving Commitments);

third, to prepay the Revolving Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to the full extent thereof (without any reduction in the Revolving Commitments)

fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and

fifth, to cash collateralize Letters of Credit.

(c) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to Section 2.18(c).

2.16. General Provisions Regarding Payments.

(a) All payments by a Borrower of principal, interest, fees and other Obligations shall be made in Dollars or Euro, as applicable, in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 p.m. (Local Time) on the date due at the Principal Office designated by the Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) the Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f) Borrowers hereby authorize, upon the request of Borrowers (provided such request shall not be required if there is a Default or Event of Default continuing), the Administrative Agent to charge Borrower’s accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g) the Administrative Agent shall deem any payment by or on behalf of a Borrower hereunder that is not made in same day funds prior to 2:00 p.m. (Local Time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. the Administrative Agent shall give prompt telephonic notice to the applicable Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. To the extent not made in same day funds prior to 5:00 p.m. (Local Time), any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

(h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

2.17. Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or any other applicable legislation, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of a Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest; provided, further, that any proportionately greater amounts received on account of Loans to the Euro Borrowers shall be applied to purchase participations in loans to the Euro Borrowers. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.18. Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans (other than those where the interest rate can be determined in accordance with clauses (c) or (d) of the definition of Adjusted Eurodollar Rate) until such time as the Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by any Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by a Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, (4) the Affected Loans in Dollars shall automatically convert into Base Rate Loans on the date of such termination and (5) the interest rate on the Affected Loans in Euro shall be determined in accordance with clauses (c) or (d) of the definition of Adjusted Eurodollar Rate. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by a Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Each Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable actual out-of-pocket losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any actual out-of-pocket loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower.

(d) Booking of Eurodollar Rate Loans. Subject to Sections 2.20 and 2.21, any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, pursuant to Sections 2.18 or 2.19 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

2.19. Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (provided that the introduction of any new law, treaty or governmental rule, regulation or order, or any determination of a court or governmental authority with respect to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, in each case that becomes effective after the Second Restatement Effective Date shall be considered a change in law whether promulgated before or after the Second Restatement Effective Date), or compliance by such Lender with any guideline, request or directive issued or made after the Second Restatement Effective Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market or the European interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrowers (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Second Restatement Effective Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, but including the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (whether or not promulgated before or after the Second Restatement Effective Date) and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrowers (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.20. Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. Subject to Section 2.20(b), all sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any

Lender) imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein.

(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Tax (other than a Tax on the overall net income) from any sum paid or payable by any Credit Party to the Administrative Agent or any Lender (which term shall include Issuing Bank and Collateral Agent for purposes of this Section 2.20(b)) under any of the Credit Documents: (i) the applicable Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as reasonably possible after such Borrower becomes aware of it; (ii) the applicable Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the relevant due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which any deduction or withholding has been made, the applicable Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of such deduction, withholding or payment and of the remittance thereof to the relevant tax or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above that are United States withholding taxes imposed on amounts payable to such Lender under the Domestic Loan (x) at the time such Lender becomes a party to this Agreement, except to the extent that (a) such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to Taxes pursuant to this Section 2.20 or (b) such additional amount is attributable to an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 2.17 or (y) and are imposed under FATCA.

(c) Payment of Other Taxes. In addition, the Borrowers shall pay any and all present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document to the relevant Governmental Authority in accordance with applicable law.

(d) Evidence of Exemption From U.S. Withholding Tax. Each Lender making a loan to the U.S. Borrower that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non US Lender”) shall deliver to the Administrative Agent for transmission to the U.S. Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof on the Effective Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the U.S. Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal

Revenue Service Form W 8BEN, W-8EXP, W 8ECI and/or W-8IMY (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code or reasonably requested by the U.S. Borrower or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and is relying on the so-called “portfolio interest exemption,” a Certificate re Non Bank Status together with two original copies of Internal Revenue Service Form W 8BEN and/or W-8IMY (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code or reasonably requested by the U.S. Borrower or the Administrative Agent to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. If any Lender provides an Internal Revenue Service Form W-8IMY, such Lender must also attach the additional documentation that must be transmitted with Internal Revenue Service Form W-8IMY, including the appropriate forms described in this Section 2.20(d). Each Lender making a Loan to the U.S. Borrower that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) and is not a person whose name indicates that it is an “exempt recipient” (as such term is defined in Section 1.6049-4(c)(ii) of the United States Treasury Regulations) shall deliver to the U.S. Borrower and the Administrative Agent on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof on the Effective Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the U.S. Borrower and the Administrative Agent (each in the reasonable exercise of its discretion) two original copies of Internal Revenue Service Form W-9 (or successor forms). Notwithstanding anything to the contrary contained herein, a Non-US Lender shall not be required to deliver any form or statement pursuant to this Section 2.20(d) that such Non-US Lender is not legally able to deliver. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(d) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent for transmission to the U.S. Borrower two new original copies of Internal Revenue Service Form W 8BEN, W-8EXP, W 8ECI, W-8IMY or W-9, or a Certificate re Non Bank Status and two original copies of Internal Revenue Service Form W 8BEN or W-8IMY (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code or reasonably requested by the U.S. Borrower or the Administrative Agent to confirm or establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify the Administrative Agent and the U.S. Borrower of its inability to deliver any such forms, certificates or other evidence. Borrowers shall not be required to pay any additional amount to any Non US Lender under Section 2.20(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence required by this Section 2.20(d), or (2) to notify the Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first and second sentences of this Section 2.20(d) on the Effective Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.20(d) shall relieve the U.S. Borrower of its obligation to pay any additional amounts pursuant this Section 2.20 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

(e) Evidence of Exemption from Non-U.S. Withholding Tax. A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which any Borrower is subject to tax, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver, within a reasonable period of time, to the relevant Borrower (with a copy to the Collateral Agent), as reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law (including, if relevant, a certificate of residence) as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation.

(f) Borrowers Indemnification for Failure to Pay Required Taxes, etc. If Borrowers fail to pay (or cause to be paid) any Taxes pursuant to Section 2.20(b)(ii) or (c) when due to the appropriate tax authority or fail to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders (which term shall include Issuing Bank and Collateral Agents for purposes of this Section 2.20(f)) for any incremental Taxes that may become payable by the Administrative Agent or any Lender as a result of any such failure. Payment under this indemnification must be made within fifteen days from the date any the Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefore accompanied by appropriate evidence of the Tax and its payment.

(g) Treatment of Certain Refunds. If the Administrative Agent or a Lender (which term shall include the Issuing Bank and Collateral Agent for purposes of this Section 2.20(g)) determines, in its sole discretion, that it has received a refund of any Taxes or other taxes (as described in Section 2.20(c)) as to which it has been indemnified by a Credit Party or with respect to which the Credit Party has paid additional amounts pursuant to this Section, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Party under this Section with respect to the Taxes or other taxes (as described in Section 2.20(c)) giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as applicable, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant

Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

(h) FATCA. If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the U.S. Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the U.S. Borrower or the Administrative Agent as may be necessary for the U.S. Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(h), “FATCA” shall include any amendments made to FATCA after the Second Restatement Effective Date that are not already included in the definition of “FATCA”.

2.21. Obligation to Mitigate. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrowers agree to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrowers (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

2.22. Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender (each, a “Defaulting Lender”) (i) defaults in its obligation to fund

(a “Funding Default”) any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(b)(iv) or 2.4(e) (in each case, a “Defaulted Loan”), (ii) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (other than, in the case of such other agreements, to the extent such Lender’s notice or public statement of non-compliance is a result of such Lender’s good faith dispute with respect to its funding obligations thereunder), (iii) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon written confirmation from the Administrative Agent to such Lender and the Borrower that such Lender has confirmed in writing its intention to comply with its funding obligations under this Agreement or (iv) has, or has a direct or indirect parent company that has, (a) become the subject of a proceeding under any Debtor Relief Law, (b) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (c) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if the applicable Borrower so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Domestic Revolving Exposure and European Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if the applicable Borrower so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrowers shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender’s Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.11 with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender and (e) amendments under Section 11.5 shall be calculated as if such Defaulting Lender’s Loans and Commitments did not exist. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by each Borrower of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.22. The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies which Borrowers may have against such Defaulting Lender with respect to any Funding Default and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.23. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrowers that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrowers’ request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrowers’ request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 11.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrowers may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 11.6 and Borrowers shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender or a Non-Consenting Lender and the Defaulting Lender shall pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; and (2) on the date of such assignment, Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20; or otherwise as if it were a prepayment; provided, Borrowers may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Borrowers shall have caused each outstanding Letter of Credit issued thereby to be cancelled or back stopped. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such

Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

2.24. Incremental Facilities. Any Borrower may by written notice to the Administrative Agent elect to request (1) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”), by an amount not in excess of the Dollar Equivalent of $150,000,000 in the aggregate (the “Incremental Amount”) and not less than the Dollar Equivalent of $25,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount to the extent that the remaining amount then available as New Term Loan Commitments pursuant to the provisions set forth herein is less than $25,000,000), and integral multiples of $5,000,000 in excess of that amount and/or (2) an increase to the existing Revolving Commitments (any such increase, the “New Revolving Commitments”), by an amount not in excess of $100,000,000 in the aggregate and not less than $50,000,000 individually. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which such Borrower proposes that the New Term Loan Commitments or New Revolving Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent, (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Term Loan Lender” or “New Revolving Lender”) to whom such Borrower proposes any portion of such New Term Loan Commitments or New Revolving Commitments, as applicable, be allocated and the amounts of such allocations and (C) whether, and in what amounts, such New Term Loan Commitments shall be for Extended Domestic Tranche C Term Loans and/or Extended European Term Loans; provided that the Administrative Agent may elect or decline to arrange such New Term Loan Commitments or New Revolving Commitments in its sole discretion and any Lender approached to provide all or a portion of the New Term Loan Commitments or New Revolving Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment or New Revolving Commitment. Such New Term Loan Commitments or New Revolving Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments or New Revolving Commitments; (2) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Section 3.2 shall be satisfied; (3) the pro forma Leverage Ratio after giving effect to such New Term Loan Commitments or such New Revolving Commitments shall be equal to or less than 4.50:1.00, as determined on the basis of the financial statements most recently delivered to the Administrative Agent; (4) the New Term Loan Commitments or New Revolving Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the applicable Borrower, the New Term Loan Lender or New Revolving Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Register and each New Term Loan Lender or New Revolving Lender shall be subject to the requirements set forth in Section 2.20(d); (5) the applicable Borrower shall make any payments required pursuant to Section 2.18(c) in connection with the New Term Loan Commitments or New Revolving Commitments, as applicable; (6) the applicable Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction and (7) in respect of the New Revolving Commitments, either the Revolving Commitments outstanding immediately prior to the Second Restatement Effective Date shall have expired or on the Increased Amount Date, the Borrowers shall have terminated such Revolving Commitments in accordance with Section 2.13(b) hereof. Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to the applicable Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (b) each New Revolving Lender shall become a Lender with respect to the New Revolving Commitment and all matters relating thereto.

Administrative Agent shall notify Lenders promptly upon receipt of Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments and the New Revolving Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and (z) in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section 2.24.

The terms and provisions of the New Revolving Loans shall be identical to the Revolving Loans; provided that (i) the stated maturity of the New Revolving Commitments may be extended to a date no later than then latest final maturity date of the Term Loans and (ii) the Applicable Margin with respect to the New Revolving Loans or the Applicable Revolving Commitment Fee Percentage with respect to the New Revolving Commitments may each differ from that applicable to the Revolving Loans and Revolving Commitments, respectively. The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Term Loans. In any event (i) the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the weighted average life to maturity of the Term Loans, (ii) the applicable New Term Loan Maturity Date of each Series shall be no shorter than the latest of the final maturity of the Term Loans, (iii) the rate of interest applicable to the New Term Loans of each Series shall be determined by Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided however that the interest rate (after giving effect to all upfront or similar fees or original issue discount payable with respect to such New Term Loans) applicable to the New Term Loans shall not be greater than the highest interest rate that may, under any circumstances, be payable with respect to Term Loans plus 0.50% per annum unless the interest rate with respect to the Term Loans is increased so as to equal the difference between the interest rate applicable to the New Term Loans (after giving effect to all upfront or similar fees or original issue discount payable with respect to such New Term Loans)

and the corresponding interest rate applicable to the Term Loans minus 0.50% per annum. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provision of this Section 2.24.

SECTION 3. CONDITIONS PRECEDENT

3.1. Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date was subject to the satisfaction, or waiver in accordance with Section 11.5, of the conditions set forth in Section 3.1 of the 2006 Credit Agreement.

3.2. Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit on any Credit Date, are subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions precedent; provided that the obligation of the Issuing Bank to issue any Letter of Credit on any Credit Date shall only be subject to condition (v) set forth below if at least $1.00 of Revolving Loans (excluding any outstanding and undrawn Letters of Credit) are outstanding on such Credit Date or a Funding Notice is delivered to the Administrative Agent concurrently with the Issuance Notice applicable to such Letter of Credit):

(i) the Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

(ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(v) Holdings shall be in pro forma compliance with the Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements are available to the Administrative Agent and as of such Credit Date, in each case determined on a pro forma basis after giving effect to the making of the Credit Extensions requested on such Credit Date; and

(vi) on or before the date of issuance of any Letter of Credit, the Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

(b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to the Administrative Agent. In lieu of delivering a Notice, Borrowers may give the Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to the Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither the Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrowers or for otherwise acting in good faith.

3.3. First Restatement Effective Date. The obligation of each Lender to make a Credit Extension on the First Restatement Effective Date and the amendments set forth in the 2007 Credit Agreement were subject to the satisfaction, or waiver in accordance with Section 11.5, of the conditions set forth in Section 3.3 of the 2007 Credit Agreement.

3.4. Second Restatement Effective Date. The effectiveness of this Agreement is subject to the satisfaction, or waiver in accordance with Section 11.5, of the conditions precedent set forth in Section 6 of the Second Amendment.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Second Restatement Effective Date and on each Credit Date, that the following statements are true and correct (assuming that the Qualifying IPO has occurred):

4.1. Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized and validly existing and, if applicable, in good standing, under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2. Capital Stock and Ownership. The Capital Stock of each of Holdings and its Subsidiaries (and Unrestricted Subsidiaries) has been duly authorized and validly issued and is fully paid and non-assessable, to the extent applicable thereto. Except as set forth on Schedule

4.2, as of the Second Restatement Effective Date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries). Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries (and Unrestricted Subsidiaries) as of the Second Restatement Effective Date.

4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries, (iii) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, except where such violation could not reasonably be expected to have a Material Adverse Effect or (iv) the Senior Notes; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (i) any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect or (ii) the Senior Notes; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Second Restatement Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent, for filing and/or recordation, as of the Second Restatement Effective Date or, with regard to Foreign Subsidiaries, promptly thereafter within any applicable time limit provided by relevant legislation, as permitted by applicable law and except for filings required to be made under securities laws.

4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7. [Reserved].

4.8. [Reserved].

4.9. No Material Adverse Change. Since the date of the most recent audited financial statements delivered pursuant to Section 5.1(c) of the 2007 Credit Agreement, no event, circumstance or change has occurred that has caused or evidences a Material Adverse Effect.

4.10. Adverse Proceedings, etc. There are no Adverse Proceedings that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect.

4.11. Payment of Taxes. Except as otherwise permitted under Section 5.3, all returns and reports of Holdings and its Subsidiaries with regard to Taxes required to be filed by any of them have been timely filed, the contents of such returns and reports have been materially accurate, and all Taxes shown on such returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except those which are being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.12. Properties.

(a) Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other personal property), all of their respective properties and assets. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens other than Permitted Liens.

(b) Real Estate. As of the Second Restatement Effective Date, Schedule 4.12 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is as of the Second Restatement Effective Date in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder that would reasonably be expected to result in a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.13. Environmental Matters. Neither Holdings nor any of its Subsidiaries (and Unrestricted Subsidiaries) nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that could reasonably be expected to have a Material Adverse Effect. There are and, to each of Holdings’ and its Subsidiaries’ (including Unrestricted Subsidiaries’) knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (and Unrestricted Subsidiaries) nor, to any Credit Party’s knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings’ or any of its Subsidiaries’ (including Unrestricted Subsidiaries’) operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which has had, or could reasonably be expected to have, a Material Adverse Effect.

4.14. No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.15. Governmental Regulation. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.16. Margin Stock. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock in violation of Regulation T, U or X of the Board of Governors or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

4.17. Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the knowledge of Holdings and Borrowers, threatened against any of them before the National Labor Relations Board (or any foreign equivalent thereof) and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the knowledge of Holdings and Borrowers, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the knowledge of Holdings and Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the knowledge of Holdings and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above) such as is not reasonably likely to have a Material Adverse Effect.

4.18. Employee Benefit Plans.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, Holdings, each of its Subsidiaries (and Unrestricted Subsidiaries) and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. Except as could not reasonably be expected to have a Material Adverse Effect, no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries (and Unrestricted Subsidiaries) or any of their ERISA Affiliates. Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur and (ii) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. Except as could not reasonably be expected to have a Material Adverse Effect, the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. Except as could not reasonably be expected to have a Material Adverse Effect, (i) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero and (ii) Holdings, each of its Subsidiaries (and Unrestricted Subsidiaries) and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, all Foreign Plans are operated in compliance with all applicable laws, each Credit Party which contributes to a Foreign Plan has paid all required contributions to such Foreign Plan as they fall due, and no action or omission has been or is expected to be taken by any Credit Party nor has any event occurred in relation to a Foreign Plan which has or is reasonably likely to result in liability to any Credit Party to any Governmental Authority. At the request of the Administrative Agent, Borrowers shall deliver to the Administrative Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirement (as applicable either to the trustees of any relevant Foreign Plans or to Borrowers), actuarial reports in relation to all Foreign Plans. Borrowers shall promptly notify the Administrative Agent of any material change in the rate of contributions to any Foreign Plans either paid or recommended to be paid (whether by the scheme actuary, the trustees or otherwise) or required (by law or otherwise).

4.19. [Reserved].

4.20. Solvency. The Credit Parties, on a consolidated basis, are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.21. [Reserved].

4.22. Compliance with Statutes, etc. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions (other than those relating to Tax) imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that could not reasonably be expected to result in a Material Adverse Effect.

4.23. Disclosure. The representations and warranties of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby (other than Projections and pro forma financial information), when taken as a whole, do not contain any untrue statement of a material fact or omits to state a material fact (known to Holdings or Borrowers, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Borrowers (other than matters of a general economic nature) that could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements (when taken as a whole) furnished to Lenders for use in connection with the transactions contemplated hereby.

4.24. Patriot Act. To the extent applicable, each Credit Party and Unrestricted Subsidiary is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or, to the knowledge of any Credit Party or Unrestricted Subsidiary, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.25. Financial Assistance. Neither the execution, delivery and performance of any of the Credit Documents nor the incurrence of any obligations or liabilities (actual or contingent) thereunder by the Euro Borrowers or any of the Foreign Guarantors constitutes or will constitute unlawful financial assistance for the purposes of Article 98c or 207c of Book 2 of the Dutch Civil Code.

4.26. Dutch Financial Supervision Act. Each Euro Borrower fully complies with rules and regulations promulgated under the Dutch Financial Supervision Act (Wet op het financieel toezicht).

4.27. Centre of Main Interests and Establishments. With respect to each Credit Party organized under the laws of a jurisdiction in the European Union, for the purposes of EU Insolvency Regulation, its centre of main interest (as that term is used in Article 3(1) of the EU Insolvency Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the EU Insolvency Regulation) in any other jurisdiction.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent indemnity obligations not then due and payable) and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5. Notwithstanding anything to the contrary in any Credit Document, the requirement of any delivery by any Credit Party, under this Section 5, Section 2 or otherwise under this Agreement or under any Credit Document, shall be satisfied solely where such delivery is by (i) the U.S. Borrower on behalf of such Credit Party and each Credit Party authorizes the U.S. Borrower to make such delivery and prepare and execute on such Credit Party’s behalf the documents to be delivered thereunder and acknowledge that Agents may rely on such documents prepared and transmitted by the U.S. Borrower or (ii) transmission or physical delivery by the U.S. Borrower following due execution by the applicable Credit Party.

5.1. Financial Statements and Other Reports. Holdings will deliver to the Administrative Agent for distribution to the Lenders:

(a) [reserved]

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter in which the Closing Date occurs, (i) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case (except with respect to any quarter occurring within the first four quarters after the Closing Date) in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year and (ii) the consolidating balance sheets of each of (x) the U.S. Borrower and its Subsidiaries and (y) the Euro Borrowers and their respective Subsidiaries, in each case as at the end of such Fiscal Quarter and the related consolidating to statements of income for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, in the case of each of clauses (i) and (ii) all in reasonable detail, together with a Financial Officer Certification; provided, that the filing with the Securities and Exchange Commission by Solera Holdings, Inc. of its quarterly report on Form 10-Q for the applicable Fiscal Quarter within the time period set forth in this Section 5.1(b) shall satisfy the requirements of this Section 5.1(b).

(c) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of PricewaterhouseCoopers, LLC or other “Big 4” accounting firm or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to the Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents and (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default under Section 6.8 has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, that the filing with the Securities and Exchange Commission by Solera Holdings, Inc. of its annual report on Form 10-K for the applicable Fiscal Year within the time period set forth in this Section 5.1(c) shall satisfy the requirements of this Section 5.1(c).

(d) Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e) Reserved;

(f) Notice of Default. Promptly upon any officer of Holdings or Borrowers obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Borrowers with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action each applicable Borrower has taken, is taking and proposes to take with respect thereto;

(g) Notice of Litigation. Promptly upon any Authorized Officer of Holdings or Borrowers obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Borrowers to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Borrowers to enable Lenders and their counsel to evaluate such matters;

(h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries (and Unrestricted Subsidiaries) or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto or similar Governmental Authority with respect to any Foreign Plan; and (ii) with reasonable promptness, copies of (1) all notices received by Holdings, any of its Subsidiaries (and Unrestricted Subsidiaries) or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (2) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan or similar reports or filings relating to any Foreign Plan as the Administrative Agent shall reasonably request;

(i) Financial Plan. As soon as practicable and in any event no later than thirty days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Year and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of such Fiscal Year;

(j) Insurance Report. At the Administrative Agent’s request, a certificate from Borrowers’ insurance broker(s) in form and substance satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by Holdings and its Subsidiaries;

(k) Reserved;

(l) Reserved;

(m) Information Regarding Collateral. (a) Borrowers will furnish to Collateral Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, (iii) in any Credit Party’s jurisdiction of organization or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number. Each Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are reasonably required in order for Collateral Agent, to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Each Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(n) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Borrowers shall deliver to Collateral Agent a certificate of its Authorized Officer (i) either confirming that there has been no material change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such material changes and (ii) certifying that such information is accurate and complete in all material respects. For purposes of this Section 5.1(n), the Collateral Questionnaire shall be completed with respect to any jurisdiction in which a Guarantor is resident or where Collateral is otherwise located;

(o) Other Information. (A) After the occurrence of a Qualifying IPO, promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority in any jurisdiction, and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent; and

(p) Certification of Public Information. Concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.1, Holdings shall indicate in writing whether such document or notice contains Nonpublic Information. Holdings and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Holdings has indicated contains Nonpublic Information shall not be posted on that portion of the Platform designated for such public-side Lenders. If Holdings has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Nonpublic Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Holdings, its Subsidiaries and their securities.

(q) Investigations. If an Event of Default is continuing or if the Requisite Lenders believe in good faith and on reasonable grounds that any financial statements or calculations provided by Holdings or any of its Subsidiaries are inaccurate or incomplete in any material respect the Administrative Agent may, following consultation with Holdings as to the scope of the investigation and its cost: (i) instruct (or require Holdings to instruct) a recognized firm of accountants selected by the Administrative Agent to carry out an investigation into the affairs of the Group and/or the financial performance of the Group and/or the accounting and other reporting procedures and standards of the Group; and/or (ii) request confirmation that any figure in the most recent quarterly or annual Compliance Certificate delivered under Section 5.1(d) has been correctly extracted from the relevant financial statements delivered under Section 5.1(a) – (c); and/or (iii) instigate such other investigations and commission such other reports (including, without limitation, legal and valuation reports) as the Administrative Agent shall reasonably require into the affairs of the Group, in each case to the extent that the Administrative Agent considers them to be relevant to such Event of Default or the circumstances giving rise to such Event of Default or establishing the accuracy of such financial statements and/or calculations. The reasonable expense of any such investigation shall be borne by Holdings.

5.2. Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than each Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Credit Party shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof would not reasonably be expected to result in a Material Adverse Effect.

5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax, claim, penalty or fine need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax, claim, penalty or fine which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax, claim, penalty or fine. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Solera Holdings, Inc. or Holdings or any of its Subsidiaries).

5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in working order and condition, ordinary wear and tear and casualty excepted, all properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

5.5. Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries and with such deductibles, covering such risks and otherwise, in each case, as are prudent in the good faith judgment of the officers of Holdings and its Subsidiaries. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are prudent in the good faith judgment of the officers of Holdings and its Subsidiaries. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of the Secured Parties as the loss payee thereunder and will endeavor to provide for at least thirty days’ prior written notice to Collateral Agent, of any material modification or cancellation of such policy.

5.6. Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which complete, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, however, that the Lenders hereby agree to attempt to coordinate such visits; provided, further, so long as no Event of Default is continuing, such inspections shall be limited to twice per year at the Borrowers’ expense.

5.7. Lenders Meetings. Holdings and Borrowers will, upon the request of the Administrative Agent or Requisite Lenders, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrowers and the Administrative Agent) at such time as may be agreed to by Borrowers and the Administrative Agent; provided, that any expenses incurred by the Lenders participating in such meeting shall not be reimbursed by the Credit Parties.

5.8. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and shall use commercially reasonable efforts to cause all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, in the aggregate, a Material Adverse Effect.

5.9. Environmental.

(a) Environmental Disclosure. Holdings will deliver to the Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all material environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) or by independent consultants, governmental authorities or any other

Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having a Material Adverse Effect, or (B) any Environmental Claims that have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Holdings or Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws where such restrictions have a reasonable possibility of resulting in a Material Adverse Effect;

(iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries), a copy of any and all written communications with respect to (1) any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect or (B) affect the ability of Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries (and Unrestricted Subsidiaries) to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries (and Unrestricted Subsidiaries) promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries (and Unrestricted Subsidiaries) that could reasonably be expected to have a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries (and Unrestricted Subsidiaries) and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have a Material Adverse Effect.

5.10. Subsidiaries. (a) In the event that any Person becomes a Subsidiary of a Borrower after the Closing Date or any Unrestricted Subsidiary is redesginated a Restricted Subsidiary (in each case, other than an Excluded Subsidiary), such Borrower shall (i) in the case of a Domestic Subsidiary or a Foreign Subsidiary that is treated as a pass-through or disregarded entity for U.S. federal income tax purposes and all of the Capital Stock of which is directly owned by Holdings or one or more Domestic Subsidiaries of Holdings, promptly cause such Domestic Subsidiary or such Foreign Subsidiary to become a Domestic Guarantor hereunder and a Grantor under the Pledge and Security Agreement (or an applicable Canadian Security Document in the case of any such Domestic Guarantor organized under the laws of Canada or a province thereof) by executing and delivering to the Administrative Agent and Collateral Agent a Counterpart Agreement, (ii) in the case of a Foreign Subsidiary not covered by clause (i) above, except with respect to Excluded Subsidiaries, promptly cause such Foreign Subsidiary to become a Foreign Guarantor hereunder (provided, that such Foreign Subsidiary shall have the benefit of Section 7.13 and, in any event, such Foreign Subsidiary shall not guarantee the Obligations of the U.S. Borrower or any Domestic Guarantor under this Agreement) and to grant Liens in favor of Collateral Agent, over all or substantially all of its assets, if applicable, on similar terms to the Liens granted pursuant to any Collateral Document to which any other Foreign Subsidiary incorporated in the same jurisdiction as such Foreign Subsidiary is a party (provided, that a Foreign Subsidiary shall only become a Guarantor or grant a Lien to the extent not inconsistent with the Security Principles set forth in Schedule 1.1A), and (iii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(i) and 3.1(l) of the 2006 Credit Agreement. In the event that any Person becomes a direct or indirect Foreign Subsidiary of Holdings or an Unrestricted Subsidiary is redesignated a Restricted Subsidiary, and the ownership interests of such Foreign Subsidiary are owned directly by Holdings or by any Domestic Guarantor or by any Foreign Guarantor, Holdings shall, or shall cause such Domestic Guarantor or Foreign Guarantor, as applicable, to deliver all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b) of the 2006 Credit Agreement, and Holdings shall take, or shall cause such Domestic Guarantor or Foreign Guarantor, as applicable, to take, all of the actions referred to in Section 3.1(i)(i) of the 2006 Credit Agreement necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties (a) in the event such Foreign Subsidiary (other than any Foreign Subsidiary of Holdings that is treated as a pass-through or disregarded entity for United States federal income tax purposes and all of the Capital Stock of which is directly owned by Holdings or one or more Domestic Subsidiaries of Holdings) is directly owned by Holdings or any Domestic Guarantor, in 65% of the Capital Stock of such Foreign Subsidiary to secure its guarantee of the Obligations of the U.S. Borrower and 100% of the Capital Stock of such Foreign Subsidiary to secure its guarantee of the Obligations of the Euro Borrowers, subject to the agreed upon Security Principles on Schedule 1.1A and (b) in the event such Foreign Subsidiary is owned by a Foreign Guarantor, in 100% of the Capital Stock of such Foreign Subsidiary to secure its guarantee of the Obligations of the Euro Borrowers, subject to the agreed upon Security Principles on Schedule 1.1A. With respect to each such Subsidiary

(or Unrestricted Subsidiary that is redesignated a Restricted Subsidiary), Holdings shall promptly send to the Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Holdings, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Holdings; and such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof. This Section 5.10(a) shall be interpreted in accordance with the proviso in the definition of “Collateral”.

(b) If at any time (i) the aggregate assets (excluding intercompany indebtedness) of the Excluded Subsidiaries and their Subsidiaries, as consolidated in the consolidated financial statements of Holdings, shall account for 25% or more of the consolidated assets of Holdings as of the last day of the most recently ended Fiscal Quarter or (ii) the aggregate portion of Consolidated Adjusted EBITDA attributable to the Excluded Subsidiaries and their Subsidiaries, as consolidated in the consolidated financial statements of Holdings, for the most recently ended period of four consecutive Fiscal Quarters shall account for 25% or more of the Consolidated Adjusted EBITDA of Holdings for such period, Holdings shall designate sufficient Excluded Subsidiaries as Guarantors, subject to agreed upon Security Principles set forth on Schedule 1.1A, to eliminate such condition, such designation to occur not later than sixty (60) Business Days after the earlier of (x) the delivery pursuant to Section 5.1(b) or (c) of financial statements of Holdings for the period during which the condition requiring such designation shall first have existed and (y) in the event the condition requiring such designation is known to an Authorized Officer of Holdings to exist as a result of an acquisition, disposition or transfer of material assets (including Capital Stock), the date of such acquisition, disposition or transfer. Excluded Subsidiaries designated as Guarantors pursuant to the preceding sentence shall for all purposes of this Agreement cease to be Excluded Subsidiaries and constitute Guarantors upon such designation.

5.11. [Reserved].

5.12. Interest Rate Protection. No later than ninety (90) days following the Closing Date and at all times thereafter until the second anniversary of the Closing Date, Borrowers shall obtain and cause to be maintained protection against fluctuations in interest rates pursuant to one or more Interest Rate Agreements in form and substance reasonably satisfactory to the Administrative Agent and Syndication Agent, in order to ensure that no less than 50% of the aggregate principal amount of the total funded Indebtedness (excluding Revolving Loans or debt for which interest is not paid in cash) of Holdings and its Subsidiaries then outstanding is either (i) subject to such Interest Rate Agreements or (ii) Indebtedness that bears interest at a fixed rate.

5.13. Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or Collateral Agent, may reasonably request in order to effect fully the terms of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall (and Holdings shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Collateral Agent may reasonably specify (and in such form as the Collateral Agent may reasonably require in favor of the Collateral Agent or its nominee(s)) in each case, subject to agreed upon Security Principles set forth on Schedule 1.1A hereto, to the extent reasonably required by the Administrative Agent or Collateral Agent, for the exercise of any rights, powers and remedies of the Collateral Agent or: (i) to perfect the security created or intended to be created under or evidenced by the Collateral Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of security pursuant to the Collateral Documents) or the Credit Parties provided by or pursuant to the Credit Documents or by law; (ii) to confer on the Collateral Agent or confer on the Credit Parties security over any property and assets of that Credit Party located in any jurisdiction equivalent or similar to the security intended to be conferred by or pursuant to the Collateral Documents; and/or (iii) to facilitate the realization of the assets which are, or are intended to be, the subject of the Collateral Documents. Each Credit Party shall (and Holdings shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be reasonably necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Collateral Agent or the Credit Parties by or pursuant to the Credit Documents.

5.14. [Reserved].

5.15. Financial Assistance. Each of the Borrowers will (i) procure (to the extent it is lawful to do so) that each Subsidiary of Holdings transfers sufficient funds to enable such Borrower to meet its payment obligations under the Credit Documents as they fall due, except to the extent such transfer would have any adverse tax consequence for the Borrowers or where it otherwise would be against applicable law (including financial assistance and corporate benefit rules, restrictions on upstreaming cash intra-Group and fiduciary and statutory duties of directors of the relevant member of the Group) or material constituent document restrictions (resulting from minority ownership provisions existing as of the date hereof), and (ii) ensure that all payments among Holdings and its Subsidiaries (or any of them) have been and will be made in compliance with applicable local laws or regulations concerning financial assistance by a company for the acquisition of or subscription for its own shares or concerning the protection of shareholders’ capital, corporate benefit, fraudulent preference, “thin capitalization” rules and similar principles.

5.16. Intellectual Property. Each Credit Party shall and Holdings shall procure that each Group member will (i) preserve and maintain the validity of the Intellectual Property necessary for the business of the relevant Group member; (ii) use reasonable endeavors to prevent any infringement in any material respect of the Intellectual Property, (iii) in such Credit Party’s and Holdings’ reasonable business judgment, consistent with past business practices, and to the extent the following are within the applicable Credit Party’s or Holdings’ actual control, make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect; and (iv) not use or permit the Intellectual Property to be used in a way (or take any steps or omit to take any step in respect of that Intellectual Property) that will materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property.

5.17. Designation of Subsidiaries. The board of directors (or similar governing body) of Holdings may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary

or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, Holdings and its Subsidiaries shall be in pro forma compliance with the Leverage Ratio, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Subordinated Indebtedness, the Senior Notes or any other Indebtedness, (iv) Holdings shall deliver to the Administrative Agent at least five Business Days prior to such designation a certificate of an Authorized Officer of Holdings, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating compliance with the foregoing clauses (i) through (iii) of this Section 5.15 and (v) at least ten days prior to the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, with respect to such subsidiary. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment pursuant to Section 6.7(k) by Holdings therein at the date of designation in an amount equal to the fair market value of Holding’s direct or indirect Investment therein; provided that upon a redesignation of such subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the lesser of (A) the fair market value of Investments of Holdings and its Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation) and (B) the fair market value of Investments of Holdings and its Subsidiaries made in connection with the designation of such Subsidiary as an Unrestricted Subsidiary minus (ii) the portion (proportionate to Holdings’ and its Subsidiaries’ Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

5.18. Post-Closing Covenant. Each of the Credit Parties shall satisfy the requirements set forth in Section 7 of the Second Amendment on or before the date specified for such requirement in the Second Amendment or such later date to be determined by the Administrative Agent in its sole discretion as provided in the Second Amendment.

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent indemnity obligations not then due and payable) and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of (i) any Domestic Guarantor or the U.S. Borrower owed to any other Domestic Guarantor or the U.S. Borrower, (ii) the Euro Borrowers owed to any other Borrower or any Guarantor, (iii) any Foreign Guarantor owed to any other Borrower or any Guarantor; provided, that in the case of (i), (ii) and (iii) (1) all such Indebtedness shall be evidenced by Intercompany Notes, which shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement or another Collateral Document, with respect to the Intercompany Note evidencing debt owed to a Domestic Subsidiary or the U.S. Borrower, securing the Domestic Loans and the European Loans, and with respect to the Intercompany Note evidencing the debt owed to a Foreign Subsidiary or a Euro Borrower, securing the European Loans only (subject to Section 7.13) and (2) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Note;

(c) [reserved];

(d) [reserved];

(e) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, holdbacks, working capital or other purchase price adjustments, earn-outs, non-compete agreements, deferred compensation or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrowers or any such Subsidiary pursuant to such agreements, in connection with the Acquisition, Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

(f) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal bonds or similar obligations incurred in the ordinary course of business;

(g) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(h) guaranties in the ordinary course of business of the obligations to suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

(i) guarantees (i) by the U.S. Borrower or a Domestic Guarantor of Indebtedness of the U.S. Borrower, a Domestic Guarantor, Euro Borrower or Foreign Guarantor, and (ii) by either Euro Borrower or Foreign Guarantor of Indebtedness of the other Euro Borrower or a Foreign Guarantor, with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that in the case of (i) and (ii) that if the Indebtedness that is being guaranteed is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(j) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being renewed, refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being renewed, refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(k) Indebtedness with respect to Capital Leases in an aggregate amount not to exceed at any time $20,000,000;

(l) purchase money Indebtedness in an aggregate amount not to exceed at any time $20,000,000; provided, any such Indebtedness (i) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, and (ii) shall constitute not less than 90% of the aggregate consideration paid with respect to such asset;

(m) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary of a Borrower or Indebtedness attaching to assets that are acquired by Holdings or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition, in an aggregate amount not to exceed $50,000,000 at any one time outstanding, provided that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Holdings or any Subsidiary (other than by any such Person that so becomes a Subsidiary of such Borrower), and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided, that (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, (2) the direct and contingent obligors with respect to such Indebtedness are not changed and (3) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced;

(n) other Indebtedness of Holdings and its Subsidiaries in an aggregate amount not to exceed at any time $25,000,000; provided that such amount shall only be secured to the extent permitted under Section 6.2(x);

(o) Indebtedness owed to any Person providing property, casualty, business interruption or liability insurance to Borrowers or any Subsidiary of Borrowers, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the annual period in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

(p) unsecured Indebtedness of Holdings owing to any then existing or former director, officer or employee of Holdings, Holdings or its Subsidiaries or their respective assigns, estates, heirs or their current or former spouses for the repurchase, redemption or other acquisition or retirement for value of any equity interest or equity equivalent of Holdings or Solera Holdings, Inc. held by them to the extent such transaction was permitted under Section 6.5(h);

(q) [reserved];

(r) accretion or amortization of original issue discount and accretion of interest paid in kind, in each case in respect of Indebtedness otherwise permitted by this Section 6.1;

(s) (i) unsecured Indebtedness incurred to fund any Permitted Acquisition or permitted Joint Venture; provided that (A) such Indebtedness shall have no amortization prior to the latest of the final maturity of the Term Loans, (B) the final maturity of such Indebtedness shall be at least 6 months following the latest of the final maturity of the Term Loans and (C) if immediately after giving effect to the incurrence of such Indebtedness and such Permitted Acquisition or Joint Venture, the Leverage Ratio would exceed 4.50:1.00, the Leverage Ratio immediately prior to the time of such purchase or acquisition shall not be less than the pro forma Leverage Ratio immediately after giving effect to such purchase or acquisition, it being understood that in each case the pro forma Leverage Ratio shall be determined on the basis of the financial statements most recently delivered to the Administrative Agent and the Lenders as though such incurrence of Indebtedness and such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and (ii) any (A) renewals, extensions, refinancings or exchanges expressly provided for in the agreements evidencing such Indebtedness at the time such Indebtedness is originally incurred and (B) refinancings and extensions of any such Indebtedness incurred pursuant to this Section 6.1(s), and any further refinancings and extensions of the same, if, in each case, the terms and conditions thereof are not less favorable, taken as a whole, to the obligor thereon or to the Lenders than the Indebtedness being renewed, refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (ii) above shall not (x) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, or (y) exceed in a principal amount the Indebtedness being renewed, extended or refinanced;

(t) deemed Indebtedness pursuant to FASB 133 or 150;

(u) obligations under any Hedge Agreement;

(v) other Indebtedness of Holdings and its Subsidiaries (or, in the case of clause (ii) of this paragraph (v), of the U.S. Borrower and its Domestic Guarantors) which is (i) unsecured and subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent or (ii) if such Indebtedness is incurred by the U.S. Borrower or a Domestic Guarantor, unsecured, including any (A) renewals, extensions, refinancings or exchanges expressly provided for in the agreements evidencing such Indebtedness at the time such Indebtedness is originally incurred and (B) refinancings and extensions of any such Indebtedness incurred pursuant to this Section 6.1(v)(ii), and any further refinancings and extensions of the same, if, in each case, the terms and conditions thereof are not less favorable, taken as a whole, to the obligor thereon or to the Lenders than the Indebtedness being renewed, refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clauses (ii)(A) and (B) above shall not (x) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, or (y) exceed in a principal amount the Indebtedness being renewed, extended or refinanced; provided further that, in each case of clauses (i) and (ii) of this paragraph (v), the pro forma Leverage Ratio, after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, is less than 4.50:1.00; and

(w) secured Indebtedness of the Borrowers in an aggregate amount not to exceed at any time $246,715,262.89; provided that such amount shall only be secured to the extent permitted under Section 6.2(y); and provided further that (1) in no event shall more than €108,321,562.73 in the aggregate of the Indebtedness permitted to be incurred pursuant to this clause (w) be incurred by the Euro Borrowers and (2) the Liens on all Indebtedness incurred pursuant to this clause (w) shall be subordinated to the Liens on the Collateral securing the Obligations on terms and conditions and pursuant to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent.

6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property (including real property) or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under the intellectual property laws, rules or procedures, except:

(a) Liens in favor of Collateral Agent, for the benefit of Secured Parties granted pursuant to any Credit Document;

(b) Liens for Taxes which are not yet due and payable or which are being contested in good faith by appropriate actions or proceedings promptly instituted and diligently conducted or which are not otherwise required to be paid pursuant to Section 5.3;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) zoning restrictions, building code, easements, rights-of-way, reservations restrictions, encroachments, and other defects or irregularities in title or matters that would be disclosed by a survey of any real property, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

(f) any interest or title of a licensor, lessee, lessor or sublessor under any operating lease or sublease of real estate not prohibited hereunder and any Lien encumbering such interest or title of a lessor or sublessor;

(g) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignments or similar arrangements entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) licenses of patents, copyrights, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of or not materially detracting from the value of business and not interfering in any material respect with the ordinary conduct of the business of Holdings or such Subsidiary;

(l) Liens described in Schedule 6.2 and any modifications, replacements, renewals or extensions thereof; provided, that (A) the Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.1(j) and (y) proceeds and products thereof, and (B) the renewal, extension or modification of the obligations secured or benefited by such Liens is permitted by Section 6.1(j);

(m) Liens securing Indebtedness permitted pursuant to Section 6.1(j), (k) and (l); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n) [reserved];

(o) [reserved];

(p) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business;

(q) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto permitted under Section 6.1;

(r) licenses, leases or subleases granted to third Persons or to Holdings or its Subsidiaries by Holdings and its Subsidiaries in the ordinary course of business not interfering in any material respect with the business of any Credit Party;

(s) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default;

(t) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of any Borrower and not created in contemplation of such event;

(u) any Lien on any asset (other than on the Equity Interests of one or more Subsidiaries) of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary of the Borrower in a transaction otherwise permitted hereunder and not created in contemplation of such event;

(v) any Lien existing on any asset (other than on the Equity Interests of one or more Subsidiaries) prior to the acquisition thereof by the Borrower or a Subsidiary of the Borrower in a transaction otherwise permitted hereunder and not created in contemplation of such acquisition;

(w) [reserved];

(x) other Liens securing Indebtedness permitted under Section 6.1 if the aggregate amount of the obligations or liabilities secured thereby does not exceed $15,000,000 at any time; and

(y) Liens securing Indebtedness permitted under Section 6.1(w).

6.3. Equitable Lien. If any Credit Party shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

6.4. No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations.

6.5. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

(a) [reserved];

(b) the Borrowers may make Restricted Junior Payments to Holdings to the extent necessary to permit (i) Holdings, Audatex Holdings, Inc. or Solera Holdings, Inc. to pay general administrative costs and expenses (including officers’ and directors’ and special committee fees); (ii) Holdings (or Solera Holdings, Inc.) to discharge the consolidated tax liabilities of Holdings or Solera Holdings, Inc. and its Subsidiaries; provided, however, in the event Holdings or Solera Holdings, Inc. has acquired any material assets after the Second Restatement Effective Date, the Restricted Junior Payments pursuant to this clause (ii) shall not exceed the amount that would have been the consolidated tax liabilities of Holdings or Solera Holdings, Inc., as applicable, but for such acquisition(s); provided, further, in each case, Holdings or Solera Holdings, Inc. applies the amount of any such Restricted Junior Payment for such purpose; and (iii) Holdings to pay to a non-Guarantor Affiliate the amount of any reasonable costs, expenses or taxes incurred by such Affiliate in connection with such Affiliate’s compliance with Section 2.14(g);

(c) [reserved];

(d) [reserved];

(e) [reserved];

(f) any Subsidiary of the U.S. Borrower may make Restricted Junior Payments to the U.S. Borrower or to any holder of the Capital Stock of such Subsidiary (pro rata based on the ownership interest of such holders);

(g) any Subsidiary of a Euro Borrower may make Restricted Junior Payments to a Euro Borrower or to any holder of the Capital Stock of such Subsidiary (pro rata based on the ownership interest of such holders);

(h) Borrowers may pay Restricted Junior Payments to Holdings and Solera Holdings, Inc. to enable Holdings to pay cash dividends to Solera Holdings, Inc. in order to redeem or repurchase Capital Stock from officers, employees and directors of any Credit Party or Solera Holdings, Inc. (or their estates, spouses, descendants or former spouses) upon the death, disability, retirement or termination of such Person’s employment or directorship; provided, that the aggregate amount of all cash paid in respect of all such Capital Stock so redeemed, or repurchased in any Fiscal Year shall not exceed the sum of (i) $10,000,000 plus

(ii) all amounts obtained by Holdings or the Borrowers during such Fiscal Year from the sale of such Capital Stock to other present or former officers, employees and directors in connection with any permitted compensation and incentive arrangements plus (iii) all amounts obtained from any key-man life insurance policies received during such Fiscal Year plus (iv) any unused amounts under subclause (i) of this clause (h) from any immediately preceding Fiscal Year;

(i) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (1) if after giving effect to such Restricted Junior Payment, the pro forma Leverage Ratio would be equal to or less than 3.80:1.00, as determined on the basis of the financial statements most recently delivered to the Administrative Agent as though such dividends, purchases, redemptions, retirements and acquisitions (and any related financings) has been paid or made as of the first day of the fiscal period covered thereby, the Borrowers may make Restricted Junior Payments to Holdings or Solera Holdings, Inc. to allow it to pay cash dividends to its stockholders or purchase, redeem, retire or otherwise acquire shares of its own outstanding Capital Stock for cash or (2) if after giving effect to such Restricted Junior Payment, the pro forma Leverage Ratio would be greater than 3.80:1.00, as determined on the basis of the financial statements most recently delivered to the Administrative Agent as though such dividends, purchases, redemptions, retirements and acquisitions (and any related financings) has been paid or made as of the first day of the fiscal period covered thereby, Borrowers may make Restricted Junior Payments to Holdings or Solera Holdings, Inc. to allow it to pay cash dividends to its stockholders or purchase, redeem, retire or otherwise acquire shares of its own outstanding Capital Stock for cash, in an aggregate amount for all Restricted Junior Payments pursuant to this Section 6.5(i)(2) not to exceed, at the time of and after giving effect to such Restricted Junior Payments (together with any other previous utilization of the Available Amount) the then Available Amount; provided that in respect of any Restricted Junior Payment made pursuant to this clause (2) Holdings shall have delivered to the Administrative Agent a Compliance Certificate, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating in reasonable detail the calculation of the Available Amount immediately prior to the making of such Restricted Junior Payment (and any other utilization of the Available Amount in connection with or occurring substantially concurrently with the making of such Restricted Junior Payment) and the amount thereof elected to be so applied;

(j) subject to any applicable subordination terms, any Credit Party may pay or make Restricted Junior Payments in respect of Indebtedness permitted under Section 6.1(s) and Section 6.1(v);

(k) U.S. Borrower may make Restricted Junior Payments to Audatex Holdings Inc. (which in turn may make Restricted Junior Payments to Holdings) and each Euro Borrower may make Restricted Junior Payments to Holdings, in all such cases, to the extent that any such Restricted Junior Payment is simultaneously contributed by Holdings as cash common equity or an intercompany loan to a Person to which the U.S. Borrower or the Euro Borrower, as applicable, could have made an intercompany loan pursuant to Section 6.1(b); and

(l) Restricted Junior Payments to the extent consisting of a refinancing, renewal or replacement of Indebtedness pursuant to Section 6.1(s) or Section 6.1(v); provided that the terms of such refinancing, renewal or replacement Indebtedness pursuant to (x) Section 6.1(s) are subject to the conditions provided in Section 6.1(s) and (y) Section 6.1(v) are subject to the conditions provided in Section 6.1(v) and if such Indebtedness being refinanced, renewed or replaced is subordinated in right of payment to the Obligations, such refinancing, renewal or replacement is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, renewed or replaced.

6.6. Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Holdings to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by a Borrower or any other Subsidiary of a Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to a Borrower or any other Subsidiary of a Borrower, (c) make loans or advances to a Borrower or any other Subsidiary of a Borrower, or (d) transfer, lease or license any of its property or assets to a Borrower or any other Subsidiary of a Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by (x) Section 6.1(l) that impose restrictions on the property so acquired or (y) Section 6.1(s) or Section 6.1(v), in each case, to the extent the restrictions set forth in such agreements are no more restrictive, taken as a whole, than the restrictions contained herein, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements or documents governing non-wholly owned Subsidiaries and similar agreements entered into in the ordinary course of business, (iii) set forth in documents governing Joint Ventures or non-wholly Owned Subsidiaries as of the Closing Date or established after the Closing Date to the extent they are no more burdensome than the restrictions set forth in such documents in existence as of the Closing Date, (iv) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement or (v) described on Schedule 6.6.

6.7. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) (i) equity Investments owned as of the Closing Date in any Subsidiary, (ii) equity Investments made after the Closing Date by the U.S. Borrower or any Domestic Guarantor in any wholly-owned Guarantor and (iii) equity Investments made after the Closing Date by Euro Borrowers or Foreign Guarantors in any Foreign Guarantor;

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business;

(d) intercompany loans to the extent permitted under Section 6.1(b);

(e) Consolidated Capital Expenditures with respect to Borrowers and the Guarantors permitted by Section 6.8(d);

(f) loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000;

(g) Permitted Acquisitions permitted pursuant to Section 6.9;

(h) Investments made after the Closing Date in Joint Ventures in a business or line of business permitted with respect to the Credit Parties and the Subsidiaries under Section 6.13, provided, (i) immediately prior to the making of any such Investment, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations and (iii) the applicable Credit Party shall use commercially reasonable efforts to ensure that such Investments can be legally maintained, and are maintained, as Collateral (but only to the extent of Borrowers’ and each other Credit Party’s interest in such Joint Venture) subject to first priority security interests on such terms and conditions as are reasonably satisfactory to the Administrative Agent; provided, that (1) the aggregate amount of all Investments in Joint Ventures established after the Closing Date and prior to the Second Restatement Effective Date pursuant to this clause (h) does not exceed the sum of (x) $20,000,000 per Fiscal Year plus (y) an amount equal to the excess, if any, of such permitted amount for the previous Fiscal Year (after giving effect to any adjustments pursuant to this proviso in such prior Fiscal Year) over the actual amount of Investments made pursuant to this Section 6.7(h) in such previous Fiscal Year and (2) the aggregate amount of all Investments in Joint Ventures established after the Second Restatement Effective Date pursuant to this clause (h) does not exceed, at the time of and after giving effect to such Investments (together with any other previous utilization of the Available Amount) the then Available Amount; provided that in respect of any Investment made pursuant to clause (h)(2) of this proviso Holdings shall have delivered to the Administrative Agent a Compliance Certificate, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating in reasonable detail the calculation of the Available Amount immediately prior to the making of such Investment (and any other utilization of the Available Amount in connection with or occurring substantially concurrently with the making of such Investment) and the amount thereof elected to be so applied; provided further, that the incorporation, formation or other organization of such Joint Venture, when considered in connection with each Guarantor’s obligations under the Credit Documents, does not result in such Guarantor’s contravention of any applicable financial assistance rules;

(i) Investments described in Schedule 6.7;

(j) Investments constituting Hedge Agreements or Interest Rate Agreements;

(k) (i) after the Closing Date and prior to the Second Restatement Effective Date other Investments in (x) Persons which are not Subsidiaries of Holdings or (y) non-

Guarantor Subsidiaries of Holdings; provided, that the aggregate amount of all Investments made pursuant to this clause (k) shall not exceed at any time $20,000,000 and (ii) on and after the Second Restatement Effective Date (1) Investments in Persons which are not Subsidiaries of Holdings, (2) Investments in non-Guarantor Subsidiaries of Holdings, (3) Investments constituting acquisitions of Guarantors by non-Guarantor Subsidiaries of Holdings and (4) other Investments; provided that the aggregate amount of all Investments established after the Second Restatement Effective Date pursuant to this clause (k) does not exceed, at the time of and after giving effect to such Investments (together with any other previous utilization of the Available Amount) the then Available Amount; provided that in respect of any Investment made pursuant to clause (k)(y) Holdings shall have delivered to the Administrative Agent a Compliance Certificate, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating in reasonable detail the calculation of the Available Amount immediately prior to the making of such Investment (and any other utilization of the Available Amount in connection with or occurring substantially concurrently with the making of such Investment) and the amount thereof elected to be so applied;

(l) Investments in Sidexa S.A. and Audatex Espana S.A. to the extent required pursuant to the exercise of option rights set forth in the Organizational Documents of such Persons; provided, that the aggregate amount of all Investments made pursuant to this clause (l) shall not exceed at any time $100,000,000;

(m) Investments arising out of the receipt by the Borrower or any of its Subsidiaries of non-cash consideration for the sale of assets permitted under Section 6.9;

(n) non-Cash or Cash Equivalent loans made by the Borrowers to officers and employees of the Borrowers or its Subsidiaries the proceeds of which are used to purchase Holdings or Solera Holdings, Inc. Capital Stock; and

(o) to the extent permitted under Section 6.2, Borrowers or any Subsidiary may make (i) deposits in the ordinary course of business consistent with past practices to secure the performance of operating leases and payment of utility contracts and (ii) good faith deposits required in connection with Permitted Acquisition and Joint Ventures permitted under this Section 6.7.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

6.8. Financial Covenants.

(a) [reserved]

(b) Leverage Ratio. (i) for each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 2010 through the Fiscal Quarter ending on March 31, 2012, so long as at least $10,000,000 of Revolving Loans (excluding any outstanding and undrawn Letters of Credit) are outstanding for at least 10 days during such Fiscal Quarter, Holdings shall not permit the Leverage Ratio as of the last day of such Fiscal Quarter, to exceed 3.00:1.00 and

(ii) for each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 2012 and thereafter, so long as at least $1.00 of Revolving Loans (excluding any outstanding and undrawn Letters of Credit) is outstanding on the last day of such Fiscal Quarter, Holdings shall not permit the Leverage Ratio as of the last day of such Fiscal Quarter, to exceed 3.80:1.00.

(c) [reserved]

(d) Maximum Consolidated Capital Expenditures. (i) For each full Fiscal Year prior to the Fiscal Year ending June 30, 2012 Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year, in an aggregate amount for Holdings and its Subsidiaries in excess of $30,000,000; provided, such amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of such amount for the previous Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year and (ii) for each Fiscal Year (beginning with the Fiscal Year ending June 30, 2012), Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year, in an aggregate amount for Holdings and its Subsidiaries in excess of $60,000,000 (provided that for the Fiscal Year ending June 30, 2012, such aggregate amount shall not exceed $45,000,000); provided, such amount for any Fiscal Year (beginning with the Fiscal Year ending June 30, 2013) shall be increased by an amount equal to the excess, if any, of such amount for each previous Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Years.

Notwithstanding the foregoing, Borrowers and their Subsidiaries may make Consolidated Capital Expenditures (which Consolidated Capital Expenditures will not be included in the amount set forth in the table above) with (A) the Net Asset Sale Proceeds that are not required to be applied to prepay Loans and to the extent not used for any other purpose, (B) Net Insurance/Condemnation Proceeds that are not required to be applied to prepay Loans and to the extent not used for any other purpose, (C) proceeds of equity not required to be used to prepay the Loans and to the extent not used for any other purpose and (D) that portion of Consolidated Excess Cash Flow for the fiscal years ended after the Closing Date, if any, not required to be used to prepay or cash collateralize outstanding obligations hereunder or utilized to make Investments or to make Restricted Payments Junior Payments and to the extent not used for any other purpose.

The aggregate expenditures made by the Borrower and its Subsidiaries with respect to Permitted Acquisitions during any fiscal year or period which expenditures constitute Consolidated Capital Expenditures as defined herein shall for all purposes of this Agreement be excluded in any determination of Consolidated Capital Expenditures under this Section 6.8(d).

(e) Right to Cure. Notwithstanding anything to the contrary contained in this Section 6.8 (a), (b) and (c), in the event that any Credit Party would otherwise be in default of any financial covenant set forth in this Section 6.8 for any period, on or before the 10th day subsequent to the due date for delivery of the financial statements for such period pursuant to Section 5.1(b) or, with respect to the fourth Fiscal Quarter of a

Fiscal Year, 5.1(c), Holdings shall have the right to issue Capital Stock which carries no cash dividend and is not mandatorily redeemable by Holdings or redeemable at the option of the holder of such Capital Stock, in each case, on a date specific that is prior to the day that is 91 days following the latest of the final maturity of the Terms Loans for cash or otherwise receive cash contributions from its equity holders, in either case in an aggregate amount equal to the amount necessary to cure the relevant failure to comply with all the applicable financial covenants (collectively, the “Cure Right”), and upon the receipt by Holdings of such cash (which, in each case, shall be contributed to the capital of Borrowers (the “Cure Amount”), such financial covenants shall be recalculated giving effect to the following pro forma statements:

(i) Consolidated Adjusted EBITDA shall be increased for the next four fiscal quarters, in accordance with the definition thereof, solely for the purpose of measuring the financial covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(ii) if, after giving effect to the foregoing recalculations, the Credit Parties shall then be in compliance with the requirements of all financial covenants set forth in this Section 6.8(a), (b) and (c), the Credit Parties shall be deemed to have satisfied the requirements thereof as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default thereof which had occurred shall be deemed cured for all purposes of the Agreement; and

(iii) to the extent that the Cure Amount proceeds are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the total Leverage Ratio for the period with respect to which such Compliance Certificate applies or any other Compliance Certificate including such period.

provided, (i) that in each four fiscal quarter period, there shall be a period of at least two consecutive fiscal quarters in respect of which no Cure Right is exercised and; (ii) that such contribution was not for any other purpose (other than prepayment of Indebtedness or funding of expenditures in the ordinary course of business).

6.9. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) (i) any Domestic Subsidiary of the U.S. Borrower or a Domestic Guarantor may be merged with or into the U.S. Borrower or any Domestic Guarantor, as the case may be, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the U.S. Borrower or any Domestic Guarantor; provided, in the case of such a merger, the U.S. Borrower, or such Domestic Guarantor, as applicable, shall be the continuing or surviving Person and (ii) any Foreign Subsidiary may be merged with or into either Euro Borrower or with or into any Foreign Guarantor and, any Euro Borrower into any other Euro Borrower, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a Euro Borrower or to any Foreign Guarantor; provided, (1) a Euro Borrower or the Foreign Guarantor, as the case may be, shall be the continuing, surviving or succeeding Person, or the transferee of the relevant business, property or assets, as the case may be, and (2) immediately after such transaction, the continuing, surviving or succeeding Person(s) or the transferee(s) shall (A) collectively, have a net worth (calculated on a pro forma basis) at least equal to the aggregate net worth of the Foreign Subsidiary and Euro Borrower or Foreign Guarantor, as applicable, immediately prior thereto and (B) either (i) have freely distributable reserves at least equal to the aggregate of the freely distributable reserves of such Foreign Subsidiary and Euro Borrower or Foreign Guarantor, as applicable, immediately prior thereto, or (ii) be liable without limitation (including as to enforceability, subject to the Reservations) in respect of its Obligations, as applicable, as a Borrower and/or Guarantor hereunder;

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) are less than $15,000,000 when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Holdings (or similar governing body)), (2) no less than 85% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a);

(d) disposals of obsolete, worn out or surplus property;

(e) sales or liquidations of Cash Equivalents in the ordinary course of business;

(f) Permitted Acquisitions;

(g) disposals of machinery or equipment which will be replaced or upgraded with machinery or equipment used or useful in the ordinary course of business;

(h) the lease, as lessor or sublessor, or license, as licensor or sublicensor, of real or personal property or Intellectual Property in the ordinary course of business; provided with respect to any such leases or licenses made on an exclusive basis, to the extent the aggregate amount of the present value payment stream (based on a reasonable good faith calculation of Holdings) received by Holdings or any of its Subsidiaries with respect to each such exclusive lease or license is in excess of $7,500,000, such excess amount shall be applied to prepay the Loans pursuant to Section 2.14(a);

(i) write-off, discount, sell or otherwise dispose of defaulted or past due receivables and similar obligations in the ordinary course of business;

(j) issue Capital Stock to qualify directors of the board of directors (or similar governing body) of Holdings or any of its Subsidiaries where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock in Foreign Subsidiaries or nominal shares for tax considerations;

(k) to the extent the proceeds are applied in accordance with Section 2.14(a), (i) sales of non-core, duplicative or unnecessary assets acquired in Permitted Acquisitions and (ii) sales of Excluded Subsidiaries;

(l) the sale of the UK property being located at Forum II, Station Road, Theale, UK; and

(m) Investments made in accordance with Section 6.7.

6.10. Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber (other than pursuant to, and as permitted by, the Credit Documents) or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.11. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease other than the sale and lease-back of the UK property being located at Forum II, Station Road, Theale, UK.

6.12. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings on terms that are not arm’s length; provided, the foregoing restriction shall not apply to (a) any transaction between any Borrower and any Guarantor to the extent otherwise permitted by the terms hereof; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements, indemnities and reimbursements of expenses for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) transactions described in Schedule 6.12; and (e) the Registration Rights Agreement.

6.13. Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar, complimentary or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.14. Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under or otherwise permitted to be incurred by this Agreement, the other Credit Documents and the Related Agreements; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding, directly or indirectly, 100% of the Capital Stock of each Borrower and Audatex Holdings, Inc., (ii) performing its obligations and activities incidental thereto under the Credit Documents, (including granting Liens and Restricted Junior Payments) and to the extent not inconsistent therewith, the Related Agreements; (iii) issuing its own equity interests subject to the terms hereof; (iv) filing tax reports and paying taxes in the ordinary course; (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure or to comply with applicable Requirements of Law, (vii) effecting a Qualifying IPO and (viii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease or license all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Borrowers; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

6.15. Amendments or Waivers of Organizational Documents. Except as set forth in Section 6.16, no Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents after the Closing Date without obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver; provided, however, such consent shall only be required if the amendment, restatement, supplement or other modification is adverse to the Lenders.

6.16. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from June 30 (excluding, until such time as their Fiscal Year shall be changed to June 30, Solera and any Subsidiary acquired (to the extent permitted hereunder) after the Closing Date whose Fiscal Year is not June 30 at the time of such acquisition).

6.17. Limitation with respect to German Credit Parties. In the event of any breach of this Section 6, no Beneficiaries shall be entitled to exercise or request remedies requiring specific performance by any Credit Party incorporated under the laws of Germany of the covenants set out in this Section 6, including, but without limitation, by means of injunctive relief.

6.18. Centre of Main Interests and Establishments. No Credit Party incorporated in the European Union shall, without the prior written consent of the Administrative Agent, cause or allow its centre of main interests (as that term is used in Article 3(1) of the EU Insolvency Regulation) to change.

SECTION 7. GUARANTY

7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2 and 7.13, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction) (collectively, the “Guaranteed Obligations”).

7.2. Contribution by Guarantors. Subject to Section 7.13, all Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law or would not be violative of Section 7.13; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such

Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. For purposes of determining the net worth of any Guarantor in connection with the foregoing, all guarantees of such Guarantor other than this Guaranty and any other guaranty of the Guaranteed Obligations will be deemed to be enforceable and payable after this Guaranty and any other guarantee of the Guaranteed Obligations. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3. Payment by Guarantors. Subject to Section 7.2 and 7.13, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrowers to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction), Guarantors will upon demand pay, or cause to be paid, in Cash, to the Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrowers’ becoming the subject of a case under the Bankruptcy Code or other similar legislation in any jurisdiction, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrowers for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations (other than contingent indemnity obligations not then due and payable) or valid release of a Guarantor in accordance with the Credit Documents. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) the Administrative Agent may enforce this Guaranty upon the occurrence but only during the continuance of an Event of Default notwithstanding the existence of any dispute between Borrowers and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor, subject to Section 7.13, whether or not any action is brought against Borrowers or any of such other guarantors and whether or not Borrowers are joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid, subject to Section 7.13. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations, in each case, subject to Section 7.13;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrowers or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations

(other than contingent indemnity obligations not then due and payable and other than as set forth in Section 7.13)), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrowers may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5. Waivers by Guarantors. Each Guarantor hereby waives, to the extent permitted by applicable law, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6. Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations (other than contingent indemnity obligations not then due and payable) shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives, to the extent permitted by applicable law, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent indemnity obligations not then due and payable) shall not have been finally and indefeasibly paid in full, such amount shall, to the extent possible under applicable law, be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall, to the extent possible under applicable law, be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than contingent indemnity obligations not then due and payable) shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives, to the extent permitted by applicable law, any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9. Authority of Guarantors or Borrowers. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10. Financial Condition of Borrowers. Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from any Borrower on a continuing basis concerning the financial condition of any Borrower and their ability to perform their obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of any Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives, to the extent permitted by applicable law, and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by any Beneficiary.

7.11. Bankruptcy, etc.

(a) So long as any Guaranteed Obligations (other than contingent indemnity obligations not then due and payable) remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of

Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof or if a Guarantor is designated an Unrestricted Subsidiary in accordance with the terms hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

7.13. Foreign Guarantor Limitations.

(a) Notwithstanding the foregoing provisions of this Section 7 and unless otherwise agreed at the time such Foreign Subsidiary becomes a Guarantor, no Foreign Subsidiary, other than any Foreign Subsidiary of Holdings that is treated as a pass-through or disregarded entity for United States federal income tax purposes and all of the Capital Stock of which is directly owned by Holdings or one or more Domestic Subsidiaries of Holdings, shall, or shall be deemed to, guarantee any Obligations or otherwise bind itself (whether by indemnification or otherwise) of the U.S. Borrower or any Domestic Guarantor nor shall it have any obligations under Section 7.2 with respect to any such amounts.

(b) Notwithstanding the foregoing provisions of this Section 7, no Guarantor residing or incorporated in or under the laws of The Netherlands (the “Dutch Guarantors”) shall, or shall be deemed to, guarantee any Obligations or otherwise bind itself (whether by indemnification or otherwise) to the extent that if included, such act would constitute unlawful financial assistance within the meaning of Article 98c or 207c of Book 2 of the Dutch Civil Code.

(c) Notwithstanding the foregoing provisions of this Section 7, no Guarantor incorporated in England or Wales shall, or shall be deemed to, guarantee any Obligations to the extent that if included, the Guaranty granted by it pursuant hereto would constitute unlawful financial assistance for the purpose of sections 678 or 679 of the United Kingdom Companies Act 2006 (as amended or otherwise re-enacted from time to time).

(d) Notwithstanding the foregoing provisions of this Section 7, the Guarantee granted by any Guarantor incorporated in Germany (the “German Guarantor”) (and for purposes of this Section 7.13(d) only, the term “Guaranty” shall include the indemnification obligations of such German Guarantor under Section 11.3) shall be subject to the following limitation:

(i) To the extent a German Guarantor established as a limited liability company (Gesellschaft mit beschränkter Haftung - GmbH) is securing debt other than its own debt or debt of its Subsidiaries, or debt of a Subsidiary, which is not subject to financial assistance limitations, which would prevent such Subsidiary to effectively guarantee, upstream or cross-stream amounts which exceed the limitations for the German Guarantor under this Section7.13(d), to the extent such debt results from a Guaranty of such Subsidiary for obligations of any direct or indirect shareholder of the German Guarantor and the payment under the Guaranty requires a write down in the value of such Subsidiary, the Beneficiaries shall be required to repay any amounts due and paid under the Guaranty granted pursuant hereto if and to the extent such German Guarantor demonstrates that the payment of an amount due under such Guaranty has the effect of reducing its net assets (Nettovermögen) to (1) an amount less than its stated share capital (Stammkapital) or (2) (if its net assets are already an amount less than its stated share capital) causing such amount to be further reduced, and thereby affecting its assets required for the obligatory preservation of its share capital in accordance with sections 30 and 31 of the German Act for Limited Liability Companies (GmbH-Gesetz).

(ii) If, at any time, a German Guarantor demonstrates to the satisfaction of the Administrative Agent that payment in full of an amount due from it under the Guaranty granted pursuant hereto would lead to one of the effects referred to in paragraph (i) above, then the amount due for payment at that time hereunder by that German Guarantor will be reduced to the extent necessary to ensure it complies with its obligations to preserve its stated share capital (Stammkapital).

(iii) No reduction of the amount to be claimed or repaid by any German Guarantor under the Guaranty granted pursuant hereto will prejudice the rights of the Beneficiaries to claim again under such Guaranty in respect of the repaid amount (subject always to the operation of the limitations set forth above at the time of asserting any such claim).

(iv) For the purposes of the calculation of the amount to be repaid under paragraph (i) above or reducing the amount payable in accordance with paragraph (ii) above the following balance sheet items shall be adjusted as follows:

(1)

the amount of any increase of the stated share capital (Stammkapital) of any German Guarantor after the date of this Agreement effected without the prior written consent of the Administrative Agent shall be deducted from its stated share capital (Stammkapital);

(2)	loans and other contractual liabilities incurred in violation of the provisions of the Collateral Documents shall be disregarded;

(3)

any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset and that can be realized, to the extent legally permitted, commercially justifiable and not unreasonable with regard to costs and efforts involved if such asset is not necessary for its business (betriebsnotwendig), shall be taken into account with its market value; and

(4)	the amount of its net assets (Nettovermögen) shall be reduced by the amount of its non-distributable assets according to sec. 268(8) of the German Commercial Code (Handelsgesetzbuch-HGB).

(v) In the case of a German Guarantor organised in the form of a limited partnership in which the general partner is a GmbH (GmbH & Co. KG), the provisions set out above under paragraph (i) to (iv) (inclusive) shall apply mutatis mutandis to that German Guarantor’s general partner (Komplementär).

(vi) Regardless of the provisions set out in paragraphs (i) to (v) inclusive of this Section 7.13(d) the enforcement of the Guaranty granted pursuant hereto shall be, at the date hereof and at any time hereafter until the full and complete payment of any and all obligations guaranteed by this Guaranty, limited insofar as any German Guarantor demonstrates to the satisfaction of the Administrative Agent (acting reasonably) that the enforcement of the Guaranty granted pursuant hereto results in the violation of the prohibition of an intervention threatening the existence (Existenzvernichtung) of any German Guarantor and would result in a personal criminal or civil law liability of any managing director of that German Guarantor or of any affiliated company (other than a Subsidiary) of that German Guarantor within the meaning of Sec. 15 et seq. of the German Stock Corporation Act (Aktiengesetz) or any of its managing directors.

(vii) Notwithstanding the above provisions of this Section 7.13(d), the provisions of paragraphs (i) to (v) (inclusive) of this Section 7.13(d) shall not apply:

(1) to the extent any amounts due and payable under the Guaranty granted pursuant hereto would relate to funds which have been made available under this Agreement or its predecessors and on lent or otherwise passed on to a German Guarantor (or any of its Subsidiaries) to the extent that any amounts so on lent or otherwise passed on are still outstanding at the time the relevant demand is made against such German Guarantor under the Guaranty granted pursuant hereto; or

(2) to the extent the German Guarantor is a party to a domination agreement (Beherrschungsvertrag) as dominated entity (beherrschtes Unternehmen), and/or a profit participation agreement (Gewinnabführungsvertrag) at the time of enforcement; or

(3) to the extent the German Guarantor has a fully recoverable revocation claim (vollwertiger Rückgewähranspruch) at the time of enforcement.

(viii) This Section 7.13(d) shall be governed by and shall be construed and enforced in accordance with the laws of the Federal Republic of Germany. For the avoidance of doubt, the meaning of any German expression used in this Section 7.13(d) shall prevail over the meaning of the English expression to which they relate.

(e) Notwithstanding the foregoing provisions of this Section 7, the amount of the obligations of a Guarantor incorporated under the laws of Switzerland (a “Swiss Guarantor”) under this Section 7 shall be limited as follows:

(i) If and to the extent a payment in fulfilling the obligations pursuant to this Section 7 would, at the time payment is due, under Swiss corporate law and practice (prohibiting capital repayments or restricting profit distributions) not be permitted, then such obligations and payment amount shall from time to time be limited to the amount permitted to be paid, provided that such limited amount shall at no time be less than the unrestricted equity capital surplus (including the unrestricted portion of general (legal) reserves, restricted reserves which may be converted into free reserves, other free reserves, retained earnings and current net profits) available (as the case may be, after conversion/re-qualification) for distribution to the member(s) of the Swiss Guarantor under Swiss corporate law and practice at the time or times payment under or pursuant to this Section 7 is requested from the Swiss Guarantor (from time to time each a “Minimum Recovery Amount”), and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) free the Swiss Guarantor from payment obligations hereunder in excess thereof, but merely postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation.

(ii) If and to the extent this is from time to time required under Swiss corporate law (restricting profit distributions), in order to allow the Administrative Agent (for the ratable benefit of the Beneficiaries) to obtain a maximum benefit under and of this Section 7, each of the Swiss Guarantors undertakes to promptly implement all such measures and/or to promptly procure the fulfillment of all prerequisites in its power allowing it to promptly make the (requested) payment(s) hereunder from time to time, including the following:

(1) preparation of an up-to-date audited balance sheet of the respective Swiss Guarantor;

(2) confirmation of the auditors of the Swiss Guarantor that the relevant Minimum Recovery Amount represents (the maximum of) freely distributable profits;

(3) all such other measures necessary or useful to allow the Swiss Guarantor to make the payments agreed hereunder with a minimum of limitations, including the conversion of unnecessary restricted reserves into distributable reserves;

(iii) Subject to the extent required by applicable law in force at the relevant time and any double taxation treaty, any Swiss Guarantor which is required to make a payment under this Section 7 may:

(1) deduct Swiss withholding tax at the rate of 35 per cent., or such rate as is in force from time to time, from any payment under this Section 7;

(2) pay any such deduction mentioned in paragraph (i) above, to the Swiss Federal Tax Administration;

(3) shall notify the Administrative Agent that such a deduction has been made and provide the Administrative Agent with evidence that such deduction has been paid to the Swiss Federal Tax Administration;

(4) shall as soon as possible after such deduction (i) ensure that any person which is, as a result of a payment under this Section 7 by such Swiss Guarantor, entitled to a full or partial refund of the deducted tax, is in a position to apply for such refund under any applicable law (including double tax treaties) and (ii) in case such Swiss Guarantor has received any refund of the deducted tax, pay such refund to the Administrative Agent upon receipt thereof;

(5) to the extent such a deduction is made (in accordance with this Section), shall not be obliged to indemnify (or otherwise hold harmless) the Beneficiaries in relation to any such deduction and payment to the Swiss Federal Tax Administration.

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by any Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder, unless such failure is caused by an administrative or technical error and payment is made within five Business Days of its due date; or

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) with an aggregate principal amount of $30,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) or to be placed on demand, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, Section 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.1(f), 5.1(i), or 5.1(q), Section 5.2, Section 5.10(b) or Section 6; provided that any Event of Default under Section 6.8(b) shall not constitute an Event of Default with respect to any Term Loan until the earlier of (x) the date that is 45 days after the date of delivery of a Compliance Certificate demonstrating that Section 6.8(b) has not been met and (y) the date on which the Requisite Revolving Lenders accelerate the Revolving Loans in accordance with this Section 8.1 as a result of such breach of Section 6.8(b); and provided, further, that any Event of Default under Section 6.8(b) and any definition, term or provision used therein and relating thereto may be waived, amended or otherwise modified from time to time by the Requisite Revolving Lenders pursuant to Section 11.5(a); or

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement, when taken as a whole, made or deemed made by any Credit Party in any Credit Document shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section

8.1, and, if capable of remedy, such default shall not have been remedied or waived within thirty days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default or (ii) receipt by a Borrower of notice from the Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, winding up, administration, dissolution, insolvency or similar law now or hereafter in effect in any applicable jurisdiction, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, foreign or state law; (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in any applicable jurisdiction; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, administrator or other officer in any applicable jurisdiction having similar powers over Holdings or any of its Subsidiaries (other than Excluded Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, administrator, liquidator, trustee or other custodian of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries), and in the case of the commencement of a voluntary case under the Bankruptcy Code only, such case shall continue for sixty days without having been dismissed, bonded or discharged; or (iii) any analogous step or procedure is taken under the laws of any jurisdiction in respect of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries), but only to the extent such step or procedure is reasonably likely to result in a Material Adverse Effect; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, winding up, administration, dissolution or similar law now or hereafter in effect in any applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, administrator, liquidator, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) shall make any assignment for the benefit of or a composition, moratorium, rescheduling, reorganization, or scheme of arrangement with creditors; (ii) Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) shall be unable or shall be deemed for the purpose of applicable law to be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due, or stops or threatens or announces an action to stop or suspend payment of any of its debts or a moratorium shall be declared in respect of any of its debts; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) (or any committee thereof) shall convene a meeting or adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or (iii) any analogous step or procedure is taken under the laws of any jurisdiction in respect of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries), but only to the extent such step or procedure is reasonably likely to result in a Material Adverse Effect; or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $30,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days or any analogous step or procedure is taken under the laws of any jurisdiction; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events or similar events in respect of any Foreign Plans (or a resolution is passed on proceedings commenced to terminate any Foreign Plan) which results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries (and Unrestricted Subsidiaries) or any of their respective ERISA Affiliates in excess of $30,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA or similar law with respect to any Foreign Plan.

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) any portion of the Guaranty of any Subsidiary for any reason, other than the satisfaction in full of all Obligations (other than contingent indemnity obligations not then due and payable), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) any portion of this Agreement or any material Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or it becomes unlawful for any Credit Party to perform any of the Obligations or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or repudiate or rescind (or purport to repudiate or rescind) or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any provision of any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents;

THEN, (1) solely with respect to the Obligations of the U.S. Borrower and each Domestic Guarantor, upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrowers by the Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall (i) be payable on demand by the Administrative Agent (and if any denial is subsequently made these amounts, together with accrued interest and all other amounts accrued under this Agreement, shall be immediately due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are expressly viewed by each Credit Party) or (ii) immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) all or any part of (as specified by the Administrative Agent) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to all or any part of (as specified by the Administrative Agent) the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all or any part of (as specified by the Administrative Agent) other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(v) or Section 2.4(e); (C) the Administrative Agent may cause Collateral Agent, to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) the Administrative Agent shall direct Borrowers to pay (and each Borrower hereby agrees upon receipt of such notice, or, solely with respect to the U.S. Borrower, upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g) to pay) to the Administrative Agent such additional amounts of cash as reasonable requested by Issuing Bank, to be held as security for Borrowers’ reimbursement Obligations in respect of Letters of Credit then outstanding; and/or (E) the Administrative Agent shall exercise, or direct the Collateral Agent to exercise, all or any of its or as the case may be, the Collateral Agent’s rights, remedies, powers or discretions under any of the Credit Documents. Notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of an Event of Default under Section 8.1(c) as a result of a breach of Section 6.8(b), the Administrative Agent may with the consent of the Requisite Revolving Lenders (and, at the request of the Requisite Revolving Lenders, shall) take any of the actions described above solely as they relate to the Revolving Loans.

SECTION 9. AGENTS

9.1. Appointment of Agents. (a) On or prior to the First Restatement Effective Date, (1) GSCP was appointed the Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorized GSCP to act as the Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Credit Documents, (2) GSCP was appointed Syndication Agent under the 2007 Credit Agreement, and each Lender authorized GSCP to act as Syndication Agent in accordance with the terms thereof and the other Credit Documents, (3) CUSA was appointed Documentation Agent under the 2007 Credit Agreement, and each Lender authorized CUSA to act as Documentation Agent in accordance with the terms thereof and the other Credit Documents. As of the Second Restatement Effective Date, JPM was appointed Syndication Agent and Documentation Agent hereunder, and each Lender authorized JPM to act as Syndication Agent and Documentation Agent in accordance with the terms hereof and the of the Second Amendment and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates (other than Private Equity Affiliates (as defined in the Commitment Letter)). As of the Second Restatement Effective Date, (x) neither JPM, in its capacity as Syndication Agent, nor JPM , in its capacity as Documentation Agent, and (y) no Agent under the 2007 Credit Agreement (other than the Administrative Agent and Collateral Agent) shall have any obligations but shall be entitled to all benefits of this Section 9.

(b) For the purposes of the security provided by any Credit Party under the laws of the Province of Québec, GSCP acting as Collateral Agent (and any successor thereto in such capacity) is hereby appointed by the Beneficiaries as the person holding the power of attorney (“fondé de pouvoir”) within the meaning of Article 2692 of the Civil Code of Québec for the purposes of the hypothecary security under each deed of hypothec granted by any such Credit Party under the laws of the Province of Québec and, in such capacity, GSCP acting as Collateral Agent shall hold such hypothecary security as fondé de pouvoir in the exercise of the rights conferred thereunder for the benefit of the Beneficiaries. The Beneficiaries hereby agree that GSCP acting as Collateral Agent may act as the debentureholder, agent and mandatary with respect to any debenture that may be issued by any Credit Party and pledged in favour of GSCP acting as Collateral Agent. The designation of GSCP acting as Collateral Agent as fondé de pouvoir under any deed of hypothec executed prior to the date hereof, and the execution and delivery of any such deed, is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of the Act respecting the Special Powers of Legal Persons (Québec), GSCP acting as Collateral Agent may be the holder of the debentures secured by any such hypothec. It is hereby acknowledged that said debentures constitute a title of indebtedness as such term is used in Article 2692 of the Civil Code of Quebec. Each future Beneficiary that becomes party to this Agreement, by becoming a party to this Agreement, shall be deemed to have ratified and confirmed the appointment of GSCP acting as Collateral Agent (and any successor thereto) as fondé de pouvoir and GSCP acting as Collateral Agent as the holder of any debenture, both for the benefit of the Beneficiaries. Any Affiliate of a Lender shall be deemed to have nominated GSCP acting as Collateral Agent as fondé de pouvoir and GSCP acting as Collateral Agent as debentureholder by its creation of a Hedge Agreement. Notwithstanding anything to the contrary, this provision shall be governed and construed under the laws of the Province of Québec.

9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent (i) to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto and (ii) to enter into any and all of the Collateral Documents together with such other documents as shall be necessary to give effect to the Collateral contemplated by the Collateral Documents, on its behalf. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3. General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party, and Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.5) or, in the case of the Collateral Agent, in accordance with the applicable Collateral Documents, and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be) or, in the case of the Collateral Agent, in accordance with the applicable Collateral Documents, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instruction, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.5) or, in the case of the Collateral Agent, in accordance with the applicable Collateral Documents.

(c) Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates (other than Private Equity Affiliates (as defined in the Commitment Letter)). The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the

Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5. Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its applicable Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7. Successor Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender. The Administrative Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrowers, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and the Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, with the consent of the Borrowers (such consent to not be unreasonably withheld or delayed), to appoint a successor Administrative Agent. If neither Requisite Lenders nor the Administrative Agent have appointed a successor Administrative Agent, Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring the Administrative Agent; provided that, until a successor Administrative Agent is so appointed by Requisite Lenders or the Administrative Agent, any collateral security held by Administrative Agent in its role as Collateral Agent on behalf of the Lenders or Issuing Bank under any of the Credit Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed the Administrative Agent and the retiring or removed the Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed the Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed the Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. Any resignation or removal of GSCP as the Administrative Agent pursuant to this Section shall also constitute the resignation or removal of GSCP or its successor as Collateral Agent, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. Issuing Bank may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrowers. Upon any such notice of resignation or any such removal, the Borrowers shall have the right, with the consent of the Administrative Agent (such consent to not be unreasonably withheld or delayed), to appoint a successor Issuing Bank. Swing Line Lender may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrowers. Upon any such notice of resignation or any such removal, the Borrowers shall have the right, with the consent of the Administrative Agent (such consent to not be unreasonably withheld or delayed), to appoint a successor Swing Line Lender. In such event (a) the U.S. Borrower shall prepay any outstanding Swing Line Loans made by the retiring Swing Line Lender, (b) upon such prepayment, the retiring Swing Line Lender shall surrender any Swing Line Note held by it to

U.S. Borrower for cancellation, and (c) the U.S. Borrower shall issue, if so requested by successor Swing Line Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.

9.8. Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Secured Party hereby further authorizes the Administrative Agent, Collateral Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents and each Secured Party agrees to be bound by the terms of the Collateral Documents; provided that neither the Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement. Subject to Section 11.5, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets or the granting of Liens permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 11.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 11.5) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrowers, the Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by Collateral Agent, on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), Collateral Agent or any Secured Party (except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent, at such sale or other disposition.

(c) Rights under Hedge Agreements. No Hedge Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 11.5(c)(v) of this Agreement and Section 7.2 of the Pledge and Security Agreement. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed Collateral Agent as its agent and agreed to be bound by the Credit Documents as a Secured Party, subject to the limitations set forth in this clause (c).

(d) Acknowledgment of Dutch Collateral Documents. Each of the parties hereto agrees to and acknowledges the provisions set forth in clause 2 or clause 3 (as applicable) (Covenant to Pay) of the Dutch Collateral Documents.

9.9. Collateral Agent. Without prejudice to the foregoing, each of the Lenders hereby acknowledges that the Collateral Agent holds the Collateral of the Foreign Guarantors as trustee, agent and administrator for and on behalf of the Secured Parties in accordance with the terms of (i) the declaration of trust set out in each U.K. Security Agreement, and that the terms of its appointment, and such trust, shall be as set out (or referred to) in each such U.K. Security Agreement, (ii) with respect to the Collateral subject to Canadian law, the Canadian Security Documents, (iii) with respect to the Collateral subject to Dutch law, the Dutch Collateral Documents, (iv) with respect to the Collateral subject to German law, the German Collateral Documents, (v) with respect to the Collateral subject to Luxemburg law, the Luxemburg Collateral Documents and (vi) with respect to the Collateral subject to Swiss law, the Swiss Collateral Documents. The Collateral Agent confirms that it accepts such appointment and that it shall hold the Collateral on trust for the Secured Parties on the terms contained in this Agreement.

(b) Without limiting or affecting any of the Beneficiaries rights against any Credit Party (whether under this Section 9.9 or under any other provision of the Credit Documents):

(i) each of the Credit Parties agrees and acknowledges by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis) (the “Parallel Debt”), that each and every of its obligations (and any of its successors pursuant to this Agreement) under this Agreement and the other Credit Documents shall also be owing in full to the Collateral Agent (and each of the latter’s successors under this Agreement), and that accordingly the Collateral Agent will have its own independent right to demand performance by such Credit Party of those obligations. The Collateral Agent undertakes towards the relevant Credit Party that in case of any discharge of any such obligation owing to one of the Collateral Agent or any other Beneficiary, it will, to the same extent, not make a claim against that Credit Party under the Parallel Debt at any time. For the avoidance of doubt, the relevant Credit Party shall have all defences (Einreden) against claims of the Collateral Agent hereunder as it has against the primary obligation. The obligations under the Parallel Debt shall be due at the same time as the primary obligation. Notwithstanding the foregoing, any payment under the Credit Documents shall be made to the Administrative Agent unless expressly stated otherwise in any Credit Document or unless the Administrative Agent directs such payment to be made to the

Collateral Agent. Where the obligations of a Credit Party under this Parallel Debt have been irrevocably paid or discharged, the corresponding obligations of that Credit Party to any Beneficiary under any Credit Document shall be decreased to the same extent and where the obligations of a Credit Party under the Credit Documents have been irrevocably paid or discharged, the corresponding obligations of a Credit Party under this Parallel Debt shall be decreased to the same extent); and

(ii) the Collateral Agent agrees with each other Beneficiary (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights under the Parallel Debt in relation to a Beneficiary except with the consent of the relevant Beneficiary. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Collateral Agent’s right to act in the protection or preservation of rights under or to enforce any Collateral Document as contemplated by this Agreement, the relevant Collateral Document or any other Credit Document (or to do any act reasonably incidental to the foregoing).

(c) German Collateral: With respect to any Collateral subject to the laws of Germany:

(i) in case of non-accessory (nicht akzessorische) security rights, hold, administer and, as the case may be, enforce the Collateral in its own name, but for the account of the Beneficiaries;

(ii) in case of accessory (akzessorische) security rights created by way of pledge or other accessory instruments, administer and, as the case may be, enforce the Collateral in the name and for and on behalf of the Beneficiaries or in its own name on the basis of an Abstract Acknowledgement of Debt and/or the Parallel Debt and/or any other guarantee granted to the Collateral Agent for such purposes but in each case for the account of the Beneficiaries; and

(iii) for the purposes of performing its rights and obligations as Collateral Agent hereunder, each of the Beneficiaries hereby authorises the Collateral Agent to act as its agent (Stellvertreter), and releases the Collateral Agent from the restrictions imposed by Section 181 German Civil Code (Bürgerliches Gesetzbuch) (and any equivalent restriction under any applicable other laws). This power also includes the power and authority of the Collateral Agent to enter, also on behalf of the Beneficiaries and the Secured Parties as parties thereto, into a security trust and agency agreement with respect to the Collateral that is subject to German law and/or the German Collateral Documents with the Credit Parties, and to subsequently amend, restate, change, extend or terminate such security trust and agency agreement. At the request of the Collateral Agent, each of the Beneficiaries shall provide the Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf.

(d) Sections 9.9 (b) and (c) shall be governed by and shall be construed and enforced in accordance with the laws of the Federal Republic of Germany. For the avoidance of doubt, the meaning of any German expression used in Sections 9.9 (b) and (c) shall prevail over the meaning of the English expression to which they relate.

9.10. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding tax to the Internal Revenue Service or any other Governmental Authority or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 10. DEBT ALLOCATION MECHANISM

10.1. Implementation of DAM.

(a) On the DAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 8 of this Agreement, (ii) the Lenders shall automatically and without further action (and without regard to the provisions of Section 11.6 of this Agreement) be deemed to have exchanged interests in the Loans such that in lieu of the interest of each Lender in each Loan in which it shall participate as of such date (including such Lender’s interest in the Obligations of each Credit Party in respect of each such Loan), such Lender shall hold an interest in every one of the Loans including the Obligations of each Credit Party in respect of each such Loan, whether or not such Lender shall previously have participated therein, equal to such Lender’s DAM Percentage thereof and (iii) simultaneously with the deemed exchange of interests pursuant to clause (ii) above, in the case of any DAM Dollar Lender that has prior to the date thereof notified the Administrative Agent and the U.S. Borrower in writing that it has elected to have this clause (iii) apply to it, the interests in the Loans to be received by such DAM Dollar Lender in such deemed exchange shall, automatically and with no further action required, be converted into the Dollars, determined using the Spot Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to such DAM Dollar Lender in respect of such Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder, provided that such DAM Exchange will not affect the aggregate amount of the Obligations of the Borrowers to the Lenders under the Credit Documents. Each Lender hereby consents and agrees to the DAM Exchange and agrees that the DAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Loan. Each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans to the Administrative

Agent against delivery of new promissory notes evidencing its interests in the Loans after giving effect to the DAM Exchange.

(b) As a result of the DAM Exchange, upon and after the DAM Exchange Date, each payment received by the Administrative Agent pursuant to any Credit Document in respect of the Obligations, and each distribution made by the Administrative Agent pursuant to any Credit Document in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective DAM Percentages. Any direct payment received by a Lender upon or after the DAM Exchange Date, including by way of setoff, in respect of an Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

10.2. Letters of Credit.

(a) In the event that on the DAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed to the Issuing Bank (“Unpaid Drawings”), each Revolving Lender in respect of Unpaid Drawings on Letters of Credit shall, before giving effect to the DAM Exchange, promptly pay over to the Administrative Agent, in immediately available funds and in the currency that such Letters of Credit are denominated, an amount equal to such Lender’s Pro Rata Share of the Revolving Commitment (as notified to such Lender by the Administrative Agent), of such Letter of Credit’s undrawn face amount or (to the extent it has not already done so) such Letter of Credit’s Unpaid Drawing, as the case may be, together with interest thereon from the DAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to a Revolving Loan that is a Base Rate Loan in a principal amount equal to such amount, as the case may be. The Administrative Agent shall establish a separate account or accounts for each Lender (each, an “L/C Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Lender’s L/C Reserve Account such Lender’s DAM Percentage of the amounts received from the Lenders as provided above. The Administrative Agent shall have sole dominion and control over each L/C Reserve Account, and the amounts deposited in each L/C Reserve Account shall be held in such L/C Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the L/C Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s DAM Percentage. The amounts held in each Lender’s L/C Reserve Account shall be held as a reserve against the Letter of Credit Exposure, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of the Borrowers to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.

(b) In the event that after the DAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the Issuing Bank withdraw from the L/C Reserve Account of each Lender any amounts, up to the amount of such Lender’s DAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to such Issuing Bank in satisfaction of the reimbursement obligations of the Lenders under Section 2 (but not of the Borrowers). In the event any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Section 10.2, such Issuing Bank shall, in the event of a drawing thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.23, but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to Section 10.1. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its DAM Percentage of the defaulted amount.

(c) In the event that after the DAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the L/C Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(d) With the prior written approval of the Administrative Agent and the Issuing Bank, any Lender may withdraw the amount held in its L/C Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of such Issuing Bank on demand, its DAM Percentage of such drawing.

(e) Pending the withdrawal by any Lender of any amounts from its L/C Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Cash Equivalents (other than Cash Equivalents referred to in the proviso of the definition thereof). Each Lender that has not withdrawn the amounts in its L/C Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its L/C Reserve Account and to retain such earnings for its own account.

10.3. Net Payments Upon Implementation of DAM Exchange. Notwithstanding any other provision of this Agreement, if, as a direct result of the implementation of the DAM Exchange, the Borrowers are required by law to make any deduction or withholding on account of any Tax (other than a Tax on the overall net income) from amounts payable to the Agents, any Lender or any Participant hereunder, (i) the amounts so payable to the Agents, such Lender or such Participant shall be increased to the extent necessary to yield to the Agents, such Lender or such Participant (after payment of all such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and (ii) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax that it is required to pay with respect to such deduction or withholding, the applicable Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, however, that the Borrowers shall not be required to increase any such amounts payable to such Lender or Participant under this Section 10.3 (but, rather, shall be required to increase any such amounts payable to such Lender or Participant to the extent required by Section 2.20) if such Lender or Participant was prior to or on the DAM Exchange Date already a Lender or Participant with respect to such Borrower. If a Non-US Lender (or Non-US Participant), in its good faith judgment, is eligible for an exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the U.S. Borrower under this Agreement such Non-US Lender (or Non-US Participant) shall comply with the requirements of paragraph (d) of Section 2.20, as soon as practicable. The U.S. Borrower shall not be required to increase any such amounts payable to such Non-US Lender (or Non-US Participant) to the extent of any U.S. withholding tax resulting from the failure by such Non-US Lender (or Non-US Participant) to comply with the requirements of paragraph (d) of Section 2.20 when such Non-US Lender (or Non-US Participant) was able to do so. If the U.S. Borrower or the Euro Borrowers, as the case may be, fails to pay any such Taxes that it is required to pay with respect to such deduction or withholding when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agents, the Lenders and the Participants for any incremental taxes, interest, costs or penalties that may become payable by the Agents, such Lenders or such Participants as a result of any such failure.

SECTION 11. MISCELLANEOUS

11.1. Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, the Administrative Agent, Swing Line Lender, Issuing Bank or Documentation Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by the Administrative Agent from time to time.

(b) Electronic Communications.

(i) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2 if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv) Each of the Credit Parties, the Lenders, the Issuing Banks and the Agents agree that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

11.2. Expenses. On and after the Closing Date, Borrowers agrees to pay promptly (a) all the actual and reasonable out-of-pocket costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Borrowers and the other Credit Parties; (c) the reasonable and actual out-of-pocket fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers including one additional for each; (d) all the actual costs and reasonable expenses of creating, perfecting and recording Liens in favor of Collateral Agent, for the benefit of the Secured Parties pursuant hereto, including filing, registration and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, notarial and translation costs and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual out-of-pocket costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual out-of-pocket costs and reasonable expenses (including the reasonable out-of-pocket fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent in accordance with the terms of the Credit Documents, and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual out-of-pocket and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable out-of-pocket attorneys’ fees, notarial and translation costs and costs of settlement, incurred by any Agent and Lenders in preserving or enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings; provided, that, Borrowers shall only be responsible to reimburse one counsel to the Administrative Agent, one counsel to Documentation Agent, one local counsel in each relevant jurisdiction in which Holdings or any of its Subsidiaries is organized as deemed reasonable necessary by the Administrative Agent and, with respect to clause (h), one counsel to Lenders (unless any Lender have been advised by counsel that there is an actual or reasonable likelihood of conflict of interest in which case such Lender affected thereby may retain its own counsel); provided, further, that, with respect to the Documentation Agent, the reimbursement obligation in clauses (a) and (c) shall only apply to the extent incurred after December 21, 2005.

11.3. Indemnity.

(a) In addition to the payment of expenses pursuant to Section 11.2, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of that Indemnitee or its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent and each Lender; provided further, that Euro Borrowers and any Foreign Subsidiary shall not be liable for any Indemnified Liabilities pursuant to this Section 11.3 attributable to the U.S. Borrower or any Domestic Subsidiary. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

11.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

11.5. Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to the additional requirements of Sections 11.5(b) and 11.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided, that any amendment, modification, termination or waiver of the terms of Section 6.8(b), Section 6.8(e) and the related definitions shall be effective upon the written consent of the Requisite Revolving Lenders only (or the Administrative Agent with the prior written consent thereof) and shall not require the consent of Lenders holding Term Loans; provided, further, that the Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Issuing Bank.

(b) All Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note or the term of any Commitment;

(ii) waive, reduce or postpone any scheduled repayment or prepayment;

(iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

(iv) reduce the rate of interest on any Loan or any fee or any premium payable under the Credit Documents;

(v) extend the time for payment of any such interest or fees, or any other amount due under the Credit Documents;

(vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii) amend, modify, terminate or waive any provision of Section 2.13(b)(ii), Section 10, this Section 11.5(b), Section 11.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(viii) amend the definition of “Requisite Lenders,” “Requisite Revolving Lenders” or “Pro Rata Share”; provided, with the consent of Requisite Lenders or Requisite Revolving Lenders, as applicable, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Requisite Revolving Lenders,” as applicable, or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(ix) release all or any material part of the Collateral, or change in the nature or scope of a material part of the Collateral, or release any of the Guarantors from the Guaranty, in each case except as expressly provided in the Credit Documents; or

(x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

(iii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50% of the aggregate Domestic Tranche C Term Loan Exposure of all Lenders, European Term Loan Exposure of all Lenders, Extended Domestic Tranche C Term Loan Exposure of all Lenders, Extended European Term Loan Exposure of all Lenders, Domestic Revolving Exposure of all Lenders or European Revolving Exposure of all Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof;

(iv) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(e) without the written consent of the Administrative Agent and of Issuing Bank or amend, modify, terminate or waive any material provisions of this Agreement relating to Letters of Credit without the consent of the Issuing Bank;

(v) amend, modify or waive this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Hedge Agreements or the definition of “Lender Counterparty,” “Hedge Agreement,” “Obligations,” or “Secured Obligations” in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty; or

(vi) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

11.6. Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Borrowers, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, in each case, as provided in Section 11.6(d). Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by the Administrative Agent, if received by 12:00 noon Local Time, and on the following Business Day if received after such time, prompt notice thereof shall be provided to Borrowers and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments; provided, further, however, that each assignment of the European Term Loans shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of the European Term Loans, it being understood, for the avoidance of doubt, that the European Term Loan Commitments, and the European Term Loans made thereunder, constitute a single Loan hereunder and in no event shall any assignment pursuant to this Section 11.6(c) be in an aggregate amount of less than €100,000 or the Dollar Equivalent thereof, unless the assignee represents and warrants to and for the benefit of the Borrowers that it qualifies as a professional market party (professionele marktpartij) as defined in the Dutch Financial Supervision Act (Wet op het financieel toezicht) and the decrees, rules and regulations promulgated thereunder or pursuant thereto as these may be amended from time to time):

(i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrowers and the Administrative Agent; and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to Borrowers and the Administrative Agent and, in the case of assignments of Revolving Loans or Revolving Commitments to any such Person (except in the case of assignments made by or to GSCP or CUSA), consented to by Borrowers and the Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Borrowers, required at any time an Event of Default under Section 8.1(a), (f) or (g) shall have occurred and then be continuing); provided that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; provided, each such assignment pursuant to this Section 11.6(c)(ii) shall be in an aggregate amount of not less than (A) $5,000,000 or, with respect to European Revolving Loans, the Dollar Equivalent thereof (or such lesser amount as may be agreed to by Borrowers and the Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) $500,000 or, with respect to the European Term Loans, the Dollar Equivalent thereof (or such lesser amount as may be agreed to by Borrowers and the Administrative Agent or as shall constitute the aggregate amount of the Term Loans of the assigning Lender) with respect to the assignment of Term Loans and contemporaneous assignments to or by more than one Related Fund will be treated as one assignment for this purpose; provided, that notwithstanding the foregoing, no Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations to any Competitor.

(d) Mechanics. Subject to the other requirements of this Section 11.6, assignments and assumptions of Term Loans shall only be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments and assumptions of Revolving Loans and Revolving Commitments shall only be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, (i) with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(d) or under such Borrower Assignment Agreement pursuant to Section 2.20(g), and (ii) non-U.S. withholding tax under the law of the jurisdiction in which each applicable Euro Borrower is located, or any treaty to which such jurisdiction is a party, as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(e) or under such Borrower Assignment Agreement pursuant to Section 2.20(g), in each case, together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that (i) no such registration and processing fee shall be payable (y) in connection with an assignment by or to

GSCP or any Affiliate thereof or (z) in the case of an Assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender and (ii) only one such registration and processing fee shall be payable for contemporaneous assignments to or by more than one Related Fund).

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Second Restatement Effective Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans in violation of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 11.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of Section 2.20 and this Section 11.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 11.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon applicable Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(g) Borrower Purchases. Notwithstanding anything to the contrary contained in this Section 11.6 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the U.S. Borrower may repurchase outstanding Extended Domestic Tranche C Term Loans, EuroCo may repurchase outstanding Extended European Term Loans C1 and EuroHoldco may repurchase Extended European Term Loans C2 on the following basis:

(i) on or prior to the date that occurs one year prior to the applicable Facility’s Term Loan Maturity Date, the applicable Borrower may conduct one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the applicable Term Loans (such Term Loans, the “Offer Loans”) of Lenders; provided that (1) the applicable Borrower delivers to the Administrative Agent (for distribution to the applicable Lenders) a notice of the aggregate principal amount of the Offer Loans that will be subject to such Auction no later than 12:00 p.m. at least five Business Days (or such shorter period as may be agreed to by the Administrative Agent) in advance of a proposed consummation date of such Auction indicating (a) the date on which the Auction will conclude, (b) the maximum principal amount of the Offer Loans the applicable Borrower is willing to purchase in the Auction and (c) the range of discounts to par at which the applicable Borrower would be willing to repurchase the Offer Loans; (2) the maximum principal amount of the Auction shall be no less than an aggregate $10,000,000 (or Euro equivalent in the case of a EuroBorrower) or whole multiples of $1,000,000 (or Euro equivalent in the case of a EuroBorrower) in excess thereof; (3) the applicable Borrower shall hold the Auction open for a minimum period of three Business Days; (4) a Lender who elects to participate in the Auction may choose to tender all or part of such Lender’s Offer Loans; (5) the Auction shall be made to the Lenders holding the Offer Loans on a pro rata basis in accordance with the respective principal amounts then due and owing to the applicable Lenders; and (6) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 11.6 and the auction procedures set forth on Exhibit M and are otherwise reasonably acceptable to the applicable Borrower, the Auction Manager and the Administrative Agent;

(ii) with respect to all repurchases made pursuant to this Section 11.6(g), (1) the applicable Borrower shall pay to the applicable selling Lender all accrued and unpaid interest, if any, on the repurchased Offer Loans to the date of repurchase of such Offer Loans, (2) the applicable Borrower shall deliver to the Auction Manager a certificate of an Authorized Officer stating that (A) no Default or Event of Default has occurred and is continuing or would result from such repurchase and (B) as of the launch date of the related Auction and the effective date of any Borrower Assignment Agreement, it is not in possession of any information regarding such Borrower, its Subsidiaries or its Affiliates, or their assets, such Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Borrower Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the Auction Manager, Administrative Agent and the Non-Public Lenders; provided that a selling Lender may agree to waive this certification with respect to the Loans sold by it, (3) such repurchases shall not be deemed to be optional prepayments pursuant to Section 2.13, (4) the amount of the Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining installments of principal on the Offer Loans, (5) the purchase consideration for such Auction shall in no event be funded with the proceeds of

Revolving Loans and (6) each selling Lender shall execute and deliver to the Auction Manager and Administrative Agent a Borrower Assignment Agreement; and

(iii) following a repurchase pursuant to this Section 11.6(g), the Offer Loans so repurchased shall, without further action by any Person, be deemed cancelled and no longer outstanding (and may not be resold by the applicable Borrower) for all purposes of this Agreement and the other Credit Documents, including (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (3) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document. In connection with any Term Loans repurchased and cancelled pursuant to this Section 11.6(g), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

(h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (each such Person, a “Participant”) (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Each Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the applicable Borrower’s prior written consent and (ii) a participant that would be a Non-US Lender to the Domestic Loan if it were a Lender shall not be entitled to the benefits of Section 2.20 unless the U.S. Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the U.S. Borrower, to comply with Section 2.20 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender. Each Lender that sells a participation shall, acting solely for U.S. federal income tax purposes as an agent of the relevant Borrower, maintain a register on which it records the name and address of each Participant and the principal amounts of each Participant’s participation interest with respect to such Lender’s Loans or other obligations under the Credit Documents (the “Participant Register”); provided, no Lender shall have any obligation to disclose all or any portion of its Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in its Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Notwithstanding the foregoing, no Lender shall have the right at any time to sell or transfer to any Competitor a participation interest in all or a portion of its rights and obligations under this Agreement, including, all or a portion of its Commitment or Loans owing to it or other Obligations.

(i) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 11.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank and, including further in the case of any Lender that is a fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; provided, that no Lender, as between Borrowers and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

11.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

11.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 11.2, 11.3 and 11.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

11.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

11.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

11.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF UNLESS EXPRESSLY OTHERWISE PROVIDED HEREIN.

11.15. CONSENT TO JURISDICTION. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, AND, EXCEPT IN CONNECTION WITH EXERCISING REMEDIES AND ENFORCING RIGHTS WITH RESPECT TO THE COLLATERAL, THE LENDERS AND THE AGENTS, IN EACH CASE IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH EURO BORROWER AND EACH OF THE FOREIGN GUARANTORS APPOINTS THE U.S. BORROWER AS ITS AGENT (IN SUCH CAPACITY, THE “PROCESS AGENT”) TO RECEIVE, ON ITS BEHALF, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MAY BE SERVED IN ANY SUCH PROCEEDING. SERVICE MAY BE MADE ON THE PROCESS AGENT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1 HEREOF.

11.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY

COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.17. Confidentiality. Each Agent, and each Lender (which term shall for the purposes of this Section 11.17 include the Issuing Bank) shall hold all non-public information regarding Holdings and its Subsidiaries and their businesses identified as such by Borrowers and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrowers that, in any event, each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Agent or Lender and to such Agent’s or such Lender’s respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 11.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any pledgee referred to in Section 11.6(i) or any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Borrower and its obligations (provided, such assignees, transferees, participants, counterparties, pledgees and advisors are advised of and agree to be bound by either the provisions of this Section 11.17 or other provisions at least as restrictive as this Section 11.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Agent and each Lender shall make reasonable efforts to notify Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency)

for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

11.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, each applicable Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrowers.

11.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

11.20. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

11.21. Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

11.22. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.23. Judgment Currency.

(a) If, for the purposes of obtaining or enforcing any judgment or award in any court, or for making or filing a claim or proof, it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

(b) The obligations of Borrowers in respect of any sum due from it to any Agent or Lender hereunder shall, notwithstanding any judgment or award in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Agent or Lender of any sum adjudged to be so due in such Other Currency such Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due such Agent or Lender in the Original Currency, Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to such Agent or Lender in the Original Currency, such Agent or Lender shall remit such excess to such Borrower.

11.24. Amendment and Restatement. On the Second Restatement Effective Date, the 2007 Credit Agreement shall be amended and restated in its entirety by this Agreement, and the 2007 Credit Agreement shall thereafter be superseded in all respects by this Agreement, except to evidence (i) the incurrence by the Borrowers of the “Obligations” under and as defined in the 2007 Credit Agreement (whether or not such “Obligations” are contingent as of the Second Restatement Effective Date), (ii) the representations and warranties made by the Borrowers and the Credit Parties prior to the Second Restatement Effective Date (which representations and warranties made prior to the Second Restatement Effective Date shall not be superseded or rendered ineffective by this Agreement as they pertain to the period prior to the Second

Restatement Effective Date) and (iii) any action or omission performed or required to be performed pursuant to the 2007 Credit Agreement prior to the Second Restatement Effective Date (including any failure, prior to the Second Effective Date, to comply with the covenants contained in the 2007 Credit Agreement). The parties hereto acknowledge and agree that (a) this Agreement and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” under the 2007 Credit Agreement or the other Credit Documents (including all guarantees thereunder) as in effect prior to the Second Restatement Effective Date and which remain outstanding as of the Second Restatement Effective Date, (b) the “Obligations” (including all guarantees thereunder) under the 2007 Credit Agreement and the other Credit Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereafter subject to the terms herein) and in full force and effect and are reaffirmed hereby and (c) the Liens and security interests as granted under the applicable Credit Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and are reaffirmed hereby. The Borrowers and the Credit Parties acknowledge and agree that Sections 11.2 and 11.3 of the 2007 Credit Agreement shall, to the extent applicable immediately prior to the Second Restatement Effective Date, survive for the intended beneficiaries of such provision to the extent such provisions apply with respect to any indemnified liabilities (under Sections 11.2 and 11.3 of the 2007 Credit Agreement) relating to events and circumstances occurring prior to the Second Restatement Effective Date. In addition, on and after the Second Restatement Effective Date, (i) all references to the 2007 Credit Agreement, the 2006 Credit Agreement or the Credit Agreement in the Credit Documents (other than this Agreement) shall be deemed to refer to the 2007 Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the 2007 Credit Agreement or the Credit Agreement in any Credit Document (other than this Agreement) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Second Restatement Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the 2007 Credit Agreement, as amended and restated hereby.

11.25. Grant of Security Interests.

Each Credit Party hereby (i) expressly acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations under the Credit Documents (including guarantees and security agreements) executed by such Credit Party and (iii) acknowledges, renews (to the extent required) and extends its continued liability under all such Credit Documents and agrees such Credit Documents remain in full force and effect, including with respect to the obligations of the Borrowers as modified by this Agreement. Each Credit Party further acknowledges and agrees to the Administrative Agent, the Issuing Bank and each of the Lenders that after giving effect to this Agreement, neither the amendment and restatement of the 2007 Credit Agreement effected pursuant to this Agreement, nor the execution, delivery, performance or effectiveness of this Agreement (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document (as such term is defined in the 2007 Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens except those filings or actions made on the Second Restatement Effective Date, required as conditions subsequent pursuant to Section 5.18 or UCC continuation statements with respect to any financing statements filed more than 5 years prior to the date of this Agreement. Without limiting the generality of the foregoing, each Credit Party hereby acknowledges that the maturity date of certain Obligations are being extended and each Credit Party acknowledges and agrees that the security interests and guarantees under the Credit Documents shall extend to all Obligations (in particular, in relation to the Swiss Collateral Documents, any and all Obligations shall constitute the Secured Obligations as set forth and defined therein), including without limitation the Obligations as extended by the terms of this Agreement and does hereby confirm the grant to the Administrative Agent for the benefit of the Secured Parties of a security interest in all of such Credit Party’s right, title and interest in, to and under the “Collateral” as defined in the Pledge and Security Agreement for all Obligations including without limitation the Obligations under this Agreement.

11.26. Pledge of Debenture (Quebec) In reference to the pledge of debenture agreement dated April 13, 2006 (the “Canadian Pledge Agreement”) made by Audatex Canada, ULC in favour of Goldman Sachs Credit Partners L.P. and the other pledgees referred to therein in respect of a debenture issued on April 13, 2006 under the Deed of Hypothec dated April 11, 2006 by Audatex Canada, ULC, in favour of Goldman Sachs Credit Partners L.P, in its capacity as fondé de pouvoir, the Canadian Pledge Agreement contains a clerical error in that it refers to the term “Secured Obligations” instead of the term “Obligations”. Accordingly, all references to “Secured Obligations” in the Canadian Pledge Agreement shall be read as “Obligations”. This provision shall be construed in accordance with the laws of the Province of Quebec.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AUDATEX NORTH AMERICA, INC.

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

AUDATEX HOLDINGS, LLC

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

AUDATEX CANADA HOLDINGS, INC.

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

AUDATEX HOLDINGS, INC.

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

COLLISION REPAIR BUSINESS MANAGEMENT SERVICES, LLC

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

CLAIMS SERVICES GROUP, INC.

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

HOLLANDER, INC.

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

PROPERTY CLAIMS SERVICES, INC.

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

SOLERA, INC.

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

SOLERA INTEGRATED MEDICAL SOLUTIONS, INC.

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

EXPLORE INFORMATION SERVICES, LLC

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chairman of the Board

AUDATEX HOLDINGS III B.V.

By:	/s/ C. Mutzner
	Name:	C. Mutzner
	Title:	Authorized Signatory

AUDATEX HOLDINGS IV B.V.

By:	/s/ C. Mutzner
	Name:	C. Mutzner
	Title:	Authorized Signatory

AUDATEX NETWORK SERVICES NETHERLANDS B.V.

By:	/s/ C. Mutzner
	Name:	C. Mutzner
	Title:	Authorized Signatory

SOLERA NEDERLAND HOLDING B.V.

By:	/s/ C. Mutzner
	Name:	C. Mutzner
	Title:	Authorized Signatory

SOLERA NEDERLAND B.V.

By:	/s/ C. Mutzner
	Name:	C. Mutzner
	Title:	Authorized Signatory

AUDATEX DEUTSCHLAND GmbH

By:	/s/ Ferdinand Moers
	Name:	Ferdinand Moers
	Title:	Geschäftsführer

ARGEMU HOLDING GMBH

By:	/s/ Ferdinand Moers
	Name:	Ferdinand Moers
	Title:	Geschäftsführer

AUDATEX DATEN INTERNATIONALE DATENENTWICKLUNGSGESELLSCHAFT MBH

By:	/s/ Ferdinand Moers
	Name:	Ferdinand Moers
	Title:	Prokurist

EXSOFT GMBH

By:	/s/ Ferdinand Moers
	Name:	Ferdinand Moers
	Title:	Prokurist

AUDATEX GMBH

By:	/s/ Michael Odermatt
	Name:	Michael Odermatt
	Title:	Vice President - HR Operations

AUDATEX (SCHWEIZ) GMBH

By:	/s/ Michael Odermatt
	Name:	Michael Odermatt
	Title:	Vice President - HR Operations

AUDATEX CANADA, ULC

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

AUDATEX HOLDINGS II S.ÀR.L.

By:	/s/ Bruno Bagnouls
	Name:	Bruno Bagnouls
	Title:	Manager

AUDATEX (UK) LIMITED

By:	/s/ Renato Giger
Name:
Title:

HPI HOLDING LIMITED

By:	/s/ Renato Giger
Name:
Title:

HPI LIMITED

By:	/s/ Renato Giger
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as the Administrative Agent and Collateral Agent

By:	/s/ Anisah Malhotra
	Name:	Anisha Malhotra
	Title:	Vice President

JPMORGAN SECURITIES LLC
as Lead Arranger, Syndication Agent and Documentation Agent

By:	/s/ Ira Fox
	Name:	Ira Fox
	Title:	Vice President

APPENDIX A-1

TO CREDIT AND GUARANTY AGREEMENT

Domestic Tranche C Term Loan Commitments

As of the First Restatement Effective Date

Lender	Domestic Tranche C Term Loan Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$230,000,000	100%

Total	$230,000,000.00	100%

APPENDIX A-2

TO CREDIT AND GUARANTY AGREEMENT

European Term Loan Commitments

As of the First Restatement Effective Date

Lender	European Term Loan C1 Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	€52,080,000	100%

Total	€52,080,000	100%

Lender	European Term Loan C2 Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	€227,920,000	100%

Total	€227,920,000	100%

APPENDIX A-3

TO CREDIT AND GUARANTY AGREEMENT

Extended Domestic Tranche C Term Loan Commitments

On file with the Administrative Agent.

APPENDIX A-4

TO CREDIT AND GUARANTY AGREEMENT

Extended European Term Loan Commitments

On file with the Administrative Agent.

APPENDIX A-5

TO CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

On file with the Administrative Agent.

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

Company	Name and Address of Contact Person
Audatex North America, Inc.	c/o Solera Holdings, Inc. 7 Village Circle, Suite 100 Westlake, TX 76262 Attention: Renato Giger Facsimile: +1-817-796-1251
Solera Nederland Holding B.V.	c/o Audatex (Schweiz) GmbH Zollstrasse 62 8021 Zurich Switzerland Attention: Christian Mutzner Facsimile: +41-44-278-8770
Audatex Holding IV B.V.	c/o Audatex (Schweiz) GmbH Zollstrasse 62 8021 Zurich Switzerland Attention: Christian Mutzner Facsimile: +41-44-278-8770
Audatex Holdings, LLC	c/o Solera Holdings, Inc. 7 Village Circle, Suite 100 Westlake, TX 76262 Attention: Renato Giger Facsimile: +1-817-796-1251
Copy To address	c/o Solera Holdings, Inc. 7 Village Circle, Suite 100 Westlake, TX 76262 Attention: Renato Giger Facsimile: +1-817-796-1251

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as the Administrative Agent, Collateral Agent and a Lender:

the Administrative Agent’s and Collateral Agent’s Principal Office:

Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

30 Hudson Street, 17th Floor

Jersey City, NJ 07302

Attention: SBD Operations

Attention: Pedro Ramirez

Telecopier: (212) 357-4597

Email: gsd.link@gs.com

with a copy to:

Goldman Sachs Credit Partners L.P.

1 New York Plaza

New York, New York 10004

Attention: Jim Balcom

Telecopier: (212) 902-3000

Schedule 1.1A

SECURITY PRINCIPLES

The Borrowers (collectively with the Guarantors and their Subsidiaries, the “Group”) and the Lenders have agreed and acknowledged that their rights and obligations under this Agreement, to the extent applicable, in respect of (i) the giving or taking of guarantees with respect to the European Subsidiaries of the Euro Borrowers; (ii) the giving or taking of security with respect to the European Subsidiaries of the Euro Borrowers; and (iii) all the rights and obligations associated with such giving or taking of guarantees and security with respect to the European Subsidiaries of the Euro Borrowers, shall be subject to and limited by the Security Principles. The Security Principles embody the recognition by all parties that there may be certain legal and practical difficulties in obtaining effective security from all European members of the Group in every jurisdiction in which members of the Group are located. In particular:

1. general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, thin capitalization rules, retention of title claims and similar principles may limit the ability of a member of the Group to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise. If any such limit applies, the guarantees and security provided will be limited to the maximum amount which the relevant member of the Group may provide having regard to applicable law (including any jurisprudence) and subject to fiduciary duties of management;

2. the giving of a guarantee, the granting and the terms of security or the perfection of the security granted will not be required to the extent that it would incur any legal fees, registration fees, stamp duty, and any other fees, Taxes or costs directly associated with such security or guarantee which are materially disproportionate to the benefit obtained by the Lenders;

3. where there is material incremental cost involved in creating security over all assets owned by a Credit Party in a particular category (e.g. real estate) the principle stated at paragraph 2 above shall apply and only the material assets in that category (e.g. material real estate) shall be subject to security;

4. it is expressly acknowledged that in certain jurisdictions it may be either impossible or materially impractical to grant guarantees or create security over certain categories of assets in which event such guarantees will not be granted and security will not be taken over such assets to the extent of such impossibility or material impracticability.

5. any assets subject to third party arrangements (including minority ownership arrangements) which may prevent the giving of a guaranty or the providing of security provided that, if the Administrative Agent determines that the relevant asset is material and the relevant obligor determines that such endeavors will not jeopardize commercial relationships with third parties, the relevant member of the Group will use reasonable endeavors to obtain any necessary consent or waiver;

6. members of the Group will not be required to give guarantees or enter into security documents if it is not within the legal capacity of the relevant members of the Group or if, in the reasonable opinion of the directors of the relevant members of the Group, the same would conflict with the fiduciary duties of those directors or contravene any legal prohibition or result in personal or criminal liability on the part of any officer or result in any significant risk of legal liability for the directors of any Group; provided, that the relevant Group member must use reasonable endeavours to overcome any such obstacle; and

7. the giving of a guaranty, the granting of security or the terms or extent of such security should not be such that they materially restrict the running of the business of or materially adversely affect the Tax arrangements of any relevant member of the Group or its affiliates (including the creation, pursuant to the Internal Revenue Code, of a potential Section 956 material deemed dividend) in the ordinary course; and

8. pledges over the assets owned by joint venture vehicles will not be required.

A.	TERMS OF COLLATERAL DOCUMENTS

The following principles will be reflected in the terms of any security taken as part of this transaction:

1. security will not be enforceable until an Event of Default has occurred and notice of acceleration has been given by the Administrative Agent;

2. notification of pledges over bank accounts will be given to the bank holding the account provided that this is not inconsistent with the Group retaining control over the balance of the account;

3. notification of receivables security to debtors will only be given if an Event of Default has occurred and notice of acceleration has been given by the Administrative Agent;

4. notification of security over insurance policies will not be served on any insurer of Group assets until such time as an Event of Default has occurred and notice of acceleration has been given by the Administrative Agent;

5. the Collateral Documents should only operate to create security rather than to impose new commercial obligations. Accordingly, they will not contain additional representations or undertakings (such as in respect of insurance, further security, information or the payment of costs) unless these are the same as or consistent with those contained in this Agreement or relate to the creation or perfection of the security and are market standard in the relevant jurisdiction;

6. in respect of share pledges, until an Event of Default has occurred and notice of acceleration has been given by the Administrative Agent, the pledgors should be permitted to retain and to exercise voting rights to any shares pledged by them in a manner which does not adversely affect the validity or enforceability of the security or cause an Event of Default to occur and the pledgors should be permitted to receive and retain dividends on pledged shares/pay dividends upstream on pledged shares to the extent permitted under the Facilities with the proceeds to be available to the Group;

7. the Administrative Agent should only be able to exercise any power of attorney granted to it under the Collateral Documents following the occurrence of an Event of Default in respect of which notice of acceleration has been given by the Administrative Agent or failure to comply with a further assurance or perfection obligation;

8. the Collateral Documents should not operate so as to prevent transactions which are permitted under the Facilities or to require additional consents or authorizations;

9. the Collateral Documents will permit disposals of assets where such disposal is permitted under this Agreement and will include assurances for the security agent to do all things reasonably requested to release security in respect of the assets the subject of such disposal; and

10. the Collateral Documents will not accrue interest on any amount in respect of which interest is accruing under this Agreement.

B.	GUARANTEES/SECURITY

1. Subject to the due execution of all relevant Collateral Documents, completion of relevant perfection formalities within statutorily prescribed time limits, payment of all registration fees and documentary Tax, any other rights arising by operation of law, obtaining any relevant foreign legal opinions and subject to any qualifications which may be set out in this Agreement and any relevant legal opinions obtained and subject to the requirements of the Security Principles, it is further acknowledged that pursuant to each Collateral Document the Collateral Agent, shall:

(a) receive the benefit of an upstream, cross-stream and downstream guarantee and the security will be granted to secure all liabilities of the obligors under the Credit Documents in accordance with the Security Principles;

(b) (in the case of those Collateral Documents creating pledges or charges over shares in a Credit Party) obtain a first priority valid charge or analogous or equivalent encumbrance over all of the shares in issue at any time in that obligor which are owned by another obligor. Such Collateral Document shall be governed by the laws of the jurisdiction in which such obligor whose shares are being pledged is formed; and

(c) not require that any costs, fee, Tax or other amounts payable in connection with any re-taking, novation or re-registration of any security in connection with an assignment or transfer by any lender be for the account of the Group; provided that the Administrative Agent and the Borrowers shall discuss in good faith the possibility to mitigate any such costs, fee, Tax or other amounts.

2. In the case of guarantees and security to be granted and created by the Guarantors in the Netherlands, such guarantees and security shall be provided as soon as reasonably practicable and in any event within 90 days after the Closing Date (except with respect to the unconditional neutral or positive advice of the works council of any Credit Party organized in the Netherlands, which such Credit Party shall use its commercially reasonable efforts to obtain as soon as practicable after the Closing Date but not subject to the 90 day period) but in any event within any period required by law for the valid perfection of the relevant security interest without giving rise to any further period during which such security interest is voidable as a result of delay in its creation or perfection following the funding of Loans; provided, that, to the extent that any such entity is required by applicable law, as a condition to the granting of a guaranty or security, to receive a confirmation from its auditors that, after giving effect to the obligations assumed by it, it will be able to meet its financial obligations as they fall due (or any functionally equivalent confirmation), the relevant guarantee or security shall be granted (to the extent permitted by law or regulation) as promptly as reasonably practicable but in no event more than 90 days after the Closing Date.

3. If a Credit Party owns shares in a member of the Group that is not a Credit Party and is not incorporated in a Security Jurisdiction, no steps shall be taken to create or perfect security over those shares. For purposes hereof, the term “Security Jurisdiction” means every jurisdiction in which Credit Parties are incorporated.

SCHEDULE 1.1B

MANDATORY COST FORMULAE

1.

The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.

On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.

The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Loan in any currency other than sterling:

E x 0.01 per cent. per annum.

300

Where: E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

Schedule 1.1B-1

(b)

“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.

If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.

Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

the jurisdiction of its Facility Office; and

(e)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

8.

The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

Schedule 1.1B-2

9.

The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.

The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11.

Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

The Administrative Agent may from time to time, after consultation with Holdings and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

Schedule 1.1B-3

SCHEDULES

to

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

dated as of May 16, 2007

amended as of May 13, 2011

and further amended as of April 13, 2012

among

AUDATEX NORTH AMERICA, INC.,

as U.S. Borrower,

SOLERA NEDERLAND HOLDING B.V.

and

AUDATEX HOLDINGS IV, B.V.,

as Euro Borrowers,

AUDATEX HOLDINGS, LLC,

as Holdings and a Guarantor,

CERTAIN SUBSIDIARIES OF AUDATEX HOLDINGS, LLC,

as Guarantors,

VARIOUS LENDERS,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Administrative Agent and Collateral Agent,

and

JPMORGAN SECURITIES LLC,

as Lead Arranger, Syndication Agent and Documentation Agent

$50,000,000 Senior Secured Revolving Credit Facility

$ 106,501,971.97 Extended Senior Secured Domestic Tranche C Term Loans

€ 142,822,809.09 Extended Senior Secured European Term Loans

SCHEDULES:	1.1A	Security Principles
	1.1B	Mandatory Costs
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.12	Real Estate Assets
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.6	Certain Restrictions on Subsidiary Distributions
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions
	11.6	Competitors

SCHEDULE 1.1A

SECURITY PRINCIPLES

[Attached]

SCHEDULE 1.1B

MANDATORY COSTS

[Attached]

SCHEDULE 4.1

JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

1.	U.S. Entities

U.S. Entities	Jurisdiction of Organization/Formation
Audatex Holdings, LLC	Delaware
Audatex Holdings, Inc.	Delaware
Audatex North America, Inc.	Delaware
Audatex Canada Holdings, Inc.	Delaware
Explore Information Services, LLC	Delaware
Solera, Inc.	Delaware
Hollander, Inc.	Delaware
Solera Integrated Medical Solutions, Inc.	Delaware
Claims Services Group, Inc.	Delaware
Property Claims Services, Inc.	Delaware
Collision Repair Business Management Services, LLC	Delaware
New Era Software LLC	Utah
See Progress, Inc.	Michigan

2.	Non-U.S. Entities

Non-U.S. Entities	Jurisdiction of Organization/Formation
AOPT – Servicos e Sistemas Automovel Lda Portugal	Portugal
ArgeMu Holding GmbH	Germany
Audaclaims Latinomerica S.L. Madrid	Spain
Audatex Australia Pty. Ltd.	Australia
Audatex Brasil Servicos Ltda	Brazil
Audatex Canada, ULC	Alberta, Canada
Audatex Daten Internationale Datenentwicklungs GmbH	Germany
Audatex Datos Espana S.A.	Spain
Audatex Deutschland GmbH[1]	Germany
Audatex Developpement France SAS	France
Audatex Espana S.A.	Spain
Audatex FZ LLC	UAE
Audatex GmbH	Switzerland
Audatex Holdings II S.àr.l	Luxembourg
Audatex Holdings III B.V. [2]	Netherlands
Audatex Holdings IV B.V.	Netherlands
Audatex Information Systems (Korea) Co. Ltd.	Korea
Audatex Information Systems (Shanghai) Co, Ltd	China
Audatex Italia s.r.l	Italy
Audatex LTN S. de R.L. de C.V.	Mexico
Audatex Magyarorszag Kft.	Hungary
Audatex Network Services Netherlands B.V.	Netherlands
Audatex Österreich GmbH	Austria

Non-U.S. Entities	Jurisdiction of Organization/Formation
Audatex Polska Sp. Z.o.o.	Poland
Audatex Portugal Peritagens Informatizadas Derivadas de Acidentes, S.A.	Portugal
Audatex SA (Pty.) Ltd.	South Africa
Audatex (Schweiz) GmbH	Switzerland
Audatex Servicios Tecnologicos Chile Limitada (Chile)	Chile
Audatex Services SRL	Romania
Audatex Singapore Pte. Ltd.	Singapore
Audatex Slovakia s.r.o.	Slovakia
Audatex Solutions Private Limited, India	India
Audatex Systems s.r.o.[3]	The Czech Republic
Audatex Systems Bilgi Teknolojileri Hizmetleri Limited Sirketi	Turkey
Audatex (UK) Limited	UK
Autoclaims Servicios, S.A. de C.V. (Mexico)	Mexico
Auto Claims Solutions, S.A. de C.V. (Mexico)	Mexico
AUTOonline Bulgaria s.r.o.	Bulgaria
AUTOonline B.V.	Netherlands
AUTOonline France Sarls systemes d’information	France
AUTOonline GmbH Informationsysteme	Germany
AUTOonline Italia S.r.l.	Italy
AUTOonline Mexico S. de. R.L.de C.V.	Mexico
AUTOonline Operations GmbH & Co. KG	Germany
AUTOonline Polska SP. Z.o.o.	Poland
AUTOonline Services GmbH	Germany
AUTOonline Sisteme Informatice SRL	Romania
AUTOonline Schweiz AG	Switzerland
AUTOonline s.r.o. Czech	Czech Republic
AUTOonline Ukrainia SP.Z.o.o.	Ukraine
AUTOonline (UK) Ltd.	United Kingdom
AUTOonline Value Experts Hellas EPE	Greece
AX Venezuela	Venezuela
Exsoft GmbH	Germany
Global Automotive Center GmbH	Germany
HPI Holding Limited	United Kingdom
HPI Ltd.	United Kingdom
Iberian AUTOonline S.L.	Spain
Informex S.A.	Belgium
Informex Hellas, Automotive Damage Claims Solutions SA	Greece
InPart Services Ltda	Brazil
K&S Beheer B.V.	Netherlands
LLC Audatex Ukraine	Ukraine
Market Scan B.V.	Netherlands
OOO Audatex	Russia

Non-U.S. Entities	Jurisdiction of Organization/Formation
Servicios Corporativos Audatex	Mexico
Sidexa S.A.	France
Sinexia Corporacion Tecnologica	Spain
Softwaresysteme GTLData GmbH	Austria
Solera Nederland B.V.	Netherlands
Solera Nederland Holding B.V.	Netherlands
Solera Technology Center GmbH	Switzerland
UAB Audatex Baltics	Lithuania
UC Universal Consulting Software GmbH	Germany

1.

Foreign Shares of Audatex Deutschland GmbH: According to § 5 para. 1 of the articles of association of Audatex Deutschland GmbH, any disposal or encumbrance over the shares or parts of them of the company requires the written consent of the company. Furthermore, the transfer or pledge of shares requires a notarial deed.

2.

Foreign Shares of all Dutch entities including Audatex Holdings III B.V., Audatex Holdings IV B.V., Audatex Network Services Netherlands B.V., AUTOonline B.V., K&S Beheer B.V., Market Scan B.V., Solera Nederland B.V. and Solera Nederland Holding B.V.: According to the articles of association of Audatex Holdings III B.V., Audatex Holdings IV B.V., Audatex Network Services Netherlands B.V., AUTOonline B.V., K&S Beheer B.V., Market Scan B.V., Solera Nederland B.V. and Solera Nederland Holding B.V., there is an approval procedure that applies to a transfer of shares. Furthermore, the transfer of shares in a Dutch entity requires a notarial deed.

3.

Foreign Shares of Audatex Systems s.r.o.: According to Section 115 of the Czech Commercial Code, unless the articles of association provide otherwise, a member may, with the approval of the general meeting, transfer its ownership interest to another party on the basis of a contract.

SCHEDULE 4.2

CAPITAL STOCK AND OWNERSHIP

Owner	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	% of Interest owned	Certificate No. (if uncertificated, please indicate so)	Par Value
Audatex Holdings, LLC	Audatex Holdings, Inc.	Delaware corporation	1,000	1,000	100%	C-1	$0.01

Audatex Holdings, LLC	Audatex Holdings II S.àr.l	Private limited liability company	60,115	60,115	100%	Not certificated	€25.00

Audatex Holdings, Inc.	Audatex North America, Inc.	Delaware corporation	1,000	1,000	100%	C-1	$0.01

Audatex North America, Inc.	Hollander, Inc.	Delaware corporation	1,000	1,000	100%	2	No par value.

Audatex North America, Inc.	Solera Integrated Medical Solutions, Inc.	Delaware corporation	1,000	1,000	100%	18	$1.00

Audatex North America, Inc.	Claims Services Group, Inc.	Delaware corporation	1,000	1,000	100%	10	$1.00

Audatex North America, Inc.	Audatex Canada Holdings, Inc.	Delaware corporation	1,000	1,000	100%	C-1	$0.01

Audatex North America, Inc.	Solera, Inc.	Delaware corporation	62,500,000 Common Stock 110,000 Class A Preferred Stock	46,786,382 Common Stock 1,024.560 Class A Preferred Stock	100%	C-4. PA-3	Common: $0.01 Class A Preferred $0.01

Audatex North America, Inc.	Auto Claims Solutions, S.A. de C.V. (Mexico)	S.A. DE C.V.	49	50	98%	39,603	1,000 MXN

Audatex Holdings, Inc.	Auto Claims Solutions, S.A. de C.V. (Mexico)	S.A. DE C.V.	1	50	2%	39,603	1,000 MXN

SCHEDULE 4.2

CAPITAL STOCK AND OWNERSHIP

Owner	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	% of Interest owned	Certificate No. (if uncertificated, please indicate so)	Par Value
Audatex North America, Inc.	Autoclaims Servicios, S.A. de C.V. (Mexico)	S.A. DE C.V.	49	50	98%	39,602	1,000 MXN

Audatex Holdings, Inc.	Autoclaims Servicios, S.A. de C.V. (Mexico)	S.A. DE C.V.	1	50	2%	39,602	1,000 MXN

Audatex North America, Inc.	Audatex Servicios Tecnologicos Chile Limitada (Chile)	Chilean limited liability company	N/A	N/A	99.9%	Not certificated	N/A

Audatex Holdings, Inc.	Audatex Servicios Tecnologicos Chile Limitada (Chile)	Chilean limited liability company	N/A	N/A	0.01%	Not certificated	N/A

Audatex Canada Holdings, Inc.	Audatex Canada ULC	Alberta unlimited liability corporation	100	100	100%	C-1. C-2	No par value.

Claims Services Group, Inc.	Property Claims Services, Inc.	Delaware corporation	1,000	1,000	100%	2	No par value.

Claims Services Group, Inc.	Explore Information Services, LLC	Delaware limited liability company	100	100	100%	Not certificated	No par value

Claims Services Group, Inc.	Collision Repair Business Management Services, LLC	Delaware limited liability company	1,000	1,000 units	100%	2	N/A.

Collision Repair Business Management Services, LLC	New Era Software LLC	Delaware limited liability company	50,000	50,000	100%	Not certificated	No par value

Claims Services Group, Inc.	See Progress, Inc.	Michigan corporation	40,000	40,000	100%	Not certificated	No par value

SCHEDULE 4.2

CAPITAL STOCK AND OWNERSHIP

Owner	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	% of Interest owned	Certificate No. (if uncertificated, please indicate so)	Par Value
Audatex Holdings II S.ar.l	Audatex Holdings III B.V.	Private limited liability company	18,000	18,000	100%	Not certificated	€1.00

Audatex Holdings III B.V.	Solera Nederland Holding B.V.	Private limited liability company	18,000	18,000	100%	Not certificated	€1.00

Audatex Holdings III B.V.	Audatex Holdings IV B.V.	Private limited liability company	18,000	18,000	100%	Not certificated	€1.00

Solera Nederland Holding B.V.	Solera Nederland B.V.	Private limited liability company	20,000	20,000	100%	Not certificated	€1.00

Solera Nederland Holding B.V.	Market Scan B.V.	Private limited liability company	543	543	100%	Not certificated	€100

Audatex Holdings IV B.V.	Audatex Network Services Netherlands B.V.	Private limited liability company	180	180	100%	Not certificated	€100

Solera Nederland B.V.	K&S Beheer B.V.	Private limited liability company	2000	2000	100%	Not certificated	€45.38

Audatex Holdings IV B.V.	Audatex Solutions Private Limited, India	Private Limited Company	20,982,253	20,982,253	100%	1-17	Rs 10/- per Share

Audatex Holdings IV B.V.	Audatex FZ LLC	Free Zone Company with Limited Liability	50	50	100%	18705	1,000 AED

Audatex Holdings IV B.V.	Audatex (Schweiz) GmbH	Company with limited liability	1	1	100%	Not certificated	CHF 2,000,000.00

Audatex Network Services Netherlands B.V.	OOO Audatex	Private limited liability company	N/A	N/A	100%	Not certificated	Authorized and paid share capital of RUB 18,000,000

SCHEDULE 4.2

CAPITAL STOCK AND OWNERSHIP

Owner	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	% of Interest owned	Certificate No. (if uncertificated, please indicate so)	Par Value
Audatex (Schweiz) GmbH	Audatex Systems Bilgi Teknolojileri Hizmetleri Limited Sirketi	Company with limited liability	15,920	16,000	95%	Not certificated		No par value.

Audatex (Schweiz) GmbH	Audatex Systems Bilgi Teknolojileri Hizmetleri Limited Sirketi	Company with limited liability	80	16,000	5%	Not certificated		No par value.

Audatex (Schweiz) GmbH	Global Automotive Center GmbH	Company with limited liability	1	1	100%	Not certificated		No par value.

Audatex (Schweiz) GmbH	Audatex Daten Internationale Datenentwicklungsgesellschaft mbH	Company with limited liability	1	1	100%	Not certificated	DEM	200,000

Audatex (Schweiz) GmbH	Audatex (UK) Limited	Private limited company	1,550,000	1,550,000	100%	12	GBP	1

Audatex (Schweiz) GmbH	LLC Audatex Ukraine	Limited liability company	99.9%	2	99.9%	Not certificated		No par value.

Audatex GmbH	LLC Audatex Ukraine	Limited liability company	0.1%	2	0.1%	Not certificated		No par value.

Audatex (Schweiz) GmbH	UC Universal Consulting Software GmbH	Company with limited liability	1	1	100%	Not certificated		N/A

Audatex (Schweiz) GmbH	HPI Holding Limited	Private Limited Company	1	1	100%	1		£1

HPI Holding Limited	HPI Ltd.	Private Limited Company	3,035,002	5,000,000	100%	Not certificated		£100

Audatex (Schweiz) GmbH	Audatex LTN S. de R.L. de C.V.	Limited liability company	51%	2 fixed capital; 2 varied capital	51%	Not certificated		N/A

Audatex LTN S. de R.L. de C.V.	Servicios Corporativos Audatex	S.A. DE C.V.	49,000	50,000	98%	115,515		1.00 MXN

SCHEDULE 4.2

CAPITAL STOCK AND OWNERSHIP

Owner	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	% of Interest owned	Certificate No. (if uncertificated, please indicate so)	Par Value
Audatex LTN S. de R.L. de C.V.	Audaclaims Latinomerica S.L. Madrid	S.L.	3,000	3,000	100%	2,344		1.00	€

Audaclaims Latinomerica S.L. Madrid	AX Venezuela	S.A.	10,500	10,500	100%	220-13800		10 Bs F_(VEF)

Audatex (Schweiz) GmbH	Informex S.A.	Public limited company	7,828	8,000	97.85%	11, 45, 51–58, 61, 65–67		No par value.

Informex S.A.	Informex Hellas, Automotive Damage Claims Solutions SA	Public Limited Company	53.900	0	49%	Not certificated		€1.00

Audatex (Schweiz) GmbH	Informex Hellas, Automotive Damage Claims Solutions SA	Public Limited Company	56.100	0	51%	Not certificated		€1.00

Audatex (Schweiz) GmbH	Sidexa S.A.	Stock company	31,200	120,000	26%	Not certificated		€15.50

Informex S.A.	Sidexa S.A.	Stock company	58,920	120,000	49.1%	Not certificated		€15.50

Audatex (Schweiz) GmbH	Audatex Developpement France SAS	Simplified joint stock company	99	100	99%	Not certificated		€370

Sidexa S.A.	Audatex Developpement France SAS	Simplified joint stock company	1	100	1%	Not certificated		€370

Audatex (Schweiz) GmbH	Audatex Magyarorszag Kft.	Company with limited liability	10	100	10%	Not certificated		No par value.

Audatex Deutschland GmbH	Audatex Magyarorszag Kft.	Company with limited liability	90	100	90%	Not certificated		No par value.

Audatex (Schweiz) GmbH	Audatex Services SRL	Limited liability company	29,841	29,841	100%	Not certificated	ROL	10

Audatex (Schweiz) GmbH	Audatex Deutschland GmbH	Company with limited liability	1	1	100%	Not certificated		€2,556,500

SCHEDULE 4.2

CAPITAL STOCK AND OWNERSHIP

Owner	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	% of Interest owned	Certificate No. (if uncertificated, please indicate so)	Par Value
Audatex (Schweiz) GmbH	Audatex Portugal Peritagens Informatizadas Derivadas de Acidentes, S.A.	Joint stock company	2,550	5,000	51%	(Certificates do not have numbers; only shares are numbered): 1 certificate representing the 10 shares # 1 to # 10; 119 certificates representing 20 shares each from share # 11 to # 2390; 16 certificates representing 10 shares each from share # 2391 to # 2550.	€250

Audatex (Schweiz) GmbH	Audatex Systems s.r.o.	Company with limited liability	99	100	99%	Not certificated	No par value

Audatex GmbH	Audatex Systems s.r.o.	Company with limited liability	1	100	1%	Not certificated	No par value

Audatex (Schweiz) GmbH	Audatex Brasil Servicos Ltda	Limited liability company	2,594,363	2,884,906	90%	Not certificated.	BRL

Audatex GmbH	Audatex Brasil Servicos Ltda	Limited liability company	290,543	2,884,906	10%	Not certificated.	BRL

Audatex Brasil Servicos Ltda	InPart Services Ltda	Limited liability company	8,051,000	8,051,000	100%	Not certificated.	BRL

Audatex (Schweiz) GmbH	Audatex Polska Sp. Z.o.o.	Limited liability company	40	400	10%	Not certificated.	PLN 100

Audatex Deutschland GmbH	Audatex Polska Sp. Z.o.o.	Limited liability company	360	400	90%	Not certificated.	PLN 100

SCHEDULE 4.2

CAPITAL STOCK AND OWNERSHIP

Owner	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	% of Interest owned	Certificate No. (if uncertificated, please indicate so)	Par Value
Audatex (Schweiz) GmbH	Audatex Slovakia s.r.o.	Limited liability company	1	2	88.7%	Not certificated.		No par value.

Audatex GmbH	Audatex Slovakia s.r.o.	Limited liability company	1	2	11.3%	Not certificated.		No par value.

Informex S.A.	Audatex Espana S.A.	Joint stock company	54,600	600,000	9.09%	B3		€1.2

Audatex (Schweiz) GmbH	Audatex Espana S.A.	Joint stock company	470,457	600,000	78.41%	B3		€1.2

Audatex (Schweiz) GmbH	Audatex Datos Espana S.A.	Joint stock company	25,000	50,000	50%	4		€6.01

Audatex Espana S.A.	Audatex Datos Espana S.A.	Joint stock company	25,000	50,000	50%	5		€6.01

Audatex (Schweiz) GmbH	Audatex Italia s.r.l.	Limited liability company with sole quota-holder (SRL)	N/A	N/A	100%	Not certificated		Company capital has a par value of EUR 50,000.

Audatex (Schweiz) GmbH	Audatex Australia Pty. Ltd.	Australian Proprietary Company	2	N/A	100%	129 875 305		N/A

Audatex (Schweiz) GmbH	Audatex SA (Pty.) Ltd.	Proprietary limited	100,000	100,000	100%	3, 4, 5	ZAR	1

Audatex (Schweiz) GmbH	ArgeMu Holding GmbH	Company with limited liability	1	1	100%	Not certificated.		€25,000

ArgeMu Holding GmbH	EXSOFT GmbH	Company with limited liability	1	1	100%	Not certificated.		€25,000

Audatex (Schweiz) GmbH	Audatex Österreich GmbH	Company with limited liability	1	1	100%	Not certificated.		No par value.

Audatex (Schweiz) GmbH	UAB Audatex Baltics	Company with limited liability	1,000	1,000	100%	No certificates		No par value

SCHEDULE 4.2

CAPITAL STOCK AND OWNERSHIP

Owner	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	% of Interest owned	Certificate No. (if uncertificated, please indicate so)	Par Value
Audatex Österreich GmbH	Softwaresysteme GTLData GmbH	Company with limited liability	35,000	35,000	100%	Not certificated		No par value

Audatex (Schweiz) GmbH	Audatex Singapore Pte. Ltd.	Company with limited liability	N/A	N/A	100%	Not certificated		No par value

Audatex (Schweiz) GmbH	Audatex Information Systems (Korea) Co. Ltd.	Company with limited liability	N/A	N/A	100%	Not certificated		No par value

Audatex (Schweiz) GmbH	Audatex Information Systems (Shanghai) Co, Ltd	Company with limited liability	1	1	100%	Not certificated.		No par value.

Audatex (Schweiz) GmbH	Solera Technology Center GmbH	Company with limited liability	600	800	75%	Not certificated.	CHF	1,000

Audatex España S.A.	Sinexia Corporacion Tecnologica	Stock corporation	227	378	60.05%	(Certificates do not have numbers; only shares are numbered)		€601.05

ArgeMu Holding GmbH	AUTOonline GmbH Informationsysteme	Company with limited liability	87,534	110,000	79.58%	(Certificates do not have numbers; only shares are numbered)		€1

Audatex Portugal	AUTOonline GmbH Informationsysteme	Company with limited liability	1,100	110,000	1%	(Certificates do not have numbers; only shares are numbered)		€1

SCHEDULE 4.2

CAPITAL STOCK AND OWNERSHIP

Owner	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	% of Interest owned	Certificate No. (if uncertificated, please indicate so)	Par Value
Informex S.A.	AUTOonline GmbH Informationsysteme	Company with limited liability	5,500	110,000	5%	(Certificates do not have numbers; only shares are numbered)		€1

Audatex Espana	AUTOonline GmbH Informationsysteme	Company with limited liability	2,200	110,000	2%	(Certificates do not have numbers; only shares are numbered)		€1

Sidexa, S.A.	AUTOonline GmbH Informationsysteme	Company with limited liability	5,500	110,000	5%	(Certificates do not have numbers; only shares are numbered)		€1

AUTOonline GmbH Informationsysteme	AOPT – Servicos e Sistemas Automovel Lda Portugal	Company with limited liability	1	1	100%	Not certificated	EUR	20,000

AUTOonline GmbH Informationsysteme	Iberian AUTOonline S.L.	Company with limited liability	30,000	30,000	100%	Not certificated	EUR	1

AUTOonline GmbH Informationsysteme	AUTOonline Services GmbH	Company with limited liability	1	1	100%	Not certificated	EUR	25,000

AUTOonline GmbH Informationsysteme	AUTOonline Schweiz AG	Stock Corporation	100,000	100,000	100%	Nr.: 1 - 100,000	CHF	1

AUTOonline GmbH Informationsysteme	AUTOonline France Sarls systemes d’information	Company with limited liability	30,000	30,000	100%	Nr.: 1 - 30.000	EUR	1

AUTOonline GmbH Informationsysteme	AUTOonline Italia S.r.l.	Company with limited liability	50,000	50,000	100%	Not certificated	EUR	1

SCHEDULE 4.2

CAPITAL STOCK AND OWNERSHIP

Owner	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	% of Interest owned	Certificate No. (if uncertificated, please indicate so)	Par Value
AUTOonline GmbH Informationsysteme	AUTOonline Value Experts Hellas EPE	Company with limited liability	1,666	1,666	100%	Not certificated	EUR	30

AUTOonline GmbH Informationsysteme	AUTOonline B.V.	Company with limited liability	9,000	9,000	100%	Nr.: 1 – 9,000	EUR	30

AUTOonline GmbH Informationsysteme	KTI Verwaltungs GmbH	Company with limited liability	1	Not known	4.11%	Not certificated		DEM 15,000 (share owned by AUTOonline GmbH)

AUTOonline GmbH Informationsysteme	AUTOonline Operations GmbH & Co. KG	Limited partnership	1	1	100%	Not certificated		100,000

AUTOonline Polska SP. Z.o.o	AUTOonline Ukrainia SP.Z.o.o.	Company with limited liability	200,000	200,000	100%	Not certificated	UAH	1

AUTOonline GmbH Informationsysteme	AUTOonline s.r.o. Czech	Company with limited liability	400,000	400,000	100%	Not certificated	CZK	1

AUTOonline GmbH Informationsysteme	AUTOonline Bulgaria s.r.o.	Company with limited liability	100	100	100%	Not certificated	BGN	100

AUTOonline GmbH Informationsysteme	AUTOonline Sisteme Informatice SRL	Company with limited liability	100	100	100%	Not certificated	EUR	100

AUTOonline GmbH Informationsysteme	AUTOonline Mexico S. de. R.L. de C.V.	Company with limited liability	3,000	3,000	100%	Not certificated	MXN	1

AUTOonline GmbH Informationsysteme	AUTOonline Otomotiv Bilgi Islem Ltd. Sti	Stock Corporation	8,000	8,000	99.95%[1]	Not certificated	TL	25

[1]	99.95% = AUTOonline GmbH Informationssysteme, 0.125% AUTOonline Service GmbH, 0.125% AUTOonline Operations GmbH & Co. KG, 0.125% AUTOonline s.r.o. (Czech), 0.125% AUTOonline Polska SP. Z.o.o

SCHEDULE 4.2

CAPITAL STOCK AND OWNERSHIP

Owner	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	% of Interest owned	Certificate No. (if uncertificated, please indicate so)	Par Value
AUTOonline GmbH Informationsysteme	AUTOonline Magyaroszag Kft.	Limited liability company	100	100	100%	Not certificated	FT	1

AUTOonline GmbH Informationsysteme	AUTOonline Polska Sp.z.o.o.	Company with limited liability	100	100	100%	Not certificated	PLN	1,000

AUTOonline Operations GmbH & Co. KG	Iberian Operations S.L (AO)	Company with limited liability	10,000	10,000	100%	Not certificated	EUR	1

SCHEDULE 4.12

REAL ESTATE ASSETS

Grantor	Address/City/State/Zip Code	Owned or Leased
ARGEMU HOLDING GMBH	Kuhlenstraße 15, Minden, GermanyLeopoldstraße 146, München, Germany	Leased
AUDATEX (SCHWEIZ) GMBH	Alte Winterhurerstrasse 14A, 8304 Wallisellen, Switzerland	Leased
AUDATEX CANADA HOLDINGS, INC.	15030 Avenue of Science San Diego, CA	Leased
AUDATEX CANADA, ULC	1210 Sheppard Avenue East Toronto, Ontario, Canada	Leased
AUDATEX DATEN INTERNATJONALE	Kuhlenstrasse 15, 32427 Minden, Germany	Leased
AUDATEX DEUTSCHLAND GMBH	Kuhlenstraße 15, Minden, GermanyLeopoldstraße 146, München, Germany	Leased
AUDATEX GMBH	Rotzbergstrasse 1, 63 62 Stansstaad, Switzerland	Leased
Audatex Holding III B.V	Huis ter Heideweg 30, 3705 LZ Zeist, The Netherlands	Leased
Audatex Holding IV B.V	Huis ter Heideweg 30, 3705 LZ Zeist, The Netherlands	Leased
AUDATEX HOLDINGS II S.AR.L.	Rue Guillaume Kroll 5, L-1025 Luxemburg, Luxemburg	Leased
AUDATEX HOLDINGS, INC.	15030 Avenue of Science San Diego, CA	Leased
AUDATEX HOLDINGS, LLC	15030 Avenue of Science San Diego, CA	Leased
Audatex Nederland Holding B.V.	Huis ter Heideweg 30, 3705 LZ Zeist, The Netherlands	Leased
Audatex Network Services Netherlands B.V.	Huis ter Heideweg 30, 3705 LZ Zeist, The Netherlands	Leased
AUDATEX NORTH AMERICA(Westlake)	7 Village Circle Ste 100 Westlake, TX 76292	Leased
AUDATEX NORTH AMERICA, INC.	880 Technology Drive, Suite A Ann Arbor, MI	Leased
AUDATEX NORTH AMERICA, INC.(San Diego)	15030 Avenue of Science San Diego, CA	Leased
AUDATEX(UK)LIMITED	The Forum, Station Road, Theale, Reading, U.K	Leased
CLAIMS SERVICES GROUP, INC.	6111 Bollinger Canyon Rd. San Ramon, CA	Leased
CLAIMS SERVICES GROUP, INC.	211 Prospect, Suite 15C Bloomington, IL	Leased
CLAIMS SERVICES GROUP, INC.	4211 S.E. International Way, Suites A & B Milwaukie, OR 97222	Leased
COLLISION REPAIR BUSINESS MANAGEMENT SERVICES, LLC	15030 Avenue of Science San Diego, CA	Leased

SCHEDULE 4.12

REAL ESTATE ASSETS

Explore Information Services, LLC	2900 Lone Oak Drive, Suite 140, Eagan, MN	Leased
Explore Information Services, LLC	2900 Lone Oak Drive, Suite 128, Expansion, Eagan, MN	Leased
Explore Information Services, LLC	408 E. Main Street, Bldg. 3, Marshall, MN	Leased
HOLLANDER, INC.	14800 Twenty Eighth Avenue North Plymouth, MN 55447	Leased
HPI HOLDING LIMITED	Marlin House, Hornbeam Square West, Hornbeam Business Park, Harrogate HG2 8PA	Owned
HPILTD	Dolphin House, New Street, Salisbury, Wiltshire, SP1 2PH	Owned
Informex S.A.	Avenue Jules Bordet 168,1140 Evere, Belgium	Owned
PROPERTY CLAIMS SERVICES, INC.	15030 Avenue of Science San Diego, CA	Leased
SOLERA INTEGRATED MEDICAL SOLUTIONS, INC.	841 Bishop Street Honolulu, HI	Leased
Solera Nederland B.V.	Huis ter Heideweg 30-40, 3750 LZ Zeist, The Netherlands	Leased
SOLERA, INC.	15030 Avenue of Science San Diego, CA	Leased

SCHEDULE 6.1

CERTAIN INDEBTEDNESS

None.

SCHEDULE 6.2

CERTAIN LIENS

None.

SCHEDULE 6.6

CERTAIN RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS

1.

Restrictions under applicable Foreign Law or Regulations, including, but not limited to, distributable reserve limitations, withholding taxes on dividend distributions, and thin-capitalization rules which limit the amount of interim intercompany loans and/or movement of funds.

2.	Agreements with minority shareholders that may have certain restrictions on Subsidiary Distributions.

3.

According to § 5 para. 2 of the articles of association of Audatex Deutschland GmbH, claims of the shareholders arising from the shares, in particular profit distribution claims, may only be assigned with the written consent of the company.

4.

According to § 8 para. 2 of the articles of association of Audatex Deutschland GmbH, profits/losses have to be carried forward to the following fiscal year unless the shareholders resolve upon a different utilization.

5.

According to § 8 para. 2 of the articles of association of Audatex Daten Internationale Datenentwicklungs GmbH, profits/losses have to be carried forward to the following fiscal year unless the supervisory board resolves upon a different utilization.

SCHEDULE 6.7

CERTAIN INVESTMENTS

1.	Solera Nederland Holding B.V. holds a 49% interest in Digidentity B.V.

2.	Audatex Deutschland GmbH holds a 10% interest in S.S.H.-Polska Sp. Z.o.o. (Poland).

3.	AUTOonline GmbH Informationssysteme Germany holds a 4.11% interest in KTI Verwaltungs GmbH Germany.

4.	Audatex (Schweiz) GmbH holds a 3.9% interest in 915 KTI Kraftfahrzeugtechnisches Institut und Karosseriewerkstatte Gmbh & Co. KG.

5.	Audatex (Schweiz) GmbH holds a 75% interest in Solera Technology Center GmbH.

6.	Audatex España S.A. holds a 60.05% interest in Sinexia Corporacion Tecnologica.

SCHEDULE 6.12

CERTAIN AFFILIATE TRANSACTIONS

None.

SCHEDULE 11.6

COMPETITORS

CCC Information Services

Mitchell International

EurotaxGlass’s

DAT

Dekra

Einsa Print SA

GT Motive

Experian

Choicepoint

CarTV

Control €xpert

Verisk

CoPart

LKQ

Car-Parts

Equifax

Transunion

Manheim

Advent International

Arles Capital

Investcorp

Aurora Capital

KAR Auction Services

EXHIBIT A-1 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

FUNDING NOTICE

Reference is made to the AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent.

Pursuant to Section[s] [2.1][2.2][2.3] of the Credit Agreement, [U.S. Borrower][EuroCo][EuroHoldco] desires that Lenders make the following Loans to [U.S. Borrower][EuroCo][EuroHoldco] in accordance with the applicable terms and conditions of the Credit Agreement on [            ,     ], 20[    ] (the “Credit Date”):

[[1].	[Domestic Tranche C][European]Term Loan[s]

	☐	Base Rate Loans:	[$][€][ , , ]

	☐	Eurodollar Rate Loans, with an initial Interest Period of [ ] month(s):	[$][€][ , , ]]

[[2].	[Domestic][European] Revolving Loans:

	☐	Base Rate Loans:	[$][€][ , , ]

	☐	Eurodollar Rate Loans, with an initial Interest Period of [ ] month(s):	[$][€][ , , ]]

[[3].	Swing Line Loans:		$[ , , ]]

[U.S. Borrower][EuroCo][EuroHoldco] certifies that:

(i) after making the Credit Extensions requested on the Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(ii) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(iii) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the Credit Extension contemplated hereby that would constitute an Event of Default or a Default.

EXHIBIT A-1-1

Date: [ , ], 20[ ]	[AUDATEX NORTH AMERICA, INC.

By:
Name:
Title:]

[SOLERA NEDERLAND HOLDING B.V.

By:
Name:
Title:]

[AUDATEX HOLDINGS IV B.V.

By:
Name:
Title:]

EXHIBIT A-1-2

EXHIBIT A-2 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent.

Pursuant to Section 2.9 of the Credit Agreement, [U.S. Borrower][EuroCo][EuroHoldco] desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [            ,     ], 20[    ]:

[[1]. Extended Domestic Tranche C Term Loans:

[$][€][ , , ]	Eurodollar Rate Loans to be continued with Interest Period of [ ] month(s)

[$][€][ , , ]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [ ] month(s)

[$][€][ , , ]	Eurodollar Rate Loans to be converted to Base Rate Loans]

[[2]. Domestic Revolving Loans:

[$][€][ , , ]	Eurodollar Rate Loans to be continued with Interest Period of [ ] month(s)

[$][€][ , , ]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [ ] month(s)

[$][€][ , , ]	Eurodollar Rate Loans to be converted to Base Rate Loans]

[[3]. Extended European Term Loans:

[$][€][ , , ]	Eurodollar Rate Loans to be continued with Interest Period of [ ] month(s)]

[[4]. European Revolving Loans:

[$][€][ , , ]	Eurodollar Rate Loans to be continued with Interest Period of [ ] month(s)]

[Remainder of page intentionally left blank]

EXHIBIT A-2-1

Date: [ , ], 20[ ]	[AUDATEX NORTH AMERICA, INC.

By:
Name:
Title:]

[SOLERA NEDERLAND HOLDING B.V.

By:
Name:
Title:]

[AUDATEX HOLDINGS IV B.V.

By:
Name:
Title:]

EXHIBIT A-2-2

EXHIBIT A-3 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

ISSUANCE NOTICE

Reference is made to the AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent.

Pursuant to Section 2.4 of the Credit Agreement, U.S. Borrower desires a Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [            ,    ], 20[    ] (the “Credit Date”) in an aggregate face amount of [$][€][        ,        ,        ].

Attached hereto for each such Letter of Credit are the following:

(a) the stated amount of such Letter of Credit;

(b) the name and address of the beneficiary;

(c) the expiration date; and

(d) either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

U.S. Borrower hereby certifies that:

(i) after issuing such Letter of Credit requested on the Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(ii) after issuing such Letter of Credit requested on the Credit Date, the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit then in effect;

(iii) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date;

EXHIBIT A-3-1

(iv) as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the issuance contemplated hereby that would constitute an Event of Default or a Default.

Date: [ , ], 20[ ]	AUDATEX NORTH AMERICA, INC.

By:
Name:
Title:

EXHIBIT A-3-2

EXHIBIT B-1 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

DOMESTIC TRANCHE C TERM LOAN NOTE

$[1][ , , ] [2][ , ], 20[ ]	New York, New York

FOR VALUE RECEIVED, AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of [1][DOLLARS] ($[        ,        ,        ][1]) in the installments referred to below.

U.S. Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of May 16, 2007 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among U.S. Borrower, SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands, AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands, AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Syndication Agent, Joint Bookrunner, Administrative Agent and Collateral Agent, CITIGROUP GLOBAL MARKETS, INC., as Joint Bookrunner, and CITICORP USA, INC., as Documentation Agent.

U.S. Borrower shall make scheduled principal payments on this Domestic Tranche C Term Note (this “Note”) as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the “Domestic Tranche C Term Loan Notes” in the aggregate principal amount of $230,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, U.S. Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of U.S. Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of U.S. Borrower, each as provided in the Credit Agreement.

[1]	Lender’s Domestic Tranche C Term Loan Commitment
[2]	Date of issuance

EXHIBIT B-1-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF U.S. BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of U.S. Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

U.S. Borrower promises to pay all costs and expenses, including reasonable out-of-pocket attorneys’ fees, in accordance with the Credit Agreement, incurred in the collection and enforcement of this Note. U.S. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the extent permitted by applicable law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-1-2

IN WITNESS WHEREOF, U.S. Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

AUDATEX NORTH AMERICA, INC.

By:
Name:
Title:

EXHIBIT B-1-3

EXHIBIT B-2 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

EUROPEAN TERM LOAN C NOTE

€[1][ , , ] [2][ , ], 20[ ]	New York, New York

FOR VALUE RECEIVED, [SOLERA NEDERLAND HOLDING B.V.][AUDATEX HOLDINGS IV B.V.], a company organized under the laws of The Netherlands (“Euro Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of [1][EURO] (€[1][        ,        ,        ]) in the installments referred to below.

Euro Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of May 16, 2007 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation, Euro Borrower, [SOLERA NEDERLAND HOLDING B.V.][AUDATEX HOLDINGS IV B.V.], a company organized under the laws of The Netherlands, AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Syndication Agent, Joint Bookrunner, Administrative Agent and Collateral Agent, CITIGROUP GLOBAL MARKETS, INC., as Joint Bookrunner, and CITICORP USA, INC., as Documentation Agent.

Euro Borrower shall make principal payments on this European Term Loan C Note (this “Note”) as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the “European Term Loan C Notes” in the aggregate principal amount of €280,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the European Term Loan C evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in Euros in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Euro Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Euro Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Euro Borrower, each as provided in the Credit Agreement.

[1]	Lender’s European Term Loan C Commitment
[2]	Date of issuance

EXHIBIT B-2-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF EURO BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Euro Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Euro Borrower promises to pay all costs and expenses, including reasonable out-of-pocket attorneys’ fees, in accordance with the Credit Agreement, incurred in the collection and enforcement of this Note. Euro Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the extent permitted by applicable law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-2-2

IN WITNESS WHEREOF, Euro Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

[SOLERA NEDERLAND HOLDING B.V.

By:
Name:
Title:]

[AUDATEX HOLDINGS IV B.V.

By:
Name:
Title:]

EXHIBIT B-2-3

EXHIBIT B-3 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

REVOLVING LOAN NOTE

[$][€][1][ , , ] [2][ , ], 20[ ]	New York, New York

FOR VALUE RECEIVED, AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), promise to pay [NAME OF LENDER] (“Payee”) or its registered assigns, on or before [            ,     ], 2012, the lesser of (a) [1][DOLLARS][EURO] ([$][€] [1][        ,        ,        ]) and (b) the unpaid principal amount of all advances made by Payee to [U.S.][Euro] Borrowers as Revolving Loans under the Credit Agreement referred to below.

The Borrowers also promise to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of May 16, 2007 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger, Syndication Agent, Joint Bookrunner, Administrative Agent and Collateral Agent, CITIGROUP GLOBAL MARKETS, INC., as Joint Bookrunner, and CITICORP USA, INC., as Documentation Agent.

This Revolving Loan Note (the “Note”) is one of the “Revolving Loan Notes” in the aggregate principal amount of up to $50,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, the Borrowers, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrowers hereunder with respect to payments of principal of or interest on this Note.

[1]	Lender’s Revolving Commitment
[2]	Date of issuance

EXHIBIT B-3-1

This Note is subject to mandatory prepayment and to prepayment at the option of the Borrowers, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF EACH BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of each Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Each Borrower promises to pay all costs and expenses, including reasonable out-of-pocket attorneys’ fees, in accordance with the Credit Agreement, incurred in the collection and enforcement of this Note. The Borrowers and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the extent permitted by applicable law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-3-2

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

AUDATEX NORTH AMERICA, INC.

By:
Name:
Title:

SOLERA NEDERLAND HOLDING B.V.

By:
Name:
Title:

AUDATEX HOLDINGS IV B.V.

By:
Name:
Title:

EXHIBIT B-3-3

TRANSACTIONS ON

REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-3-4

EXHIBIT B-4 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

SWING LINE NOTE

$10,000,000 [1][ , ], 20[ ]	New York, New York

FOR VALUE RECEIVED, AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), promises to pay to CITIGROUP, N.A., as Swing Line Lender (“Payee”), on or before April 13, 2012, the lesser of (a) TEN MILLION DOLLARS ($10,000,000) and (b) the unpaid principal amount of all advances made by Payee to U.S. Borrower as Swing Line Loans under the Credit Agreement referred to below.

U.S. Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent.

This Swing Line Note (this “Note”) is the “Swing Line Note” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Swing Line Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

This Note is subject to mandatory prepayment and to prepayment at the option of U.S. Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF U.S. BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

1	Date of issuance

EXHIBIT B-4-1

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of U.S. Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

U.S. Borrower promises to pay all costs and expenses, including reasonable out-of-pocket attorneys’ fees, in accordance with the Credit Agreement, incurred in the collection and enforcement of this Note. U.S. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the extent permitted by applicable law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-4-2

IN WITNESS WHEREOF, U.S. Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

AUDATEX NORTH AMERICA, INC.

By:
Name:
Title:

EXHIBIT B-4-3

TRANSACTIONS ON

SWING LINE NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-4-4

EXHIBIT B-5 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

EXTENDED DOMESTIC TRANCHE C TERM LOAN NOTE

$[1][ , , ] [2][ , ], 20[ ]	New York, New York

FOR VALUE RECEIVED, AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of [1][DOLLARS] ($[        ,        ,        ][1]) in the installments referred to below.

U.S. Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent.

U.S. Borrower shall make scheduled principal payments on this Extended Domestic Tranche C Term Note (this “Note”) as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the “Extended Domestic Tranche C Term Loan Notes” in the aggregate principal amount of $[            ] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, U.S. Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of U.S. Borrower hereunder with respect to payments of principal of or interest on this Note.

[1]	Lender’s Extended Domestic Tranche C Term Loan Commitment
[2]	Date of issuance

EXHIBIT B-5-1

This Note is subject to mandatory prepayment and to prepayment at the option of U.S. Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF U.S. BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of U.S. Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

U.S. Borrower promises to pay all costs and expenses, including reasonable out-of-pocket attorneys’ fees, in accordance with the Credit Agreement, incurred in the collection and enforcement of this Note. U.S. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the extent permitted by applicable law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-5-2

IN WITNESS WHEREOF, U.S. Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

AUDATEX NORTH AMERICA, INC.

By:
Name:
Title:

EXHIBIT B-5-3

EXHIBIT B-6 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

EXTENDED EUROPEAN TERM LOAN C NOTE

€[1][ , , ] [2][ , ], 20[ ]	New York, New York

FOR VALUE RECEIVED, [SOLERA NEDERLAND HOLDING B.V.][AUDATEX HOLDINGS IV B.V.], a company organized under the laws of The Netherlands (“Euro Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of [1][EURO] (€[1][        ,        ,        ]) in the installments referred to below.

Euro Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent.

Euro Borrower shall make principal payments on this Extended European Term Loan C Note (this “Note”) as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the “Extended European Term Loan C Notes” in the aggregate principal amount of €[            ] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the European Term Loan C evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in Euros in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Euro Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Euro Borrower hereunder with respect to payments of principal of or interest on this Note.

[1]	Lender’s Extended European Term Loan C Commitment
[2]	Date of issuance

EXHIBIT B-6-1

This Note is subject to mandatory prepayment and to prepayment at the option of Euro Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF EURO BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Euro Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Euro Borrower promises to pay all costs and expenses, including reasonable out-of-pocket attorneys’ fees, in accordance with the Credit Agreement, incurred in the collection and enforcement of this Note. Euro Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the extent permitted by applicable law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-6-2

IN WITNESS WHEREOF, Euro Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

[SOLERA NEDERLAND HOLDING B.V.

By:
Name:
Title:]

[AUDATEX HOLDINGS IV B.V.

By:
Name:
Title:]

EXHIBIT B-6-3

EXHIBIT C TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED AUTHORIZED OFFICER, SOLELY IN SUCH CAPACITY, AND NOT AS AN INDIVIDUAL, HEREBY CERTIFIES AS FOLLOWS:

1. I am the Chief Financial Officer of AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”).

2. I have reviewed the terms of that certain AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent. and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries, taken as a whole, during the accounting period covered by the attached financial statements.

3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (this “Certificate”), except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.

The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [                ,     ], 20[    ] pursuant to Section 5.1(d) of the Credit Agreement.1

[Remainder of page intentionally left blank]

1

In connection with the delivery of annual financial statements, Borrowers shall deliver to Collateral Agent an annual collateral verification certificate pursuant to Section 5.1(n) of the Credit Agreement.

EXHIBIT C-1

Date: [ , ], 20[ ]	AUDATEX HOLDINGS, LLC

By:
Name:
Title: Chief Financial Officer

EXHIBIT C-2

ANNEX A TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER][YEAR] ENDING [mm/dd/yy].

1. Consolidated Adjusted EBITDA[1]: (i) + (ii) - (iii) =			$	[ , ,	]

(i)	Consolidated Net Income:		$	[ , ,	]

(ii)	(a)	Consolidated Interest Expense (including fees and expenses paid to the Agents)[2]:	$	[ , ,	]

	(b)	losses from extraordinary items (including trademark royalty fees paid to Seller) and nonrecurring or unusual items[2]:	$	[ , ,	]

	(c)	provisions for taxes[2]:	$	[ , ,	]

	(d)	total depreciation expense[2]:	$	[ , ,	]

	(e)	total amortization expense[2]:	$	[ , ,	]

(f)

to the extent not capitalized, (1) the Transaction Costs and any fees, costs and expenses incurred during such period in connection with the consummation (or any of the following which is attempted and not consummated) of a Permitted Acquisition (including the Explore Transaction), Joint Ventures permitted by Section 6.7 of the Credit Agreement or otherwise approved by Requisite Lenders or in connection with any registration of securities in connection with a Qualifying IPO or (2) losses, costs or expenses to the extent reimbursable by third parties pursuant to indemnification provisions or in connection with other sales, merger or acquisition transactions of the Acquired Business not consummated by the Seller[2]:

			$	[ , ,	]

(g)

any aggregate net loss in such period from the permitted sale, exchange or other disposition of capital assets (other than dispositions of inventory in the ordinary course of business) by Holdings or any of its Subsidiaries taken as a whole[2]:

			$	[ , ,	]

1

Calculations made in determining Consolidated Adjusted EBITDA shall be determined, with respect to any relevant period, after giving pro forma effect to each Permitted Acquisition or Asset Sale consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness in connection therewith), as if such Permitted Acquisition, Asset Sale and related transactions had been consummated on the first day of such period, and such calculations shall be calculated containing (i) such adjustments consistent with Regulation S-X under the Securities Act of 1933 which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Holdings and (ii) such other adjustments related to projected or anticipated cost-savings or synergies related to such Permitted Acquisition (including the Explore Transaction) or Joint Ventures permitted by Section 6.7 of the Credit Agreement (or otherwise agreed to by Requisite Lenders) to the extent reasonably acceptable to the Administrative Agent.

2	In each case, to the extent such amount reduces Consolidated Net Income for such period.

EXHIBIT C-3

(h)	any write-off or amortization made in such period of deferred financing costs or any write-down of assets or asset value carried on the balance sheet of Holdings or any of its Subsidiaries[2]:	$	[ , ,	]

(i)

purchase accounting adjustments (including the recognition of deferred revenues included on the Closing Date on the balance sheets of Sellers at such time, and in such amounts as they otherwise would have been recognized if not for such purchase accounting adjustments)[2]:

		$	[ , ,	]

(j)	earn-out obligations incurred in connection with any Permitted Acquisition and paid or accrued during such period[2]:	$	[ , ,	]

(k)

all non-cash charges and non-cash losses for such period reducing Consolidated Net Income, including the amount of any compensation deduction as the result of any grant of equity or options to employees, officers, directors or consultants[2]:

		$	[ , ,	]

(l)

payments received by Holdings or any of its Subsidiaries taken as a whole from business interruption insurance in an amount not to exceed the earnings for such period that such proceeds were intended to replace[2]:

		$	[ , ,	]

(m)

any transition costs associated with the Acquisition or any Permitted Acquisition, including costs associated with the relocation or closure of facilities (including data center facilities), costs associated with the transfer or relocation of employees, costs associated with the transfer or replacement of software licenses used in the operation of business, and costs associated with the announcement, re-naming and branding of the Acquired Business after the Closing Date[2]:

		$	[ , ,	]

(n)

severance costs and retention payments paid by or on behalf of, or accrued by, Holdings or any of its Subsidiaries taken as a whole during such period within 24 months of the Acquisition or any Permitted Acquisition and the compensation, benefits and payroll taxes paid to or on behalf of employees of the seller who are no longer employed by Holdings or its Subsidiaries during the period consisting of the twelve months prior to the former employee’s last day of employment[2]:

		$	[ , ,	]

(o)	net losses in the fair market value of any hedging agreements[2]:	$	[ , ,	]

(p)	cumulative effect of changes in accounting principles[2]:	$	[ , ,	]

(q)

net losses with respect to investments in any Person (other than a Subsidiary of Holdings) during such period to the extent that none of Holdings or any of its Subsidiaries contribute cash or Cash Equivalents to such Person in respect of such loss during such period[2]:

		$	[ , ,	]

EXHIBIT C-4

	(r)	Reserved :	$	[ , ,	]

(iii)	(a)	gains from extraordinary items:	$	[ , ,	]

(b)

other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for a potential Cash item in any prior period):

			$	[ , ,	]

(c)

any aggregate net gain in such period from the permitted sale, exchange or other disposition of capital assets (other than dispositions of inventory in the ordinary course of business) by such Person or any of its Subsidiaries taken as a whole:

			$	[ , ,	]

(d)

the amount of any expenses previously added back to Consolidated Adjusted EBITDA pursuant to line (ii)(f)(2) above to the extent the reimbursement of such expenses is not made with one year of the payment of such expenses:

			$	[ , ,	]

2. Consolidated Capital Expenditures:			$	[ , ,	]

3. Consolidated Current Assets:			$	[ , ,	]

4. Consolidated Current Liabilities:			$	[ , ,	]

5. Consolidated Excess Cash Flow: (i) - (ii) =			$	[ , ,	]

(i)	(a)	Consolidated Adjusted EBITDA:	$	[ , ,	]

	(b)	Consolidated Working Capital Adjustment:	$	[ , ,	]

(ii)	(a)

scheduled and mandatory repayments of Indebtedness for borrowed money (excluding (i) repayments of Revolving Loans or Swing Line Loans except to the extent a corresponding amount of the Revolving Commitments are permanently reduced in connection with such repayments and (ii) the repayment of Existing Term Loans on the Effective Date):

			$	[ , ,	]

	(b)(i)	all cash payments in respect of Consolidated Capital Expenditures:	$	[ , ,	]

(b)(ii)

to the extent amounts permitted to be paid during such period in respect of Consolidated Capital Expenditures are carried forward to the next succeeding period in accordance with Section 6.8(d) of the Credit Agreement, the aggregate amounts of all cash payments (not to exceed such permitted carryforward amount) in respect of Consolidated Capital Expenditures made during the first 130 days of the next succeeding period[3]:

			$	[ , ,	]

3

Any cash payments in respect of Consolidated Capital Expenditures deducted from Consolidated Excess Cash Flow pursuant to this line 5.(ii)(b)(ii) shall not thereafter be deducted from Consolidated Excess Cash Flow during such next succeeding period during which such payments are actually paid.

EXHIBIT C-5

(c)	Consolidated Interest Expense:	$	[ , ,	]

(d)	provisions for current taxes payable in cash with respect to such period:	$	[ , ,	]

(e)

cash payments during such period in respect of Permitted Acquisitions and Investments permitted by Section 6.7(f), (h), (k) and (l) of the Credit Agreement or otherwise consented to by the Requisite Lenders:

		$	[ , ,	]

(f)

the aggregate amount of all Restricted Payments allowed under Section 6.5(b), (c) or (h) of the Credit Agreement or otherwise consented to by the Requisite Lenders and actually paid in cash during such period:

		$	[ , ,	]

(g)

the aggregate amount of expenses added back line 1.(ii)(f) above and actually paid in cash by Holdings and its Subsidiaries during such period, in each case to the extent added to Consolidated Net Income in the determination of Consolidated Adjusted EBITDA for such period:

		$	[ , ,	]

(h)

transaction related expenditures to the extent added to Consolidated Net Income in the determination of Consolidated Adjusted EBITDA under lines 1.(ii)(m) and (n) above and to the extent actually paid in cash during such period:

		$	[ , ,	]

(i)

an amount equal to the income and withholding taxes (as estimated in good faith by a senior financial or senior accounting officer of the U.S. Borrower and after giving effect to the overall tax position of Holdings and its Subsidiaries) payable in the year following the period for which a mandatory prepayment under Section 2.14 of the Credit Agreement is determined in respect of that amount of mandatory prepayment under Section 2.14 of the Credit Agreement as is attributable to the actual repatriation to the Borrower of undistributed earnings of those Subsidiaries of the Borrower that are “controlled foreign corporations” under Section 956 of the Code to enable it to prepay the Loans in respect of a mandatory prepayment under Section 2.14 of the Credit Agreement for such period:

		$	[ , ,	]

(j)

earn-out obligations paid in connection with Permitted Acquisitions to the extent such obligations have not been deducted in determining Consolidated Net Income for the period Excess Cash Flow is determined and to the extent actually paid in cash during such period:

		$	[ , ,	]

(k)	capitalized software development costs and expenses in an aggregate amount not to exceed $12,000,000 per Fiscal Year:	$	[ , ,	]

(l)	the amount, which, in the determination of Consolidated Adjusted EBITDA, has been included in respect of income or cash gains from Assets Sales of Holdings or it Subsidiaries

EXHIBIT C-6

to the extent utilized to repay or prepay Loans in accordance with Section 2.14(a) of the Credit Agreement (but in the case of Revolving Loans, only to the extent a corresponding reduction in the Revolving Commitments is made):

		$	[ , ,	]

6. Consolidated Interest Expense:		$	[ , ,	]

7. Consolidated Net Income: (i) - (ii) =		$	[ , ,	]

(i)	the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP:	$	[ , ,	]

(ii)	(a)

the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period:

		$	[ , ,	]

(b)

the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries[4]:

		$	[ , ,	]

	(c) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan:	$	[ , ,	]

	(d) (to the extent not included in lines 7.(ii)(a) through (c) above) any net extraordinary gains or net extraordinary losses:	$	[ , ,	]

8. Consolidated Total Debt:		$	[ , ,	]

9. Consolidated Working Capital: (i) - (ii) =		$	[ , ,	]

(i)	Consolidated Current Assets:	$	[ , ,	]

(ii)	Consolidated Current Liabilities:	$	[ , ,	]

10. Consolidated Working Capital Adjustment: (i) - (ii) =		$	[ , ,	]

(i)	Consolidated Working Capital as of the beginning of such period:	$	[ , ,	]

(ii)	Consolidated Working Capital as of the end of such period:	$	[ , ,	]

11. Leverage Ratio: (i)/(ii) =		$	[ , ,	]

(i)	Consolidated Total Debt as of such day (net of (i) Cash and Cash

4	Except as permitted under footnote 1(b) above.

EXHIBIT C-7

Equivalents of Holdings and its Subsidiaries held in accounts in which Holdings or such Subsidiary has granted a Lien for the benefit of the Secured Parties pursuant to a Collateral Document and (ii) existing Indebtedness to the extent such Indebtedness is cash-collateralized):

		$	[ , ,	]

(ii)	Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended:	$	[ , ,	]

	Actual:		. :1.00

	Required:		. :1.00

12. Consolidated Adjusted EBITDA

	Actual:	$	[ , ,	]

13. Maximum Consolidated Capital Expenditures

	Actual:	$	[ , ,	]

	Required:	$	[ , ,	]

plus, such amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of such amount for each previous Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Years

$[        ,        ,        ]

EXHIBIT C-8

EXHIBIT D-1 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT D-1-1

EXHIBIT D-2 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT D-2-1

EXHIBIT D-3 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT D-3-1

EXHIBIT D-4 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT D-4-1

EXHIBIT D-5 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT D-5-1

EXHIBIT D-6 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT D-6-1

EXHIBIT D-7 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT D-7-1

EXHIBIT D-8 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT D-8-1

EXHIBIT D-9 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT D-9-1

EXHIBIT D-10 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT D-10-1

EXHIBIT D-11 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT D-11-1

EXHIBIT E-1 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters or credit and swingline loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund1]

3.	Borrowers:

Audatex North America, Inc., a Delaware corporation, Solera Nederland Holding B.V., a company organized under the laws of The Netherlands, and Audatex Holdings IV B.V., a company organized under the laws of The Netherlands

4.	Administrative Agent:	Goldman Sachs Credit Partners L.P., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation, SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands, AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands, AUDATEX HOLDINGS, LLC, a Delaware limited liability company and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN

1	Select as applicable

EXHIBIT E-1-1

SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent.

6.	Assigned Interest:

EXHIBIT E-1-2

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]

[3]	$	$		%

	$	$		%

	$	$		%

Effective Date:                 , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR] Notices:	[NAME OF ASSIGNEE] Notices:

Attention: Telecopier:	Attention: Telecopier:

with a copy to:	with a copy to:

Attention: Telecopier:	Attention: Telecopier:

Wire Instructions:	Wire Instructions:

2	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Loan Commitment”, etc.)

EXHIBIT E-1-3

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]4 Accepted:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent

By:

Title:

[Consented to:][5]

[AUDATEX NORTH AMERICA, INC.

By:

Name:
Title:

SOLERA NEDERLAND HOLDING B.V.

By:

Name:
Title:

AUDATEX HOLDINGS IV B.V.

By:

Name:]

4	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
5	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

EXHIBIT E-1-4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim (except the liens created and permitted under the Credit Agreement) and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) except as provided in clause (a) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (vi) if it becomes a Lender holding Extended European Term Loans or Revolving Exposure to any Euro Borrower, it is a Dutch Qualifying Lender and it is aware that in its capacity as Dutch Qualifying Lender it shall not benefit from the (creditor) protection provided by the Dutch Banking Act; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.

Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

EXHIBIT E-1-5

3.	General Provisions.

3.1

Each such assignment of the Extended European Term Loans shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of the Extended European Term Loans, it being understood, for the avoidance of doubt, that the Extended European Term Loan Commitments, and the Extended European Term Loans made under the Credit Agreement, constitute a single Loan hereunder.

3.2

This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

[Remainder of page intentionally left blank]

EXHIBIT E-1-6

EXHIBIT E-2 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

BORROWER ASSIGNMENT AND ASSUMPTION AGREEMENT

This Affiliate Assignment and Assumption Agreement (this “Assignment”) is dated as of the Borrower Assignment Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [AUDATEX NORTH AMERICA, INC./ SOLERA NEDERLAND HOLDING B.V./ AUDATEX HOLDINGS IV B.V.] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Borrower Assignment Effective Date inserted by the Auction Manager as contemplated in the Auction Procedures as defined in Exhibit M to the Credit Agreement, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[AUDATEX NORTH AMERICA, INC./ SOLERA NEDERLAND HOLDING B.V./ AUDATEX HOLDINGS IV B.V.]
Markit Entity Identifier (if any):

3.	Borrower:	[AUDATEX NORTH AMERICA, INC./ SOLERA NEDERLAND HOLDING B.V./ AUDATEX HOLDINGS IV B.V.]

4.	Administrative Agent:	Goldman Sachs Credit Partners L.P., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, by and among AUDATEX NORTH AMERICA, INC., a Delaware

EXHIBIT E-2-1

corporation, SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands, AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands, AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent.

6.	Assignor’s Interest under the Credit Agreement:

Facility	Aggregate Principal Face Amount of Term Loans of Assignor	Percentage of Term Loans of Assignor1
Term Loans2	$		%

7.	Assigned Interest:

List below the Term Loans to be assigned by Assignor to Assignee, which shall be subject to the terms and conditions of the Auction, including, without limitation, the pro rata reduction procedures set forth in the Auction Procedures.

Reply Price with respect to Term Loans being offered for assignment to Assignee (price per $1,000 principal amount)3	Reply Amount (principal face amount of Term Loans to be Assigned to Assignee at relevant Reply Price) (subject to pro rata reduction)4	Pro Rated Principal Face Amount of Term Loans Assigned5	Percentage Assigned of Term Loans6

$	$	$		%

$	$	$		%

$	$	$		%

1	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder. To be completed by Assignor.
2	Specify whether Extended Domestic Tranche C Term Loans, Extended European Term Loans C1 or Extended Term Loans C2.
3	To be completed by Assignor.
4	To be completed by Assignor. The sum of Lender’s Reply Amount(s) may not exceed the aggregate principal face amount of Term Loans held by it as lender of record on the date of submission of its Return Bid.
5	To be completed by the Auction Manager, if necessary, based on the proration procedures set forth in the Auction Procedures.
6	To be completed by the Auction Manager to at least 9 decimals as a percentage of the Term Loans of all Lenders thereunder.

EXHIBIT E-2-2

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[7]

8	$	$		%

	$	$		%

	$	$		%

8.	Borrower Assignment Effective Date: , 20 TO BE INSERTED BY AUCTION MANAGER AND WHICH SHALL BE THE BORROWER ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.

7	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
8

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Loan Commitment”, “Term Loan Commitment”, etc.)

EXHIBIT E-2-3

9.	Notice and Wire Instructions:

ASSIGNOR: [NAME OF ASSIGNOR] Notices:

Attention: Telecopier:

with a copy to:

Attention: Telecopier:

Wire Instructions:

The Assignor acknowledges and agrees that (i) submission of a Return Bid in respect of the Term Loans will constitute a binding agreement between the Assignor and the Assignee in accordance with the terms and conditions of the Auction Procedures and the Credit Agreement; (ii) Term Loans will be deemed to have been accepted by the Assignee to the extent such Term Loans are validly offered by Assignor to Assignee in accordance with the terms and conditions of the Auction Procedures and the Credit Agreement upon notification by the Auction Manager to the Assignor that such Term Loans are part of a Qualifying Bid (subject to applicable proration in accordance with the terms and conditions of the Auction); and (iii) it does not have any withdrawal rights with respect to any offer to assign of its Term Loans.

Subject to and effective upon the acceptance by the Assignee for purchase of the principal amount of the Term Loans to be assigned by the Assignor to the Assignee, the Assignor hereby irrevocably constitutes and appoints the Auction Manager as the true and lawful agent and attorney-in-fact of the Assignor with respect to such Term Loans, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to complete or fill-in the blanks in this Assignment and deliver the completed Assignment to the Assignee and the Assignor.

[Signature page follows]

EXHIBIT E-2-4

The Assignor acknowledges and agrees that its offer to assign Term Loans pursuant to the Auction Procedures constitute the Assignor’s acceptance of the terms and conditions (including the proration procedures) contained in the Auction Procedures, the Credit Agreement and this Assignment.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[AUDATEX NORTH AMERICA, INC./ SOLERA NEDERLAND HOLDING B.V./ AUDATEX HOLDINGS IV B.V.]

By:
Name:
Title:

Accepted:

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Auction Manager

By:
Authorized Signatory

EXHIBIT E-2-5

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR BORROWER

ASSIGNMENT AND ACCEPTANCE

1.	Representations and Warranties.

1.1

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is, and on the applicable Borrower Assignment Effective Date will be, free and clear of any lien, encumbrance or other adverse claim; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own decision to enter into this Assignment and to sell and assign the Assigned Interest on the basis of which it has made such decision; (iv) it is not a Defaulting Lender; and (v) it is not in possession of any information regarding Borrower, its Subsidiaries or its Affiliates, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender (including the Assignee) to enter into this Assignment or any of the transactions contemplated hereby that has not previously been disclosed to Administrative Agent and the Lenders, (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document, and (c) has read and agrees to all of the terms and conditions (including the pro ration procedures) of the Auction Procedures set forth in the Offer Documents. The Assignor will, upon request, execute and deliver any additional documents deemed by Administrative Agent or the Assignee to be necessary or desirable to complete the sale, assignment and transfer of the Assigned Interest. In the event that the Assignor has determined for itself to not access any information disclosed by Assignee in connection with the Auction or this Assignment, the Assignor acknowledges that (i) other Lenders may have availed themselves of such information and (ii) none of Borrower, the Auction Manager, and Administrative Agent has any responsibility for the Assignor’s decision to limit the scope of the information it has obtained in connection with its evaluation of the Auction or its decision to enter into this Assignment.

1.2

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement until such time as the Loans are automatically cancelled without further action by any Person on the Borrower Assignment Effective Date, (ii) it has, transmitted, or will on the date hereof transmit, same day funds to the Assignor on the Borrower Assignment Effective Date, (iii) from and after the Borrower Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision

EXHIBIT E-2-6

to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest and [(vii) it is not in possession of any information regarding Borrower, its Subsidiaries or its Affiliates, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender (including the Assignor) to participate in any Auction, if applicable, or enter into this Assignment or any of the transactions contemplated hereby that has not previously been disclosed to the Auction Manager, Administrative Agent and the Non-Public Lenders]9; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Auction Manager, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it acknowledges that the Assigned Interest shall, from and after the Borrower Assignment Effective Date, and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding and that the Assignee shall have no ability to vote or receive payments in respect of the Assigned Interest.

1.3	No Violation of Laws. Each of the Assignor and Assignee acknowledges that it has not violated any applicable laws relating to this Assignment or the transactions contemplated herein.

2. Payments. Payment to the Assignor by the Assignee in respect of the settlement of the assignment of the Assigned Interest shall be paid by Assignee directly to the Assignor and shall include all unpaid interest that has accrued in respect of the Assigned Interest through the Borrower Assignment Effective Date. No interest shall accrue with respect to the Assigned Interest from and after the Borrower Assignment Effective Date and such Assigned Interest shall, from and after the Borrower Assignment Effective Date, and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding.

3. No Default. On the Borrower Assignment Effective Date, no Default or Event of Default has occurred and is continuing or would result from this Assignment.

4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof that would require the application of laws other than those of the State of New York.

9	Remove if Assignor has agreed to waive this representation.

EXHIBIT E-2-7

EXHIBIT F TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

CERTIFICATE RE NON-BANK STATUS

Reference is made to the AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent.

1. Pursuant to Section 2.20(d) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” for purposes of Section 881(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

2. The undersigned is the sole record and beneficial owner of the interest in the Commitment or Obligation (the “Interest”) in respect of which it is providing this certificate, and it shall remain the sole beneficial owner of the Interest at all times during which it is the record holder of the Interest.

3. The undersigned meets all of the requirements under Section 871(h) or 881(c) of the Code and the U.S. Treasury regulations thereunder to be eligible for a complete exemption from withholding of United States federal income tax on interest payments made to it under the Credit Documents, including without limitation, that it is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers, it is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code), and amounts received by it pursuant to the Credit Documents are not effectively connected with its conduct of a trade or business in the United States. In connection with the foregoing, the undersigned represents and warrants that it has not taken, and will not take, any action that would cause an Interest held by it at any time during the term of the Credit Agreement to fail to be in registered form within the meaning of U.S. Treasury regulations section 1.871-14(c).

4. The undersigned shall promptly notify the Borrowers and the Administrative Agent if any of the certifications made herein are no longer true and correct.

[NAME OF LENDER]

By:

Name:
Title:

EXHIBIT F-1

EXHIBIT G-1 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT G-1-1

EXHIBIT G-2 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT G-2-1

EXHIBIT H TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [            ,     ], 20[    ] (this “Counterpart Agreement”) is delivered pursuant to the AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent.

Section 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

(a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date;

(c) states that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

(d) agrees to, subject to the provisions of Section 7.13 of the Credit Agreement, irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction) and in accordance with Section 7 of the Credit Agreement; and

(e) the undersigned hereby (i) agrees that this counterpart may be attached to the [Pledge and Security Agreement][Canadian Security Documents][Luxembourg Collateral Documents][Dutch Asset

EXHIBIT H-1

Pledges][Swiss Collateral Documents][German Collateral Documents][U.K. Security Agreement] and other Collateral Documents, as applicable, (ii) agrees that the undersigned shall execute such other Collateral Documents to the extent required by applicable law, (iii) agrees that the undersigned will comply with all the terms and conditions of the applicable Collateral Document as if it were an original signatory thereto, (iv) grants to Secured Party (as such term is defined in the applicable Collateral Document) a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the applicable Collateral Document) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (v) delivers to Collateral Agent supplements to all schedules attached to the applicable Collateral Document. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the applicable Collateral Document.

Section 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may reasonably request to effect the transactions contemplated hereby, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 11.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[Remainder of page intentionally left blank]

EXHIBIT H-2

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:

Name:
Title:

Address for Notices:

Attention: Telecopier

with a copy to:

Attention: Telecopier

ACKNOWLEDGED AND ACCEPTED, as of the date above first written:

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent

By:
Authorized Signatory

EXHIBIT H-3

EXHIBIT I-1 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT I-1-1

EXHIBIT I-2 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT I-2-1

EXHIBIT I-3 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT I-3-1

EXHIBIT I-4 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT I-4-1

EXHIBIT I-5 TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT I-5-1

EXHIBIT J TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT J-1

EXHIBIT K TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

INTERCOMPANY NOTE

New York, New York

[            ,     ], 20[    ]

FOR VALUE RECEIVED, each of the undersigned, as Maker, severally and not jointly, hereby unconditionally promises to pay to the order of each of the undersigned, as Payee, advances of principal (“Advances”) made from time to time by such Payee to such Maker as shown on the books and records of [AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”)][SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands, AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (each, a “Euro Borrower” and, together, the “Euro Borrowers”) and AUDATEX HOLDINGS III B.V., a company organized under the laws of The Netherlands (“Holdco Borrower”)]1, together with interest from the date of the making of any such Advance, whether or not such Advance is made prior to or on or after the date hereof) on the unpaid principal thereof until paid in full at the interest rate per annum as stated in the attached schedule in respect of Advances made from time to time by a particular Payee to a particular Maker.

The unpaid principal of any Advances and all accrued and unpaid interest thereon, owing by any Maker to any Payee shall be due and payable on demand of such Payee.

Whenever any payment on this Note (“Note”) shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

Except as provided herein, Maker reserves the right to prepay the outstanding principal amount of this Note, in whole or in part, at any time and from time to time, without premium or penalty; provided that interest shall be paid on the amount prepaid to and including the date of prepayment.

This Note is one of the promissory notes contemplated by Section 6.1 of that certain (i) Amended and Restated First Lien Credit and Guaranty Agreement, dated as of May 16, 2007 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among [U.S. Borrower] [Audatex North America, Inc., a Delaware corporation (“U.S. Borrower” and, together with the Euro Borrowers, the “Borrowers”)], [the Euro Borrowers][Solera Nederland Holding B.V. (formerly known as Business Services Group Holdings B.V.), a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), Audatex Holdings IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”)], Audatex Holdings, LLC, a Delaware limited liability company (“Holdings”) and certain subsidiaries of Holdings, as guarantors, the lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., as lead arranger, syndication agent, joint bookrunner, administrative agent and as collateral agent (in such capacity, the “Collateral Agent”), Citigroup Global Markets, Inc., as joint bookrunner, and Citicorp USA, Inc., as documentation agent.

Each Maker shall be entitled to deem and treat any Payee, or such person who has been so identified by the transferor in writing to such Maker as the holder of this Note, as the owner and holder of this Note. This Note will, forthwith upon its issuance by Maker, be endorsed in blank and undated; provided, however, that nothing contained herein or of the endorsement hereof shall allow the Collateral

1

On the Closing Date, two Intercompany Notes shall be issued, one with respect to the Domestic Guarantors and another with respect to the Foreign Guarantors. For the avoidance of doubt, Audatex Canada, ULC shall be treated as a Domestic Guarantor, not a Foreign Guarantor.

EXHIBIT K-1

Agent to demand payment under this Note prior to the occurrence of an Event of Default (as defined in the Credit Agreement). Each Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of any Maker hereunder with respect to payments of principal of interest on this Note.

In addition to, and not in limitation of, the foregoing, Makers agree, jointly and severally, to pay all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection and enforcement of this Note.

Each Maker, for itself and any of its successors and assigns, hereby waives diligence, presentment, protest and demand, (other than as set forth herein) and notice of protest, demand (other than as set forth herein), dishonor and nonpayment of this Note.

No delay on the part of any Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by such Payee, of any right or remedy shall preclude any other or further exercise of any other right or remedy.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF MAKERS AND PAYEES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Remainder of page intentionally left blank.]

EXHIBIT K-2

IN WITNESS WHEREOF, each of the undersigned has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first above written.

AUDATEX NORTH AMERICA, INC.

By:

Name:
Title:

SOLERA NEDERLAND HOLDING B.V.

By:

Name:
Title:

AUDATEX HOLDINGS IV B.V.

By:

Name:
Title:

AUDATEX HOLDINGS, LLC

By:

Name:
Title:

AUDATEX HOLDINGS, INC.

By:

Name:
Title:

HOLLANDER, INC.

By:

Name:
Title:

EXHIBIT K-3

SOLERA, INC.

By:

Name:
Title:

SOLERA INTEGRATED MEDICAL SOLUTIONS, INC.

By:

Name:
Title:

CLAIMS SERVICES GROUP, INC.

By:

Name:
Title:

COLLISION REPAIR BUSINESS MANAGEMENT SERVICES, LLC

By:

Name:
Title:

PROPERTY CLAIMS SERVICES, INC.

By:

Name:
Title:

AUDATEX CANADA HOLDINGS, INC.

By:

Name:
Title:

AUDATEX CANADA, ULC

By:

Name:
Title:

EXHIBIT K-4

EXPLORE INFORMATION SERVICES, LLC

By:

Name:
Title:

AUDATEX HOLDINGS III B.V.

By:

Name:
Title:

AUDATEX NETWORK SERVICES NETHERLANDS B.V.

By:

Name:
Title:

SOLERA NEDERLAND B.V.

By:

Name:
Title:

AUDATEX DATEN INTERNATIONALE DATENENTWICKLUNGSGESELLSCHAFT GMBH

By:

Name:
Title:

ARGEMU HOLDING GMBH

By:

Name:
Title:

EXHIBIT K-5

EXSOFT GMBH

By:

Name:
Title:

By:

Name:
Title:

AUDATEX DEUTSCHLAND GMBH

By:

Name:
Title:

AUDATEX GMBH

By:

Name:
Title:

AUDATEX (SCHWEIZ) GMBH

By:

Name:
Title:

AUDATEX HOLDINGS II S.ÀR.L

By:

Name:
Title:

AUDATEX (UK) LIMITED

By:

Name:
Title:

HPI HOLDING LIMITED

By:

Name:
Title:

EXHIBIT K-6

HPI LIMITED

By:

Name:
Title:

EXHIBIT K-7

TRANSACTIONS ON INTERCOMPANY NOTE

Maker:                                                                                           Payee:

Date	Amount of Advance Made This Date	Interest Rate on Advance Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Amount of Interest Paid This Date	Notation Made By

EXHIBIT K-8

ENDORSEMENT

The undersigned hereby assigns and transfers to the order of                             , the attached Intercompany Note.

Date:             , 20

AUDATEX NORTH AMERICA, INC.

By:

Name:
Title:

SOLERA NEDERLAND HOLDING B.V.

By:

Name:
Title:

AUDATEX HOLDINGS IV B.V.

By:

Name:
Title:

AUDATEX HOLDINGS, LLC

By:

Name:
Title:

AUDATEX HOLDINGS, INC.

By:

Name:
Title:

HOLLANDER, INC.

By:

Name:
Title:

EXHIBIT K-9

SOLERA, INC.

By:

Name:
Title:

SOLERA INTEGRATED MEDICAL SOLUTIONS, INC.

By:

Name:
Title:

CLAIMS SERVICES GROUP, INC.

By:

Name:
Title:

COLLISION REPAIR BUSINESS MANAGEMENT SERVICES, LLC

By:

Name:
Title:

PROPERTY CLAIMS SERVICES, INC.

By:

Name:
Title:

AUDATEX CANADA HOLDINGS, INC.

By:

Name:
Title:

AUDATEX CANADA, ULC

By:

Name:
Title:

EXPLORE INFORMATION SERVICES, LLC

By:

Name:

EXHIBIT K-10

Title:

AUDATEX HOLDINGS III B.V.

By:

Name:
Title:

AUDATEX NETWORK SERVICES NETHERLANDS B.V.

By:

Name:
Title:

SOLERA NEDERLAND B.V.

By:

Name:
Title:

AUDATEX DATEN INTERNATIONALE DATENENTWICKLUNGSGESELLSCHAFT GMBH

By:

Name:
Title:

ARGEMU HOLDING GMBH

By:

Name:
Title:

EXSOFT GMBH

By:

Name:
Title:

By:

Name:
Title:

EXHIBIT K-11

AUDATEX DEUTSCHLAND GMBH

By:

Name:
Title:

AUDATEX GMBH

By:

Name:
Title:

AUDATEX (SCHWEIZ) GMBH

By:

Name:
Title:

AUDATEX HOLDINGS II S.ÀR.L

By:

Name:
Title:

AUDATEX (UK) LIMITED

By:

Name:
Title:

HPI HOLDING LIMITED

By:

Name:
Title:

HPI LIMITED

By:

Name:
Title:

EXHIBIT K-12

EXHIBIT L TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of [            ,     ], 20[    ] (this “Agreement”), by and among [NEW LENDERS] (each a “Lender” and collectively the “Lenders”), [AUDATEX NORTH AMERICA, INC., a Delaware corporation][SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of the Netherlands][AUDATEX HOLDINGS IV B.V., a company organized under the laws of the Netherlands] ([together,][collectively,] the “Borrower[s]”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as guarantors (“Guarantors”) and GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation (“U.S. Borrower”), SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands (“EuroCo” and a “Euro Borrower”), AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands (“EuroHoldco” and a “Euro Borrower;” together with EuroCo, the “Euro Borrowers;” and the Euro Borrowers, collectively with the U.S. Borrower, the “Borrowers”), AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Borrower[s] may increase the existing Revolving Commitments and/or provide New Term Loan Commitments by entering into one or more Joinder Agreements with the New Revolving Loan Lenders and/or New Term Loan Lenders, as applicable.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each Lender hereby agrees to make its Commitment on the following terms and conditions:

1.	Applicable Margin. The Applicable Margin for each Series [ ] New Term Loan shall mean, as of any date of determination, [ ]% per annum

EXHIBIT L-1

2.	Principal Payments. Borrower[s] shall make principal payments on the Series [ ] New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [ ] New Term Loans

$

$

$

$

$

$

$

$

$

$

$

$

$

$

TOTAL	$

3.

Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series [    ] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series [    ] New Term Loans in accordance with Sections 2.12, 2.13 and 2.14 of the Credit Agreement respectively;.

4.	Prepayment Fees. The Borrower[s] agree[s] to pay to each New Term Loan Lender the following prepayment fees, if any: [ ].

5.	Other Fees. The Borrower[s] agree[s] to pay each [New Term Loan Lender] [New Revolving Loan Lender] its Pro Rata Share of an aggregate fee equal to [ , ] on [ , ].

6.	Proposed Borrowing. This Agreement represents Borrower[’s][s’] request to borrow Series [ ] New Term Loans from New Term Loan Lender as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: , 20

b.	Amount of Proposed Borrowing:	$ of [Extended Domestic Tranche C Term Loans][Extended European Term Loans]

EXHIBIT L-2

c.	Interest rate option:	☐	a.	Base Rate Loan(s)

		☐	b.	Eurodollar Rate Loans with an initial Interest Period of [ ] month(s)

7.

[New Lenders. Each [New Term Loan Lender] [New Revolving Loan Lender] acknowledges and agrees that upon its execution of this Agreement [and the making of [New Term Loans] Series              New Term Loans] that such [New Term Loan Lender] [New Revolving Loan Lender] shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.][1]

8.

Credit Agreement Governs. Except as set forth in this Agreement, [New Revolving Loans] [Series [    ] New Term Loans] shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9.	Borrower[’s][s’] Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Borrower[s] hereby certifies that:

i.

the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

ii.	no event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

iii.

the Borrower[s] [has][have] performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

10.	Borrower[s] Covenants. By its execution of this Agreement, the Borrower[s] hereby covenant[s] that:

i.	[Borrower[s] shall make any payments required pursuant to Section 2.18(c) of the Credit Agreement in connection with the New Revolving Loan Commitments;]2

ii

Borrower[s] shall deliver or cause to be delivered the following legal opinions and documents: [            ], together with all other legal opinions and other documents reasonably requested by Administrative Agent in connection with this Agreement; and

iii.	the pro forma Leverage Ratio is equal to or less than 4.50:1.00, as determined on the basis of the financial statements delivered to Administrative Agent on [ , ], 20[ ].

11.	Eligible Assignee. By its execution of this Agreement, each [New Term Loan Lender] [New Revolving Loan Lender] represents and warrants that it is an Eligible Assignee.

12.	Notice. For purposes of the Credit Agreement, the initial notice address of each [New Term Loan Lender] [New Revolving Loan Lender] shall be as set forth below its signature below.

1	Bracketed language to be inserted if the lending institution is not already a Lender.
2	Select this provision in the circumstance where the Lender is a New Revolving Lender.

EXHIBIT L-3

13.

Non-US Lenders. For each [New Revolving Loan Lender] [New Term Loan Lender] that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such [New Revolving Loan Lender] [New Term Loan Lender] may be required to deliver to Administrative Agent pursuant to Section 2.20(c) of the Credit Agreement.

14.

Recordation of the New Loans. Upon execution and delivery hereof, Administrative Agent will record the [Series [    ] New Term Loans] [New Revolving Loans] made by [New Term Loan Lenders] [New Revolving Loan Lenders] in the Register.

15.

Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

16.

Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

17.

APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

18.

Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

19.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT L-4

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of [            ,     ], 20[    ].

[NAME OF LENDER]

By:

Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

[AUDATEX NORTH AMERICA, INC.]
[SOLERA NEDERLAND HOLDING B.V.]
[AUDATEX HOLDINGS IV B.V.]

By:

Name:
Title:

[AUDATEX NORTH AMERICA, INC.]

By:

Name:
Title:

[SOLERA NEDERLAND HOLDING B.V.]

By:

Name:
Title:

[AUDATEX HOLDINGS IV B.V.]

By:

Name:
Title:

AUDATEX HOLDINGS, LLC

By:

Name:
Title:

EXHIBIT L-5

AUDATEX CANADA HOLDINGS, INC.

By:

Name:
Title:

AUDATEX HOLDINGS, INC.

By:

Name:
Title:

COLLISION REPAIR BUSINESS MANAGEMENT SERVICES, LLC

By:

Name:
Title:

CLAIMS SERVICES GROUP, INC.

By:

Name:
Title:

HOLLANDER, INC.

By:

Name:
Title:

PROPERTY CLAIMS SERVICES, INC.

By:

Name:
Title:

SOLERA, INC.

By:

Name:
Title:

EXHIBIT L-6

EXPLORE INFORMATION SERVICES, LLC

By:
Name:
Title:

SOLERA INTEGRATED MEDICAL SOLUTIONS, INC.

By:
Name:
Title:

AUDATEX HOLDINGS III B.V.

By:
Name:
Title:

AUDATEX NETWORK SERVICES NETHERLANDS B.V.

By:
Name:
Title:

SOLERA NEDERLAND HOLDING B.V.

By:
Name:
Title:

SOLERA NEDERLAND B.V.

By:
Name:
Title:

EXHIBIT L-7

AUDATEX DEUTSCHLAND GMBH

By:
Name:
Title:

ARGEMU HOLDING GMBH

By:
Name:
Title:

AUDATEX DATEN INTERNATIONALE DATENENTWICKLUNGSGESELLSCHAFT GMBH

By:
Name:
Title:

EXSOFT GMBH

By:
Name:
Title:

By:
Name:
Title:

AUDATEX GMBH

By:
Name:
Title:

EXHIBIT L-8

AUDATEX (SCHWEIZ) GMBH

By:
Name:
Title:

AUDATEX CANADA, ULC

By:
Name:
Title:

AUDATEX HOLDINGS II S.ÀR.L.

By:
Name:
Title:

AUDATEX (UK) LIMITED

By:
Name:
Title:

HPI HOLDING LIMITED

By:
Name:
Title:

HPI LIMITED

By:
Name:
Title:

Consented to by:

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent

By:
Authorized Signatory

EXHIBIT L-9

SCHEDULE A

TO JOINDER AGREEMENT

Name of Lender	Type of Commitment		Amount
[ ]	New Term Loan Commitment		$
[ ]	New Revolving Loan Commitment		$
		Total:	$

EXHIBIT L-10

EXHIBIT M TO

AMENDED AND RESTATED

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

AUCTION PROCEDURES

This Outline is intended to summarize certain basic terms of the modified Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 11.6(g) of the Credit Agreement, of which this Exhibit M is a part (the “Auction Procedures”). It is not intended to be a definitive statement of all of the terms and conditions of a modified Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable auction procedures set for each Auction (the “Offer Documents”). None of the Administrative Agent, the Auction Manager and any other Agent, or any of their respective Affiliates, makes any recommendation pursuant to the Offer Documents as to whether or not any Lender should sell its Term Loans to [AUDATEX NORTH AMERICA, INC./ SOLERA NEDERLAND HOLDING B.V./ AUDATEX HOLDINGS IV B.V.] (the “Purchaser”) pursuant to the Offer Documents, nor shall the decision by the Administrative Agent, the Auction Manager or any other Agent (or any of their Affiliates) in its capacity as a Lender be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning this Auction and the Offer Documents. Capitalized terms not otherwise defined in this Exhibit have the meanings assigned to them in the Credit Agreement.

Summary. The Purchaser may conduct one or more modified Dutch auctions in order to purchase Term Loans (each, an “Auction”) pursuant to the procedures described herein.

Notice Procedures. In connection with each Auction, the Purchaser will provide notification to the Auction Manager (for distribution to the Lenders) of the Term Loans substantially in the form of Annex A to this Exhibit M that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount of Term Loans that the Purchaser is willing to purchase in the Auction (the “Auction Amount”), which shall be no less than $10,000,000 (or the Euro equivalent in the case of a Euro Borrower) or an integral multiple of $1,000,000 (or the Euro equivalent in the case of a Euro Borrower) in excess thereof; (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Purchaser would be willing to purchase Term Loans in the Auction; and (iii) the date on which the Auction will conclude (which date shall not be sooner than three Business Days from such notice), on which date Return Bids (as defined below) will be due by 1:00 p.m. New York time, as such date and time may be extended (such time, the “Expiration Time”) for a period not exceeding three Business Days upon notice by the Purchaser to the Auction Manager received not less than 24 hours before the original Expiration Time; provided, however, that only one extension per offer shall be permitted. An Auction shall be regarded as a “Failed Auction” in the event that either (x) Purchaser withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids having been received. In the event of a Failed Auction, Purchaser shall not be permitted to deliver a new Auction Notice prior to the date occurring five (5) Business Days after such withdrawal or Expiration Time, as the case may be.

Reply Procedures. In connection with any Auction, each Lender holding Term Loans wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation substantially in the form of Annex B to this Exhibit M (the “Return Bid”) which shall specify (i) a discount to par expressed as a price per $1,000 (in increments of $5) of Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than $1,000,000 or an integral multiple in excess thereof, that such Lender is willing to offer for sale

EXHIBIT M-1

at its Reply Price (the “Reply Amount”); provided, that Lender may submit a Reply Amount that is less than the minimum amount and/or incremental amount requirements described above only if the Reply Amount comprises the entire amount of Term Loans held by such Lender. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid (as defined below) and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held by the Auction Manager, an Borrower Assignment Agreement. The Purchaser will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).

Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Purchaser, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Auction within the Discount Range for the Auction that will allow the Purchaser to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Purchaser has received Qualifying Bids (as defined below)). The Purchaser shall purchase Term Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at the applicable Reply Price and shall not be subject to proration.

Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount of all Term Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans to be purchased below the Applicable Threshold Price), the Purchaser shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.

Notification Procedures. Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m. New York time on the same Business Day as the date the Return Bids were due. The Auction Manager will insert the principal amount of Term Loans to be assigned and the applicable settlement date into each applicable Borrower Assignment Agreement received in connection with a Qualifying Bid. Upon request of the submitting Lender, the Auction Manager will promptly return any Borrower Assignment Agreement received in connection with a Return Bid that is not a Qualifying Bid (as defined below).

Additional Procedures. Once initiated by an Auction Notice, the Purchaser may withdraw an Auction only in the event that, as of such time, no Qualifying Bid has been received by the Auction Manager. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender. However, an Auction may become void if the conditions to the purchase of Term Loans by the Purchaser required by the terms and conditions of Section 11.6(g)(iii) of the Credit Agreement are not met. The

EXHIBIT M-2

purchase price for each purchase of Term Loans shall be paid by the Purchaser directly to the respective assigning Lender on a settlement date as determined by the Auction Manager in consultation with the Purchaser (which shall be no later than ten (10) Business Days after the date Return Bids are due). The Purchaser shall execute each applicable Borrower Assignment Agreement received in connection with a Qualifying Bid.

All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Purchaser, which determination will be final and binding. The Auction Manager’s interpretation of the terms and conditions of the Offer Document, in consultation with the Purchaser, will be final and binding.

None of the Administrative Agent, the Auction Manager, any other Agent or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Purchaser, the Credit Parties, or any of their Affiliates (whether contained in the Offer Documents or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

This Exhibit M shall not require the Purchaser to initiate any Auction.

EXHIBIT M-3

Annex A to Exhibit M

AUCTION NOTICE

[Name of Borrower Letterhead]

Goldman Sachs Credit Partners L.P., as Auction Manager

200 West Street

New York, NY 10282-2198

Attention: [            ]

Fax No.: [            ]

Email: [            ]@gs.com

Re: Loan Auction

Ladies and Gentlemen:

Reference is made to that certain AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation, SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands, AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands, AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

[Name of Borrower] (the “Purchaser”) hereby gives notice to the Lenders that it desires to conduct the following Auction:

•	Auction Amount: $[ ] in principal amount of Term Loans[1]

•	Discount Range: Not less than $[ ] nor greater than $[ ] per $1,000 principal amount of Term Loans.

The Purchaser acknowledges that this Auction Notice may not be withdrawn other than in accordance with the Auction Procedures. The Auction shall be consummated in accordance with the Auction Procedures with all Return Bids due no later than 1:00 p.m. (New York time) on [            ].

1	Modify, as appropriate, to: “$[ ] maximum cash value to be paid for all tendered Term Loans”

EXHIBIT M-4

Annex A to Exhibit M

The Purchaser hereby represents and warrants that (i) it is not in possession of any information regarding Borrower, its Subsidiaries or its Affiliates, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Borrower Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the Auction Manager, Administrative Agent and the Non-Public Lenders2, (ii) no Default or Event of Default has occurred and is continuing or would result from such repurchase and (iii) Borrower will not use the proceeds of any Revolving Loans to acquire such Term Loans.

Very truly yours,

[NAME OF BORROWER]

By:
Name:
Title:

2	Remove if Assignor has agreed to waive such representation.

EXHIBIT M-5

Annex A to Exhibit M

RETURN BID

Goldman Sachs Credit Partners L.P., as Auction Manager

200 West Street

New York, NY 10282-2198

Attention: [            ]

Fax No.: [            ]

Email: [            ]@gs.com

Ladies and Gentlemen:

Reference is made to that certain AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 13, 2012 (as it may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among AUDATEX NORTH AMERICA, INC., a Delaware corporation, SOLERA NEDERLAND HOLDING B.V., a company organized under the laws of The Netherlands, AUDATEX HOLDINGS IV B.V., a company organized under the laws of The Netherlands, AUDATEX HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent and JPMORGAN SECURITIES LLC, as Lead Arranger, Syndication Agent and Documentation Agent. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

The undersigned Lender hereby gives notice of its participation in the Auction by submitting the following Return Bid3:

Reply Price (price per $1,000)	Reply Amount (principal amount of Term Loans)
US$	US$
US$	US$
US$	US$

The undersigned Lender acknowledges that the submission of this Return Bid along with an executed Borrower Assignment Agreement, to be held in escrow by the Auction Manager, obligates the Lender to sell the entirety or its pro rata portion of the Reply Amount in accordance with the Auction Procedures, as applicable.

Very truly yours,

[Name of Lender]

By:
Name:
Title:

3

Lender may submit up to three component bids but need not submit more than one. The sum of Lender’s bid(s) may not exceed the aggregate principal face amount of Term Loans held by it as lender of record on the date of submission of its Return Bid.

EXHIBIT M-6